PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 21, 1996)

                           $145,571,500 (APPROXIMATE)

                    STRUCTURED ASSET SECURITIES CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-2
                          ---------------------------
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                MASTER SERVICER
                          ---------------------------

     The Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-2 (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of two pools of fixed rate, fully amortizing and balloon, conventional, first lien residential mortgage loans (the "Mortgage Loans") to be deposited by Structured Asset Securities Corporation (the "Depositor") into the Trust Fund for the benefit of Certificateholders. The Mortgage Loans will be sold by Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Seller" or "Lehman Capital"), to the Depositor on the date of the initial issuance of the Certificates. Certain characteristics of the Mortgage Loans are described herein under "DESCRIPTION OF THE MORTGAGE POOLS."

     FOR A DISCUSSION OF CERTAIN SIGNIFICANT FACTORS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" HEREIN AT PAGE S-13 AND IN THE PROSPECTUS AT PAGE 19.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY OTHER PERSON OR ENTITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Class Certificate       Certificate
     Class          Principal Amount(1)     Interest Rate     CUSIP Number
----------------    -------------------     -------------     ------------
                      Class Certificate      Certificate
Class               Principal Amount(1)     Interest Rate     CUSIP Number
----------------    -------------------     -------------     ------------

1-A ............        $23,553,000            (2)            863572Q H 9
2-A1............         79,000,000           7.25%           863572Q J 5
2-A2............          7,325,000           7.25%           863572Q K 2
2-A3............          4,000,000           7.25%           863572Q L 0
2-A4............         13,000,000           7.25%           863572QM8
2-AP............          1,543,400            (3)            863572Q N 6
2-AX............              (4)             8.00%           863572Q P 1
B1  ............         11,734,000            (5)            863572Q Q 9
B2  ............          3,611,000            (5)            863572Q R 7
B3  ............          1,805,000            (5)            863572Q S 5
R   ............                100           7.25%           863572Q T 3

---------------
(1) Approximate.
(2) Interest will accrue on the Class 1-A Certificates with respect to each Distribution Date at a per annum rate (the "Pool 1 Rate") equal to the weighted average (by Scheduled Principal Balance (as defined herein)) of the Net Mortgage Rates (as defined herein) of the Mortgage Loans as of the first day of the related Interest Accrual Period (as defined herein). The Certificate Interest Rate applicable to the Class 1-A Certificates for the initial Interest Accrual Period will be approximately 7.24176% per annum.
(3) The Class 2-AP Certificates will be principal-only Certificates; they will not accrue interest.
(4) The Class 2-AX Certificates will have no Certificate Principal Amount and will accrue interest on a calculated aggregate "Notional Amount" equal, as to any Distribution Date, to the product of (x) the fraction, the numerator of which is the excess of the weighted average (by Scheduled Principal Balance) of the Net Mortgage Rates of the Pool 2 Premium Mortgage Loans (as defined herein) over 7.25%, and the denominator of which is 8.00%, and (y) the aggregate Scheduled Principal Balance of the Pool 2 Premium Mortgage Loans as of the first day of the related Interest Accrual Period. The aggregate Notional Amount for the Class 2-AX Certificates for the initial Interest Accrual Period is expected to be approximately $16,996,278. The Class 2-AX Certificates will be interest-only Certificates; they will not be entitled to distributions of principal.
(5) Interest will accrue on the Class B1, Class B2 and Class B3 Certificates at a per annum rate equal in each case to the weighted average (by Component Principal Amount) of the Component Interest Rates (each as defined herein) applicable to the Components of such Class. The Certificate Interest Rates applicable to such Classes of Certificates for the initial Interest Accrual Period are expected to be approximately as follows: Class B1, 7.24751% per annum; Class B2, 7.24868% per annum; and Class B3, 7.24868% per annum.

   The Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-AP, Class 2-AX, Class B1, Class B2, Class B3 and Class R Certificates (the "Offered Certificates") will be purchased from the Depositor by Lehman Brothers Inc. (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 100.1% of the aggregate initial Certificate Principal Amount thereof, plus accrued interest thereon from the Cut-off Date, before deducting expenses payable by the Depositor.

     The Offered Certificates are offered by the Underwriter, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriter and certain further conditions. It is expected that the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-AP, Class 2-AX, Class B1, Class B2 and Class B3 Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about October 30, 1997. It is expected that the Class R Certificates will be delivered in certificated form at the offices of Lehman Brothers Inc., New York, New York on or about October 30, 1997.
                          ---------------------------

                                LEHMAN BROTHERS

           The date of this Prospectus Supplement is October 28, 1997

     The Mortgage Loans are divided into two pools ("Pool 1" and "Pool 2", and each, a "Mortgage Pool"). Pool 1 includes fully amortizing Mortgage Loans maturing on or prior to January 1, 2000 and Balloon Loans (as defined herein) maturing prior to October 1, 2007. Pool 2 includes fully amortizing Mortgage Loans maturing after January 1, 2000 and Balloon Loans maturing on or after October 1, 2007.

     The Group 1 Certificates relate to the Pool 1 Mortgage Loans and the Group 2 Certificates relate to the Pool 2 Mortgage Loans. As used herein, the terms "Group 1 Certificates" and "Group 2 Certificates" (each, a "Certificate Group") include, unless the context requires otherwise, the related Senior Certificates and the related Components of the Subordinate Certificates.

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See "RISK FACTORS -- Limited Liquidity" herein and in the Prospectus.

     Distributions on the Offered Certificates will be made monthly on the third Business Day (as defined herein) following the Latest Servicer Remittance Date (as defined herein) or, if such day is not a Business Day, on the next succeeding Business Day, commencing on December 1, 1997 (each, a "Distribution Date"). As more fully described herein, interest on the Offered Certificates will be calculated on the basis of the Certificate Principal Amounts or Notional Amounts thereof and the applicable Certificate Interest Rates.

     For purposes of determining distributions of interest and principal, the Class B1, Class B2 and Class B3 Certificates will each consist of two payment components (each, a "Component") relating to Group 1 and Group 2, respectively. Such Components will not be cross-collateralized. The Class B1, Class B2 and Class B3 Certificates, in each case to the extent of the related Components thereof (collectively, the "Offered Subordinate Certificates"), are subordinate to the Senior Certificates of the related Certificate Group to the extent described herein. Investors should consider that, as a result of such subordination, the yields to maturity on the Offered Subordinate Certificates will be sensitive, in varying degrees (and will each be more sensitive than the yields to maturity on the Senior Certificates), to delinquencies and losses on the Mortgage Loans in the related Mortgage Pools.

     THE OFFERED SUBORDINATE CERTIFICATES MAY NOT BE TRANSFERRED TO PLANS (AS DEFINED HEREIN), EXCEPT AS DESCRIBED HEREIN. THE CLASS R CERTIFICATE (THE "RESIDUAL CERTIFICATE") MAY NOT BE TRANSFERRED TO PLANS AND IS SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS AS DESCRIBED HEREIN. SEE "ERISA CONSIDERATIONS" AND "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC"). The Offered Certificates other than the Class R Certificate will be designated as "regular interests" and the Class R Certificate will be designated as the sole class of "residual interest" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

     THE YIELDS TO MATURITY OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM OR DISCOUNT WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS. INVESTORS SHOULD CONSIDER THE RISK THAT IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, IN PARTICULAR THE CLASS 2-AP CERTIFICATES, A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD, AND THAT IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, IN PARTICULAR THE CLASS 2-AX CERTIFICATES, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD, AND COULD RESULT IN THE FAILURE OF INVESTORS TO RECOVER THEIR INITIAL INVESTMENTS. SEE "YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE" HEREIN.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors must read both the Prospectus and this Prospectus Supplement to obtain material information about the offering of the Offered Certificates. Sales of the Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and the Prospectus with respect to their unsold allotments or subscriptions.

     The information set forth herein under "THE MASTER SERVICER" has been provided by Norwest Bank Minnesota, National Association ("Norwest" or the "Master Servicer") and the information set forth herein under "THE SERVICERS" has been provided by the respective Servicers. No representation is made by the Depositor, the Underwriter or any of their respective affiliates as to the accuracy or completeness of the information provided by the Master Servicer or any of the Servicers.
                          ---------------------------

     No person is authorized in connection with this offering to give any information or to make any representation about the Seller, the Depositor, the Master Servicer, the Servicers, the Offered Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Certificates, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY OF TERMS.....................................................................   S- 5
RISK FACTORS.........................................................................   S-13
  Special Yield Considerations for Certain Classes of Certificates...................   S-13
  Limited Representations and Warranties.............................................   S-13
  Lack of Primary Mortgage Insurance.................................................   S-13
  Balloon Loans......................................................................   S-13
  Geographical Concentration of the Mortgage Loans...................................   S-14
  Status of the Mortgage Loans in the Event of Insolvency............................   S-14
  Limited Liquidity..................................................................   S-14
DESCRIPTION OF THE CERTIFICATES......................................................   S-14
  General............................................................................   S-14
  Book-Entry Registration of Certain Classes of Certificates.........................   S-16
  Priority of Distributions..........................................................   S-17
  Distributions of Interest..........................................................   S-19
  Distributions of Principal.........................................................   S-20
  Available Distribution Amount......................................................   S-24
  Example of Distributions...........................................................   S-25
  The Residual Certificate...........................................................   S-25
  Allocation of Realized Losses......................................................   S-26
  Final Scheduled Distribution Date..................................................   S-28
  Optional Termination of the Trust..................................................   S-28
  The Trustee........................................................................   S-28
DESCRIPTION OF THE MORTGAGE POOLS....................................................   S-28
  General............................................................................   S-28
  Pool 1.............................................................................   S-29
  Pool 2.............................................................................   S-35
  Missing Mortgage Loan Documentation................................................   S-41
ADDITIONAL INFORMATION...............................................................   S-41
THE MASTER SERVICER..................................................................   S-41
THE SERVICERS........................................................................   S-42
SERVICING OF THE MORTGAGE LOANS......................................................   S-44
  Collections and Remittances........................................................   S-44
  Insurance Coverage.................................................................   S-44
  Servicing Compensation and Payment of Expenses.....................................   S-44
  Prepayment Interest Shortfalls.....................................................   S-45
  Advances...........................................................................   S-45
  Collection of Taxes, Assessments and Similar Items.................................   S-45
  Evidence as to Compliance..........................................................   S-46
  Certain Rights Related to Foreclosure..............................................   S-46
TRUST AGREEMENT......................................................................   S-46
  General............................................................................   S-46
  Assignment of Mortgage Loans.......................................................   S-46
  Voting Rights......................................................................   S-47
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE..........................................   S-47
  General............................................................................   S-47
  Sensitivity of the Class 2-AP and Class 2-AX Certificates..........................   S-49
  Subordination of the Subordinate Certificates......................................   S-50
  Weighted Average Life..............................................................   S-50
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS............................................   S-57
  Residual Certificates..............................................................   S-57
LEGAL INVESTMENT CONSIDERATIONS......................................................   S-59
USE OF PROCEEDS......................................................................   S-59
UNDERWRITING.........................................................................   S-59
ERISA CONSIDERATIONS.................................................................   S-60
LEGAL MATTERS........................................................................   S-60
RATINGS..............................................................................   S-60
GLOSSARY.............................................................................   S-61

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

THE OFFERED CERTIFICATES...  Mortgage Pass-Through Certificates, Series 1997-2,
                               in the Classes indicated on the cover page hereof. The Offered Certificates will be issued pursuant to a Trust Agreement, to be dated as of October 1, 1997, between the Depositor and the Trustee (the "Trust Agreement").

                             Interest and principal will be payable on the Group
                               1 Offered Certificates (as defined herein) out of amounts collected in respect of the Pool 1 Mortgage Loans and on the Group 2 Offered Certificates (as defined herein) out of amounts collected in respect of the Pool 2 Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES" herein.

DEPOSITOR..................  Structured Asset Securities Corporation (the
                               "Depositor"). The Depositor's principal offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-5594. See "The
                               Issuer" in the Prospectus.

SELLER.....................  Lehman Capital, A Division of Lehman Brothers
                               Holdings Inc. The Seller's principal offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-3305.

MASTER SERVICER AND
SERVICERS..................  The Mortgage Loans will be master serviced by
                               Norwest Bank Minnesota, National Association
                               ("Norwest" or the "Master Servicer"), which will not be ultimately responsible for the performance of the servicing activities by the Servicers, except as described under "SERVICING OF THE MORTGAGE LOANS" -- Prepayment Interest Shortfalls" and "-- Advances" herein. The Mortgage Loans will initially be serviced by various servicers (each, a "Servicer") as described herein. In each case, either the Seller or the related Servicer will retain ownership of the servicing rights with respect to the Mortgage Loans and may transfer the servicing to one or more successor servicers at any time, subject to the conditions set forth in the Trust Agreement or the related Servicing Agreement, as applicable.

                             As described herein, the various Servicers will
                               remit collections and recoveries in respect of the Mortgage Loans on the basis of differing collection periods and prepayment periods, and on different dates. The "Latest Servicer Remittance Date" will be the 25th day of each month, or if such day is not a business day (as defined in the related Servicing Agreement), the next succeeding business day.

                             The Master Servicer and the Servicers will each
                               receive a monthly fee, in addition to other compensation as described herein.

TRUSTEE....................  First Union National Bank, a national banking association with its main office in Charlotte, North Carolina. See "DESCRIPTION OF THE CERTIFICATES -- The Trustee" herein.

CUT-OFF DATE...............  October 1, 1997.

CLOSING DATE...............  On or about October 30, 1997 (the "Closing Date").

DISTRIBUTION DATE..........  The distribution date (the "Distribution Date")
                               will be the third Business Day following the Latest Servicer Remittance Date in each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing on December 1, 1997.

RECORD DATE................  The record date (the "Record Date") for each
                               Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the related Servicer Remittance Dates occur.

DISTRIBUTIONS OF INTEREST
AND PRINCIPAL..............  Interest accrued during the calendar month (each, an "Interest Accrual Period") preceding the month in which the related Servicer Remittance Dates occur on each Class of Offered Certificates (other than the Class 2-AP Certificates) at the applicable per annum rate set forth or described on the cover page hereof will be distributable on each Distribution Date. The Class 2-AP Certificates will be principal-only Certificates; they will not accrue interest. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest" herein.

                             The approximate initial Class Certificate Principal
                               Amount or aggregate Notional Amount of each Class of Offered Certificates is set forth or described on the cover page hereof.

                             On each Distribution Date, an amount equal to the
                               Principal Distribution Amount (as defined herein) for each Certificate Group for such Distribution Date will be applied, as more fully described herein, to make distributions of principal on the Offered Certificates (other than the Class 2-AX Certificates). See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Principal" herein.

                             Distributions of interest and principal on the
                               Certificates (and, in the case of the Subordinate Certificates (as defined herein), on the related Components) of each Certificate Group will be made out of Available Funds for the related Mortgage Pool. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest" and "-- Distributions of Principal" herein.

ALLOCATION OF PRINCIPAL
PAYMENTS AMONG SENIOR
  CERTIFICATES.............  The entire amount of principal prepayments (or the applicable Non-AP Percentage (as defined herein) thereof, in the case of Pool 2) on the Mortgage Loans in each Mortgage Pool will be allocated to the related Senior Certificates (other than, in the case of Group 2, the Class 2-AP Certificates), as a group, during the first five years following the Closing Date (except as described herein). This allocation will have the effect of accelerating the amortization of such related Senior Certificates, as a group, and slowing the amortization of the related Components and, therefore, of the Subordinate Certificates. In addition, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 2 Mortgage Loans allocable to the Group 2 Senior Certificates during such five year period will be allocated to the Class 2-A1, Class 2-A2, Class 2-A3 and Class R Certificates, as described herein, thus acceler-ating the amortization of such Classes of Certificates and resulting in no amortization of the Class 2-A4 Certificates during such five year period. For purposes of allocation of principal payments, Balloon Payments (as defined herein) will be treated as prepayments. See "DESCRIPTION OF THE CERTIFICATES" herein.

THE MORTGAGE POOL..........  Pool 1 will consist of approximately 384 Mortgage
                               Loans (the "Pool 1 Mortgage Loans") having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $28,989,082. The Pool 1 Mortgage Loans are fully amortizing mortgage loans maturing on or prior to January 1, 2000 and Balloon Loans maturing prior to October 1, 2007.

                             Pool 2 will consist of approximately 1,025 Mortgage
                               Loans (the "Pool 2 Mortgage Loans") having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $121,235,310. The Pool 2 Mortgage Loans are fully amortizing Mortgage Loans maturing after January 1, 2000 and Balloon Loans maturing on or after October 1, 2007.

                             Each of the Mortgage Loans is secured by a first
                               lien on a one- to four-family residential real property (each, a "Mortgaged Property") and bears interest at a fixed rate (each, a "Mortgage Rate"). See "DESCRIPTION OF THE MORTGAGE POOLS" herein.

ADVANCES...................  The Master Servicer is required to make advances
                               ("Advances") in respect of Scheduled Payments (other than Balloon Payments) on the Mortgage Loans, net of the Master Servicing Fee and the applicable Servicing Fee, if the related Servicer does not do so, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. See "SERVICING OF THE MORTGAGE LOANS -- Advances" herein.

ALLOCATION OF LOSSES;
  SUBORDINATION............  Each Component of the Class B1, Class B2, Class B3,
                               Class B4, Class B5 and Class B6 Certificates is subordinate to the Senior Certificates (as defined herein) of the related Certificate Group and to each Component of the related Certificate Group having a higher priority (i.e., each Component of the Class B6 Certificates is subordinate to the related Component of the Class B5 Certificates, each Component of the Class B5 Certificates is subordinate to the related Component of the Class B4 Certificates, and so forth) to the extent described herein.

                             The limited protection afforded to the holders of
                               the Senior Certificates by means of the
                               subordination feature described above will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Components in the related Certificate Group, the amount due them on each Distribution Date from the applicable Available Distribution Amount and, if necessary, by the right of such holders to receive future distributions with respect to the related Mortgage Loans that would otherwise have been payable in respect of such Components and (ii) the allocation of Realized Losses (as defined herein) on the Mortgage Loans in each Mortgage Pool in the following manner.

                               Subject to the limitations described below, the principal portion of Realized Losses (or the applicable Non-AP Percentage thereof, in the case of Pool 2) on the Mortgage Loans in each Mortgage Pool will be allocated, first, to the Components of the related Certificate Group, in inverse order of priority, and then to the related Classes of Senior Certificates, all as more fully described herein under "DESCRIPTION OF THE CERTIFICATES -- Allocation of Realized Losses." The protection provided to the Senior Certificates by the subordination of the related Components of the Subordinate Certificates will be limited in the case of Special Hazard Losses, Bankruptcy Losses and Fraud Losses, as described herein. See "DESCRIPTION OF THE
                               CERTIFICATES -- Allocation of Realized Losses" herein.

                             The subordination of each Component relative to
                               each related Component having a higher ranking is intended to confer a similar benefit on such higher ranking Components. However, the degree of protection afforded any Class of Subordinate Certificates by such subordination, relative to delinquencies and losses that might occur on the Mortgage Loans in either Mortgage Pool, is less than the protection afforded to the Senior Certificates by virtue of the subordination of the Components of the Subordinate Certificates.

FINAL SCHEDULED
DISTRIBUTION DATE..........  Scheduled distributions on the Mortgage Loans in each Mortgage Pool, assuming no defaults or losses that are not covered by the limited credit support described herein, will be sufficient to make timely distributions of interest and reduce the Certificate Principal Amounts of the Offered Certificates to zero not later than October 30, 2007, in the case of the Group 1 Senior Certificates, and March 28, 2030, in the case of the other Classes of Certificates. The actual final Distribution Dates for the Offered Certificates may be earlier or later, and, in the case of the Certificates other than the Group 1 Senior Certificates, could be substantially earlier, than the applicable Final Scheduled Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Final Scheduled Distribution Date" and "YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE" herein.

OPTIONAL TERMINATION.......  On any Distribution Date after the aggregate
                               Scheduled Principal Balance of the Mortgage Loans is less than 5% of the aggregate Scheduled Principal Balance of the Mortgage Loans on the Cut-off Date (the "Cut-off Date Balance"), the Depositor (subject to the terms of the Trust Agreement) will have the option to cause the sale of the assets of the Trust Fund, consisting of the Mortgage Loans, any REO Property, and any other property remaining in the Trust Fund, and thereby effect the termination of the Trust Fund. The proceeds of such a sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination of the Trust" herein.

DENOMINATIONS..............  The Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3,
                               Class 2-A4, Class 2-AP, Class 2-AX, Class B1, Class B2 and Class B3 Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in the minimum denominations specified under "DESCRIPTION OF THE

                               CERTIFICATES -- General" herein. Each Class of Subordinate Certificates offered hereby will be issued in definitive, fully registered form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. One Certificate of each Class may be issued in any amount above the minimum denominations. The Residual Certificate will be issued as a single Certificate and maintained in definitive, fully registered form, representing the entire Certificate Principal Amount of such Class.

BOOK-ENTRY CERTIFICATES....  Each Class of Class 1-A, Class 2-A1, Class 2-A2,
                               Class 2-A3, Class 2-A4, Class 2-AP, Class 2-AX, Class B1, Class B2 and Class B3 Certificates (the "Book-Entry Certificates") will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring a beneficial interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a Certificate of such Class in certificated form, except under the limited circumstances described herein. For each Book-Entry Certificate, DTC will effect payments to and transfers of the Book-Entry Certificates among the respective Beneficial Owners by means of its electronic recordkeeping services, acting through organizations that participate in DTC. This arrangement may result in certain delays in receipt of distributions by Beneficial Owners and may restrict a Beneficial Owner's ability to pledge the Book-Entry Certificates beneficially owned by it. All references in this Prospectus Supplement to the Book-Entry Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations so long as such Certificates are held by DTC. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" in the Prospectus.

USE OF PROCEEDS............  The Depositor will apply the net proceeds from the sale of the Offered Certificates toward the purchase of the Mortgage Loans. See "USE OF PROCEEDS" herein.

PREPAYMENT
CONSIDERATIONS.............  The rate of principal payments on the Offered
                               Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans in the related Mortgage Pool. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease in subsequent periods, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase in subsequent periods, resulting in an accelerated rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                             The rate and timing of principal prepayments on the
                               Mortgage Loans in either Mortgage Pool, which have Mortgage Rates and remaining terms to maturity that differ from those of the Mortgage Loans in the other Mortgage Pool, may differ significantly from the rate and timing of prepayments on the Mortgage Loans in such other Mortgage Pool.

                               See "DESCRIPTION OF THE MORTGAGE POOLS" and
                               "YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE" herein.

                             The entire amount of principal prepayments (or the
                               applicable Non-AP Percentage thereof, in the case of Pool 2) on the Mortgage Loans in each Mortgage Pool will be allocated to the related Senior Certificates (other than, in the case of Group 2, the Class 2-AP Certificates), as a group, during the first five years following the Closing Date (except as described herein). This allocation will have the effect of accelerating the amortization of such related Senior Certificates as a group, and slowing the amortization of the related Components and, therefore, of the Subordinate Certificates. In addition, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 2 Mortgage Loans allocable to the Group 2 Senior Certificates during such five year period will be allocated to the Class 2-A1, Class 2-A2, Class 2-A3 and Class R Certificates, as described herein. For purposes of allocation of principal payments, Balloon Payments will be treated as prepayments. See "DESCRIPTION OF THE CERTIFICATES" herein.

YIELD CONSIDERATIONS.......  The yields to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans in the related Mortgage Pool and the allocation thereof to reduce the Certificate Principal Amounts of such Certificates. The yields to maturity on the Offered Certificates will also depend on other factors, such as the applicable Certificate Interest Rate and the purchase price for such Certificates. The yields on the Offered Certificates will be adversely affected by the allocation thereto of any Net Prepayment Interest Shortfalls (as defined herein) on the related Mortgage Loans.

                             In general, in the case of any Offered Certificates
                               purchased at a premium, if principal payments on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity may be lower than that originally anticipated, and, in the case of the Class 2-AX Certificates, investors could fail to recover their initial investments. Conversely, in the case of any Offered Certificates purchased at a discount, if principal payments on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that originally anticipated.

                             See "YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE"
                               herein.

FEDERAL INCOME TAX
  CONSIDERATIONS...........  An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (the "REMIC"). Each Class of Offered Certificates other than the Class R Certificate will be designated as a Class of "regular interests" and the Class R Certificate will be designated as the sole class of "residual interest" in the REMIC.

                             The holders of the Offered Certificates (other than
                               the Residual Certificate) must include interest income derived therefrom in income as it accrues, regardless of such holders' usual methods of accounting. The Class 2-AP and Class 2-AX Certificates will be, and the other Classes of Offered Certificates may be, issued with original issue discount for federal income tax purposes. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such original issue discount.

                             The Residual Certificateholder generally will be
                               required to report as federal taxable income its pro rata share of the REMIC's net income, without regard to the timing or amount of cash distributions. The tax liability may exceed the amount of cash distributed to the Residual Certificateholder in many or all taxable years. As the residual interest in the REMIC, the Residual Certificate will be taxable as described in the Prospectus under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Holders of Residual Interest Certificates."

                             For further information regarding the federal
                               income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

TRANSFER RESTRICTIONS ON
  RESIDUAL CERTIFICATES....  A Residual Certificate may not be transferred, sold, pledged or otherwise assigned unless, prior to such transfer, the proposed transferee delivers to the Trustee an affidavit or, at the option of the Trustee, an opinion to the effect that, among other things, such transferee is not a "disqualified organization," within the meaning of the Code. If, notwithstanding such restrictions, a Residual Certificate is transferred to a "disqualified organization," a substantial tax may be imposed on the transferor. In the case of a transfer to or from a non-U.S. person, certain additional conditions must be satisfied prior to transfer of a Residual Certificate. In addition to the foregoing, regulations permit certain transfers of Residual Certificates to be disregarded with the result that the transferor will continue to be treated as the owner of the Residual Certificate. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

RATINGS....................  It is a condition to the issuance of the Senior
                               Certificates other than the Class 2-AP and Class 2-AX Certificates that they be rated "AAA" by each of Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P," and together with Fitch, the "Rating Agencies"). It is a condition to the issuance of the Class 2-AP and Class 2-AX Certificates that they be rated "AAA" by Fitch and "AAAr" by S&P. It is a condition to the issuance of the Class B1 Certificates that they be rated "AA" by Fitch; it is a condition to the issuance of the Class B2 Certificates that they be rated "A" by Fitch; it is a condition to the issuance of the Class B3 Certificates that they be rated "BBB" by Fitch. See "RATINGS" herein.

ERISA CONSIDERATIONS.......  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. THE OFFERED SUBORDINATE CERTIFICATES MAY NOT BE PURCHASED BY PLANS (AS DEFINED HEREIN), EXCEPT AS DESCRIBED HEREIN, AND TRANSFER THEREOF WILL BE RESTRICTED AS PROVIDED IN THE TRUST AGREEMENT. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

LEGAL INVESTMENT...........  The Senior Certificates and the Class B1
                               Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated as described herein and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitations on the authority of such entities to invest in "mortgage related securities" to the extent described herein and in the Prospectus.

                             The Depositor makes no representations as to the
                               proper characterization of the Offered
                               Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities in order to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

                                  RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement and the accompanying Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

SPECIAL YIELD CONSIDERATIONS FOR CERTAIN CLASSES OF CERTIFICATES

     The yields to maturity of the Class 2-AP Certificates will be very sensitive, and the yields to maturity of the Class 2-AX Certificates will be extremely sensitive, to the rate and timing of principal prepayments on the Pool 2 Mortgage Loans. Investors in the Class 2-AP Certificates should consider the risk that a slower than anticipated rate of prepayments (including liquidations, insurance payments and repurchases due to breaches of representations and warranties) on the Pool 2 Discount Mortgage Loans, which have Mortgage Rates that are lower than those of the other Pool 2 Mortgage Loans and may therefore be less likely to prepay, could result in actual yields that are lower than the anticipated yields. Investors in the Class 2-AX Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Pool 2 Premium Mortgage Loans, which have Mortgage Rates that are higher than those of the other Pool 2 Mortgage Loans and may therefore be more likely to prepay, could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

LIMITED REPRESENTATIONS AND WARRANTIES

     The Seller will be obligated to repurchase any Mortgage Loan as to which there exists an uncured breach of a representation and warranty made by the Seller that materially and adversely affects the value of such Mortgage Loan. However, the representations and warranties made by the Seller are less extensive than the representations and warranties customarily made in connection with the issuance of mortgage-backed securities rated in the highest rating category.

     The Depositor will be obligated to repurchase a Mortgage Loan as to which the required documents, such as the original Mortgage Note, Mortgage or title insurance policy, have not been delivered, only if a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

     See "TRUST AGREEMENT -- Assignment of Mortgage Loans" herein.

LACK OF PRIMARY MORTGAGE INSURANCE

     Approximately 36.9% of the Pool 1 Mortgage Loans and approximately 22.9% of the Pool 2 Mortgage Loans have current Loan-to-Value Ratios (as defined herein) in excess of 80%. Approximately 34.6% of such Pool 1 Mortgage Loans and approximately 60.3% of such Pool 2 Mortgage Loans are not covered by primary mortgage guaranty insurance policies. In the event of default by the related borrowers, liquidation of the related Mortgaged Properties is more likely to result in a Realized Loss than if such insurance coverage had been provided.

BALLOON LOANS

     It is expected that approximately 95.6% of the Pool 1 Mortgage Loans and approximately 1.1% of the Pool 2 Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on the maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance such loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance such loan will be borne by related Certificateholders. See "DESCRIPTION OF THE MORTGAGE POOLS" herein.

     For purposes of allocation of principal payments among Classes of Certificates, Balloon Payments will be treated as prepayments. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Principal" herein. Neither the applicable Servicer, the Master Servicer nor the Trustee will make any Advance with respect to delinquent Balloon Payments.

GEOGRAPHICAL CONCENTRATION OF THE MORTGAGE LOANS

     Approximately 17.5% of the Pool 1 Mortgage Loans and approximately 32.8% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in the state of California. In addition, the Pool 1 Mortgage Loans have significant concentrations of Mortgaged Properties in Texas and Ohio, and the Pool 2 Mortgage Loans have a significant concentration of Mortgaged Properties in New York. The economies of such states may be adversely affected to a greater degree than the economies of other areas of the country by certain developments affecting industries concentrated in such states. In recent periods, several regions of the United States (including California) have experienced significant downturns in the market value of real estate. In addition, Mortgaged Properties located in California may be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, than properties located in other parts of the country.

     For additional information regarding the geographic distribution of the Mortgage Loans, see "DESCRIPTION OF THE MORTGAGE POOLS" herein.

STATUS OF THE MORTGAGE LOANS IN THE EVENT OF INSOLVENCY

     Each transfer of a Mortgage Loan to the Seller, from the Seller to the Depositor and from the Depositor to the Trust Fund is intended to be an absolute and unconditional sale of such Mortgage Loan. However, in the event of insolvency of a prior owner of a Mortgage Loan, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of such Mortgage Loan by such insolvent party as a borrowing secured by a pledge of such Mortgage Loan. Such an attempt, even if unsuccessful, could result in delays in payments on the Offered Certificates. If such an attempt were successful, holders of the Offered Certificates could suffer losses, and could fail to fully recover their initial investments.

LIMITED LIQUIDITY

     There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1997-2 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following Classes: (i) the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-AP and Class 2-AX Certificates (the "Class A Certificates" and together with the Residual Certificate, the "Senior Certificates"), (ii) the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates (the "Subordinate Certificates"), and (iii) the Class R Certificate (the "Residual Certificate"). The Senior Certificates and the Offered Subordinate Certificates are sometimes referred to herein as the "Offered Certificates." Only the Offered Certificates are offered hereby.

     The Group 1 Certificates. The Class 1-A Certificates, together with the B1(1), B2(1) and B3(1) Components of the Class B1, Class B2 and Class B3 Certificates, respectively, are referred to herein as the "Group 1 Offered Certificates." Such Classes and Components, together with the remaining Group 1 Components (as defined below), are referred to herein as the "Group 1 Certificates," and collectively as "Group 1." The Class 1-A Certificates are referred to herein as the "Group 1 Senior Certificates."

     The Group 2 Certificates. The Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-AP, Class 2-AX and Class R Certificates, together with the B1(2), B2(2) and B3(2) Components of the

Class B1, Class B2 and Class B3 Certificates, respectively, are referred to herein as the "Group 2 Offered Certificates." Such Classes and Components, together with the remaining Group 2 Components (as defined below), are referred to herein as the "Group 2 Certificates," and collectively as "Group 2." The Senior Certificates included in Group 2 are referred to herein as the "Group 2 Senior Certificates."

     Solely for purposes of certain distributions of interest and principal and for allocation of Realized Losses, each Class of Subordinate Certificates will be composed of two payment components (each a "Component") having the designations and approximate initial principal amounts per Component (the "Component Principal Amounts") set forth below:

                                                                           APPROXIMATE
                                                                             INITIAL
                                                                            COMPONENT
                                                                            PRINCIPAL
                                                                             AMOUNT
                                                                           -----------
        B1(1) Component.................................................   $ 3,551,000
        B1(2) Component.................................................     8,183,000
        B2(1) Component.................................................       580,000
        B2(2) Component.................................................     3,031,000
        B3(1) Component.................................................       290,000
        B3(2) Component.................................................     1,515,000
        B4(1) Component.................................................       290,000
        B4(2) Component.................................................     1,212,000
        B5(1) Component.................................................       217,000
        B5(2) Component.................................................       910,000
        B6(1) Component.................................................       508,082
        B6(2) Component.................................................     1,515,809

     The holder of a Subordinate Certificate will not have a severable interest in any Component but will have an undivided interest in the entire Class. Any amounts distributed in respect of any Component, and any Realized Losses allocated thereto, will be distributed or allocated pro rata to all holders of Certificates of such Class.

     The Class B1(1), Class B2(1), Class B3(1), Class B4(1), Class B5(1) and Class B6(1) Components (the "Group 1 Components") relate to the Mortgage Loans in Pool 1. The Class B1(2), Class B2(2), Class B3(2), Class B4(2), Class B5(2) and Class B6(2) Components (the "Group 2 Components") relate to the Mortgage Loans in Pool 2. Consequently, each Class of Subordinate Certificates will initially evidence undivided interests in both Mortgage Pools.

     Each Class of Offered Certificates will have the respective approximate initial aggregate Certificate Principal Amount (a "Class Certificate Principal Amount") or aggregate Notional Amount set forth or described on the cover page hereof.

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will generally consist of (i) the Mortgage Loans,
(ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account, (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure and (iv) any applicable insurance policies and all proceeds thereof.

     Distributions on the Offered Certificates will be made on each Distribution Date, commencing December 1, 1997, to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the related Servicer Remittance Dates occur. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, North Carolina or Maryland are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee, or

(ii) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having (x) an initial Certificate Principal Amount of not less than $2,500,000 or (y) in the case of the Class 2-AX Certificates, a percentage interest of not less than 50%, by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "-- The Trustee" herein.

     The Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-AP, Class A-AX, Class B1, Class B2 and Class B3 Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The Book-Entry Certificates will be issued in the following minimum denominations:
$100,000, in the case of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, $150,000, in the case of the Class 2-AP Certificates, and $250,000, in the case of the Class B1, Class B2 and Class B3 Certificates, and, in each case, integral multiples of $1 in excess thereof. The Class 2-AX Certificates will be issued in minimum percentage interests of 2.0%.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration of Certain Classes of Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

     Each Class of Subordinate Certificates will be issued in fully registered, certificated form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. One Certificate of each Class may be issued in any denomination in excess of the minimum denomination. The Residual Certificate will be issued as a single Certificate and maintained in fully registered, certificated form.

BOOK-ENTRY REGISTRATION OF CERTAIN CLASSES OF CERTIFICATES

     General. Beneficial Owners that are not brokerage firms, banks, thrift institutions or other financial intermediaries (each, a "Financial Intermediary") or participating firms that act as agent for a Financial Intermediary (each, a "Participant") but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Certificates may do so only through Participants and Financial Intermediaries. In addition, Beneficial Owners will receive all distributions of principal and interest on the related Book-Entry Certificates through DTC and its Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Book-Entry Certificates, it is anticipated that the only registered Certificateholder of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Depositor or the Trustee as Certificateholders, as such term is used in the Trust Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Financial Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal and interest on such Book-Entry Certificates. Participants and Financial Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Financial Intermediaries, will receive distributions and will be able to transfer their interests in the Book-Entry Certificates.

     Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration."

     Upon the occurrence of an event described in the Prospectus in clauses (i),
(ii) or (iii) of the last paragraph under "-- Book-Entry Registration" therein, the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

     For additional information regarding DTC and the Book-Entry Certificates, see "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration" in the Prospectus.

PRIORITY OF DISTRIBUTIONS

     Distributions in respect of the Certificates and Components of each Certificate Group will be made on each Distribution Date from the related Available Distribution Amount (as defined herein), in the following order of priority:

          (i) to payment of Accrued Certificate Interest on each Class of Senior Certificates of the related Certificate Group, other than, in the case of Group 2, the Class 2-AP Certificates (reduced by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to such Class of Certificates on such Distribution Date), from the related Available Distribution Amount for such Distribution Date, pro rata in proportion to Accrued Certificate Interest (as so reduced) on each such Class;

          (ii) to payment of any outstanding Interest Shortfalls (as defined herein) on each Class of Senior Certificates of the related Certificate Group, other than, in the case of Group 2, the Class 2-AP Certificates, from the related Available Distribution Amount for such Distribution Date, pro rata in proportion to any outstanding Interest Shortfalls;

          (iii) to the Senior Certificates of each Certificate Group, to the extent of the related Available Distribution Amount, as follows:

             (A) to payment of principal on the Class 1-A Certificates, in reduction of the Class Certificate Principal Amount thereof, from the Available Distribution Amount for Pool 1 for such Distribution Date, to the extent of the related Senior Principal Distribution Amount (as defined herein) for such date, until the Class Certificate Principal Amount thereof has been reduced to zero;

             (B) to payment of principal on the Group 2 Senior Certificates, in reduction of the Class Certificate Principal Amounts thereof, from the Available Distribution Amount for Pool 2 for such Distribution Date, to the extent of the related Senior Principal Distribution Amount for such date, concurrently as follows:

                (1) to the Class 2-A4 Certificates, the Class 2-A4 Priority Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Amount thereof has been reduced to zero;

                (2) to the Class 2-A1, Class 2-A2, Class 2-A3, Class R and Class 2-A4 Certificates, the related Senior Principal Distribution Amount for such Distribution Date less the Class 2-A4 Priority Amount for such date, in the following order of priority:

                    first, to the Class 2-A1 Certificates, until the Class
               Certificate Principal Amount thereof has been reduced to zero;

                    second, to the Class 2-A2 Certificates, until the Class
               Certificate Principal Amount thereof has been reduced to zero;

                    third, to the Class 2-A3 Certificates, until the Class
               Certificate Principal Amount thereof has been reduced to zero;

                    fourth, to the Class R Certificates, until the Class
               Certificate Principal Amount thereof has been reduced to zero;
               and

                    fifth, to the Class 2-A4 Certificates, until the Class
               Certificate Principal Amount thereof has been reduced to zero;
               and

                (3) to the Class 2-AP Certificates, the Class 2-AP Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Amount thereof has been reduced to zero;

          (iv) to the Class 2-AP Certificates, from the Available Distribution Amount for Pool 2 for such Distribution Date, the Class 2-AP Deferred Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Amount thereof has been reduced to zero; provided, that distributions pursuant to this priority (iv) shall not exceed the Subordinate Principal Distribution Amount for Group 2 for such Distribution Date, and such distributions shall not reduce the Class Certificate Principal Amount of the Class 2-AP Certificates;

          (v) to the Subordinate Certificates and Components of each Certificate Group, to the extent of the related Available Distribution Amount, as follows:

             (A) to the extent of the remaining Available Distribution Amount for Pool 1 for such Distribution Date, to payment to the B1(1) Component of the Class B1 Certificates, the B2(1) Component of the Class B2 Certificates, the B3(1) Component of the Class B3 Certificates, the B4(1) Component of the Class B4 Certificates, the B5(1) Component of the Class B5 Certificates and the B6(1) Component of the Class B6 Certificates, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to such Component on such Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to such Component, and (z) such Component's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Group 1 for such Distribution Date, except as provided below, in reduction of the Component Principal Amounts thereof; and

             (B) to the extent of the remaining Available Distribution Amount for Pool 2 for such Distribution Date, to payment to the B1(2) Component of the Class B1 Certificates, the B2(2) Component of the Class B2 Certificates, the B3(2) Component of the Class B3 Certificates, the B4(2) Component of the Class B4 Certificates, the B5(2) Component of the Class B5 Certificates and the B6(2) Component of the Class B6 Certificates, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to such Component on such Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to such Component, and (z) such Component's Subordinate Class Percentage of the Subordinate Principal

        Distribution Amount for Group 2 for such Distribution Date, except as provided below, in reduction of the Component Principal Amounts thereof.

     With respect to each Component other than the B6(1) and B6(2) Components, if on any Distribution Date the Credit Support Percentage for such Component is less than the Original Credit Support Percentage for such Component, then no distributions in respect of clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount for the related Certificate Group will be made to any related Component of lower priority (the "Restricted Components"), and the amount otherwise distributable to the Restricted Components in respect of such payments will be allocated among the remaining Components of the related Certificate Group, pro rata, based upon their respective Component Principal Amounts. The "Credit Support Percentage" for a Component for any Distribution Date is equal to the sum of the Class Percentages (as defined herein) of each Component of lower priority in the related Certificate Group (without giving effect to distributions on such date). The "Original Credit Support Percentage" for a Component is the Credit Support Percentage for such Component on the Closing Date.

     On and after the Distribution Date on which the aggregate Component Principal Amount of the Subordinate Components in any Certificate Group has been reduced to zero (the "Credit Support Depletion Date" for such Certificate Group), the Available Distribution Amount with respect to the related Mortgage Pool remaining after distribution of interest to the related Senior Certificates on such date will be distributed among the Senior Certificates in such Certificate Group remaining outstanding, pro rata, in proportion to their respective Certificate Principal Amounts, until the Certificate Principal Amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth above.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class 2-AP Certificates) will equal the Accrued Certificate Interest (as defined below) for such Class on such Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to such Class for such date. "Accrued Certificate Interest" for each Class of Certificates and each Component on any Distribution Date will equal the amount of interest accrued during the related Interest Accrual Period (as defined below) on the Class Certificate Principal Amount, aggregate Notional Amount or Component Principal Amount thereof immediately prior to such Distribution Date at the applicable Certificate Interest Rate or Component Interest Rate, as applicable, as reduced by such Class's or Component's pro rata share of (i) the interest portion of any Excess Losses and, after the related Credit Support Depletion Date, any Realized Losses, in each case for such Distribution Date and the related Mortgage Pool and (ii) after the related Credit Support Depletion Date, such Class's or Component's pro rata share of any Relief Act Reduction (as defined herein) on a Mortgage Loan in the related Mortgage Pool. Interest will accrue on the Certificates and Components on the basis of a 360-day year consisting of twelve 30-day months. Such interest will be distributed, except to the extent described below, from the related Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

     The "Certificate Interest Rate" for each Class of Offered Certificates will be the applicable per annum rate set forth or described on the cover page hereof. The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the Trustee Fee Rate, the Servicing Fee Rate and the Master Servicing Fee Rate (each as defined herein). A "Pool 2 Premium Mortgage Loan" is any Pool 2 Mortgage Loan with a Net Mortgage Rate in excess of 7.25% per annum. The "Pool Rate" for Pool 1 is the Pool 1 Rate and for Pool 2 is 7.25% per annum (the "Pool 2 Rate"). The "Certificate Principal Amount" of any Certificate other than a Class 2-AX Certificate as of any Distribution Date will equal such Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on such Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to such Certificate. The "Interest Accrual Period" for each Class of Certificates will be the calendar month immediately preceding the month in which the Servicer Remittance Dates occur.

     The "Component Interest Rate" for each Component will be equal to the Pool Rate for the related Mortgage Pool. Interest will accrue on the Class B4, Class B5 and Class B6 Certificates at a per annum rate equal in each case to the weighted average (by Component Principal Amount) of the Component Interest Rates applicable to the Components of such Class. The Certificate Interest Rates applicable to such Classes of Certificates for the initial Interest Accrual Period are expected to be approximately as follows: Class B4, 7.24841% per annum; Class B5, 7.24841% per annum; and Class B6, 7.24793% per annum.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in any calendar month will be distributed to related Certificateholders on the Distribution Date following the applicable prepayment period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the related Certificates could result. The difference between one month's interest at the Mortgage Rate, as reduced by the Servicing Fee Rate and the Master Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full or in part, the applicable Servicer is generally obligated (except as provided below) to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited, in some cases, to the applicable Servicer's Aggregate Servicing Compensation (as defined herein)). However, in the case of approximately 14.7% of the Pool 2 Mortgage Loans, the related Servicer will be obligated only to fund Prepayment Interest Shortfalls resulting from prepayments in full. Prepayments in part in respect of such Mortgage Loans will be applied as of the first day of the month of receipt, resulting in a larger Prepayment Interest Shortfall than would be the case if such amount were applied as of the day of receipt. The Master Servicer is obligated to reduce the aggregate of its Aggregate Master Servicing Compensation (as defined herein) for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls not paid by the applicable Servicer. See "SERVICING OF THE MORTGAGE LOANS -- Prepayment Interest Shortfalls" herein. Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer ("Net Prepayment Interest Shortfalls") will be allocated among the Classes of Certificates and Components of the related Certificate Group, pro rata in proportion to Accrued Certificate Interest thereon for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Certificates and Components of each Certificate Group will be made on each Distribution Date as described herein in an aggregate amount equal to the related Principal Distribution Amount, to the extent of the related Available Distribution Amount available to make such payments in accordance with the priorities set forth under "-- Priority of Distributions" above. The "Principal Distribution Amount" for any Distribution Date and any Certificate Group will equal the sum of the Senior Principal Distribution Amount for such Certificate Group and the Subordinate Principal Distribution Amount for such Certificate Group for such date, and, in the case of Group 2, the Class 2-AP Principal Distribution Amount for such date. The "Senior Principal Distribution Amount" for each Certificate Group for each Distribution Date is equal to the sum of:

          (i) the product of (a) the related Senior Percentage and (b) the principal portion (multiplied by the applicable Non-AP Percentage, in the case of Pool 2) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date), other than any Balloon Payment, on a Mortgage Loan in the related Mortgage Pool due during the related Due Period;

          (ii) the product of (a) the related Senior Prepayment Percentage and
     (b) each of the following amounts (multiplied by the applicable Non-AP Percentage, in the case of Pool 2): (1) the principal portion of each full and partial principal prepayment made by a mortgagor on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period (as defined herein), (2) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of such related Mortgage Loans received during the related Prepayment Period, (3) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period, and (4) the principal portion of each Balloon Payment received during the related Due Period.

          (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-AP Percentage, in the case of Pool 2) and (b) the product of the related Senior Prepayment Percentage for such date and the remaining Scheduled Principal Balance (multiplied by the applicable Non-AP Percentage, in the case of Pool 2) of such related Mortgage Loan at the time of liquidation; and

          (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

     The "Non-AP Percentage" with respect to any Pool 2 Mortgage Loan with a Net Mortgage Rate less than 7.25% per annum (each such Mortgage Loan, a "Pool 2 Discount Mortgage Loan") will be the percentage equivalent of the fraction, the numerator of which is the applicable Net Mortgage Rate and the denominator of which is 7.25%. The Non-AP Percentage with respect to any Pool 2 Mortgage Loan with a Net Mortgage Rate equal to or greater than 7.25% will be 100%. The "AP Percentage" with respect to any Pool 2 Discount Mortgage Loan will be the percentage equivalent of the fraction, the numerator of which is 7.25% minus the applicable Net Mortgage Rate and the denominator of which is 7.25%. The AP Percentage with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than 7.25% will be zero.

     The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (i) the principal portion of all Scheduled Payments due on or before such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination.

     The "Class Percentage" for each Class of Certificates and each Component for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount or Component Principal Amount of such Class or Component immediately prior to such Distribution Date by the sum of the Certificate Principal Amounts of all Certificates and the Component Principal Amounts of all Components of the related Certificate Group immediately prior to such date. The "Subordinate Class Percentage" for each Component for each Distribution Date will be equal to the percentage obtained by dividing the Component Principal Amount of such Component immediately prior to such Distribution Date by the sum of the Component Principal Amounts of all Components of the related Certificate Group immediately prior to such date.

     The "Senior Percentage" for each Certificate Group for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of the related Senior Certificates (other than, in the case of Group 2, the Class 2-AP Certificates) immediately prior to such date and the denominator of which is the sum of the Certificate Principal Amounts of all such related Classes of Senior Certificates and the Component Principal Amounts of the related Components of the Subordinate Certificates immediately prior to such date. The "Subordinate Percentage" for each Certificate Group for any Distribution Date is the difference between 100% and the Senior Percentage for such Certificate Group for such date.

     The "Senior Prepayment Percentage" for each Certificate Group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage for each Certificate Group will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Senior

Certificates (other than, in the case of Group 2, the Class 2-AP Certificates), as a group, while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Pool evidenced by the related Components.

     The Senior Prepayment Percentage for each Certificate Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any subsequent Distribution Date, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for either Certificate Group exceeds the initial Senior Percentage for such Certificate Group, in which case the Senior Prepayment Percentage for such Certificate Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either Certificate Group below the level in effect for the most recent prior period specified above will be effective if, as of such Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in the related Mortgage Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the aggregate Component Principal Amount of the related Components immediately prior to such Distribution Date or
(ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Component Principal Amount of the related Components as of the Closing Date (the "Original Subordinate Principal Balance" with respect to such Mortgage Pool), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

     The "Class 2-A4 Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Class 2-A4 Percentage for such date, the Class 2-A4 Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the Class 2-A4 Percentage for such date, the Class 2-A4 Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for such date, and (ii) the Class Certificate Principal Amount of the Class 2-A4 Certificates immediately prior to such date. The "Class 2-A4 Percentage" for any Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class 2-A4 Certificates immediately prior to such date by the sum of the Certificate Principal Amounts of all Certificates in Group 2 (other than the Class 2-AP Certificates) and the Component Principal Amounts of all Components in Group 2 immediately prior to such date.

     The "Scheduled Principal Amount" for any Distribution Date and each Pool 2 Mortgage Loan is equal to the amount described in clause (i)(b) of the definition of Senior Principal Distribution Amount for Group 2. The "Unscheduled Principal Amount" for any Distribution Date and each Pool 2 Mortgage Loan is equal to the sum of the amounts described in clauses (ii)(b) and (iii) (without regard to the reference to the related Senior Prepayment Percentage in clause
(iii)) of the definition of Senior Principal Distribution Amount for Group 2.

     The "Class 2-A4 Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class 2-A4 Scheduled Principal Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "Class 2-A4 Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class 2-A4 Prepayment Shift Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

     The "Subordinate Prepayment Percentage" for each Certificate Group for any Distribution Date will be the difference between 100% and the related Senior Prepayment Percentage for such date.

     The "Class 2-AP Principal Distribution Amount" for each Distribution Date is equal to the sum of:

          (i) the applicable AP Percentage of the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date), other than any Balloon Payment, on a Pool 2 Mortgage Loan due during the related Due Period;

          (ii) the applicable AP Percentage of each of the following amounts:
     (1) the principal portion of each full and partial principal prepayment made by a mortgagor on a Pool 2 Mortgage Loan during the related Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Pool 2 Mortgage Loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of such Pool 1 Mortgage Loan received during the related Prepayment Period, (3) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Pool 2 Mortgage Loan actually received by the Trustee with respect to the related Prepayment Period, and (4) the principal portion of each Balloon Payment received during the related Due Period;

          (iii) with respect to unscheduled recoveries allocable to principal of any Pool 2 Mortgage Loan that was finally liquidated during the related Prepayment Period, the applicable AP Percentage of the related net Liquidation Proceeds allocable to principal; and

          (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

     The "Subordinate Principal Distribution Amount" for each Certificate Group for each Distribution Date is equal to the sum of:

          (i) the product of (a) the related Subordinate Percentage and (b) the principal portion (multiplied by the applicable Non-AP Percentage, in the case of Pool 2) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date), other than any Balloon Payment, on a Mortgage Loan in the related Mortgage Pool due during the related Due Period;

          (ii) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts (multiplied by the applicable Non-AP Percentage, in the case of Pool 2): (1) the principal portion of each full and partial principal prepayment made by a mortgagor on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (2) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of such related Mortgage Loans received during the related Prepayment Period, (3) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period, and (4) the principal portion of each Balloon Payment received during the related Due Period.

          (iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-AP Percentage, in the case of Pool 2), to the extent not distributed pursuant to subsection (iii) of the definition of Senior Principal Distribution Amount); and

          (iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

AVAILABLE DISTRIBUTION AMOUNT

     The due period (the "Due Period") related to each Distribution Date commences on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" is as defined in the applicable Servicing Agreement. The "Servicer Remittance Date" is, as to each Servicing Agreement, the date in each month on which the applicable Servicer is required to remit collections and recoveries on the related Mortgage Loans to the Master Servicer. The "Latest Servicer Remittance Date" is the 25th day (or if such 25th day is not a business day (as defined in the related Servicing Agreement), the next preceding business day) of the month in which the related Distribution Date occurs. The "Deposit Date" is the Business Day immediately preceding the related Distribution Date.

     The "Available Distribution Amount" in respect of each Mortgage Pool on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

     (1) the total amount of all cash received by the Master Servicer from the Servicers on the applicable Servicer Remittance Dates immediately preceding such Distribution Date with respect to the Mortgage Loans in such Mortgage Pool and remitted to the Trustee on the related Deposit Date, which includes (i) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the related Servicer Remittance Date or advanced by the Master Servicer or any Servicer (or the Trustee), (ii) payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of such Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon, if any, identified as having been received on the related Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Master Servicer or any Servicer in respect of Prepayment Interest Shortfalls, in each case for such Distribution Date, (iii) the proceeds of any repurchase of a related Mortgage Loan required to be repurchased by the Seller, the Depositor or any other party as a result of a breach of a representation or warranty or document defect, and
(iv) recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, minus:

          (a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

          (b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with any interest payments, if any, received with such prepayments to the extent that they represent (in accordance with the applicable Servicer's usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the applicable Prepayment Period);

          (c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans; and

          (d) all amounts due or reimbursable to the Master Servicer pursuant to the Trust Agreement or to any Servicer pursuant to the related Servicing Agreement; and

     (2) any other payments made by the Master Servicer, any Servicer, the Seller or the Depositor with respect to such Distribution Date.

     "Insurance Proceeds" means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed Advances made by the applicable Servicer or the Master Servicer (or the Trustee), if any) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower.

     "Liquidation Proceeds" means all amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Certificates. As described herein, collection periods, Prepayment Periods and Servicer Remittance Dates differ among the various Servicers.

November 28............  Record Date.                   Distributions on December 31 will be made
                                                        to Certificateholders of record at the
                                                        close of business on the last Business
                                                        Day of the month immediately preceding
                                                        the month in which the related Servicer
                                                        Remittance Dates occur.
December 17 through
     December 26.......  Servicer Remittance Dates.     The Servicers will remit collections and
                                                        recoveries in respect of the related
                                                        Mortgage Loans, as provided in the
                                                        applicable Servicing Agreement, to the
                                                        Master Servicer on the 15th, 18th or 25th
                                                        day (or if such day is not a business
                                                        day, the next preceding or succeeding
                                                        business day, as specified in the related
                                                        Servicing Agreement) of each month, as
                                                        specified in the applicable Servicing
                                                        Agreement.

December 30............  Deposit Date.                  On the Business Day immediately preceding
                                                        the Distribution Date, the Master
                                                        Servicer will remit to the Trustee the
                                                        amount of principal and interest to be
                                                        distributed to Certificateholders with
                                                        respect to the related Mortgage Loans on
                                                        December 31, including any Advances
                                                        required to be made by the applicable
                                                        Servicer or the Master Servicer for such
                                                        Distribution Date.

December 31............  Distribution Date.             On December 31, the Trustee will make
                                                        distributions to Certificateholders.

Succeeding months follow the same pattern.

THE RESIDUAL CERTIFICATE

     In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (i) the amount, if any, of any Available Distribution Amount remaining in the REMIC on any Distribution Date after distributions of principal and interest are made on the related regular interests and on the Residual Certificate on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the REMIC after the principal amounts of the related regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for such distributions at any such time.

     See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein and in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES

     If a Realized Loss occurs on the Mortgage Loans in either Mortgage Pool, then, on each Distribution Date, the principal portion of such Realized Loss (or the applicable Non-AP Percentage thereof, in the case of Group 2) other than an Excess Loss will be allocated first, to reduce the Component Principal Amounts of the related Components in decreasing order of numerical designation, until the related Component Principal Balance has been reduced to zero, and second, to the Senior Certificates of the related Certificate Group, pro rata, on the basis of their respective Certificate Principal Amounts.

     The AP Percentage of the principal portion of any Realized Loss on a Pool 2 Discount Mortgage Loan will be allocated to and reduce the Class Certificate Principal Amount of the Class 2-AP Certificates until the Class Certificate Principal Amount thereof has been reduced to zero. With respect to any Distribution Date through the related Credit Support Depletion Date, the aggregate of all amounts so allocable to the Class 2-AP Certificates on such date in respect of Realized Losses (other than Excess Losses) on Pool 2 Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 2-AP Certificates and not distributed on prior Distribution Dates will be the "Class 2-AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the related Credit Support Depletion Date, distributions in respect of the Class 2-AP Deferred Amount will be made on the Class 2-AP Certificates in accordance with priority (iv) under "-- Priority of Distributions" herein. Any distribution in respect of the Class 2-AP Deferred Amount will not reduce the Class Certificate Principal Amount of the Class 2-AP Certificates. No interest will accrue on the Class 2-AP Deferred Amount. No distributions in respect of the Class 2-AP Deferred Amount will be made after the Distribution Date on which the Class Certificate Principal Amount of the Class 2-AP Certificates has been reduced to zero. On each Distribution Date through the related Credit Support Depletion Date, the Component Principal Amount of the lowest ranking Component in Group 2 will be reduced by the amount of any distributions in respect of the Class 2-AP Deferred Amount on such Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the related Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 2-AP Certificates will not be added to, the Class 2-AP Deferred Amount.

     The Component Principal Amount of the lowest ranking Component then outstanding in each Certificate Group will be reduced by the amount, if any, by which the aggregate Certificate Principal Amount of all related Senior Certificates and the aggregate Component Principal Amount of the related Components on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on such date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool for such Distribution Date.

     In general, a "Realized Loss" means (i) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of such Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of such Mortgage Loan, or (ii) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation"). "Bankruptcy Losses" are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a "Debt Service Reduction"). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Principal Balances of any Classes of Certificates. "Special Hazard Losses" are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

     A "Liquidated Mortgage Loan" generally is a defaulted Mortgage Loan as to which such Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of such Mortgage Loan have been received by the Master Servicer on behalf of the Trust.

     The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses on the Mortgage Loans in a Mortgage Pool that exceed the "Special Hazard Loss Limit," "Bankruptcy Loss Limit," and "Fraud Loss Limit," respectively ("Excess Losses"), applicable to such Mortgage Pool will be allocated as described above. The "Special Hazard Loss Limit" will initially be approximately $1,188,692, in the case of Pool 1, and $1,953,777, in the case of Pool 2, the "Bankruptcy Loss Limit" will initially be approximately $100,000 for each Mortgage Pool, and the "Fraud Loss Limit" will initially be approximately $866,516, in the case of Pool 1, and $3,631,899, in the case of Pool 2.

     Each Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Pool, (ii) twice the Scheduled Principal Balance of the Mortgage Loan in the related Mortgage Pool having the highest Scheduled Principal Balance and (iii) the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Pool secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of any such zip code area and (b) the applicable Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses on Mortgage Loans in the related Mortgage Pool incurred since the Closing Date.

     Each Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses on Mortgage Loans in the related Mortgage Pool allocated to the Certificates and Components of the related Certificate Group. The date on which the applicable Bankruptcy Loss Limit has been reduced to zero is the "Bankruptcy Coverage Termination Date" for such Mortgage Pool.

     Each Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses on Mortgage Loans in the related Mortgage Pool allocated to the Certificates and Components of the related Certificate Group. In addition, on each anniversary of the Cut-off Date, the applicable Fraud Loss Limit will be reduced as follows: (a) on the first anniversary of the Cut-Off Date, to an amount equal to the excess of 2% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates and Components of the related Certificate Group, (b) on the second, third, and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates and Components of the related Certificate Group and (b) on the fifth anniversary of the Cut-off Date, to zero.

     In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the Certificates and Components of the related Certificate Group still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

     The interest portion of (i) Realized Losses (other than Excess Losses) occurring prior to the Credit Support Depletion Date for any Certificate Group and (ii) notwithstanding anything to the contrary in the Prospectus, with respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act," and any such reduction, a "Relief Act Reduction"), the amount of any such reduction occurring prior to the Credit Support Depletion Date for the related Certificate Group, will not be allocated among the related Certificates, but will reduce the Available Distribution Amount for such Certificate Group. Such losses will be borne first by the related Components in inverse order of priority, before being borne, pro rata, by the related Senior Certificates. See "CERTAIN LEGAL ASPECTS OF LOANS -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

FINAL SCHEDULED DISTRIBUTION DATE

     Scheduled distributions on the Mortgage Loans in each Mortgage Pool, assuming no defaults or losses that are not covered by the limited credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than October 30, 2007, in the case of the Group 1 Senior Certificates, and March 28, 2030, in the case of the other Classes of Certificates. The actual final Distribution Dates for the Offered Certificates may be earlier or later, and, in the case of the Certificates other than the Group 1 Senior Certificates, could be substantially earlier, than their applicable Final Scheduled Distribution Dates.

     The Final Scheduled Distribution Dates for the Offered Certificates have been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan in each Mortgage Pool.

OPTIONAL TERMINATION OF THE TRUST

     On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 5% of the Cut-off Date Balance, the Depositor (subject to the terms of the Trust Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the aggregate outstanding principal balance of such Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate and (b) the fair market value of all other property remaining in the Trust Fund. Such liquidation will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon such payment in full to Certificateholders of such amounts, the Trust Fund will be terminated.

THE TRUSTEE

     First Union National Bank will be the Trustee under the Trust Agreement. The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.0035% per annum (the "Trustee Fee Rate") on the aggregate Scheduled Principal Balance of the Mortgage Loans. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at 230 South Tryon Street NC1179, Charlotte, North Carolina 28288, Attention: Structured Finance, or such address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     The Mortgage Pools will consist of approximately 1,409 conventional, fixed rate, fully-amortizing and balloon Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 40 years, having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $150,224,392. The Mortgage Loans were acquired by Lehman Capital from various sources. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. Only limited information is available with respect to the underwriting criteria used in origination of the Mortgage Loans. Approximately 0.3% of the Mortgage Loans in Pool 1, and approximately 3.8% of the Mortgage Loans in Pool 2, were originated under "no documentation" programs, pursuant to which no information was obtained regarding borrowers' income or employment and there was no verification of the borrowers' assets. The extent of documentation required in connection with the origination of 9.6% of the Pool 1 Mortgage Loans and 4.0% of the Pool 2 Mortgage Loans is not known. The Seller will make only limited representations and warranties with respect to the Mortgage Loans. See "TRUST
AGREEMENT -- Assignment of

Mortgage Loans" herein. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

     Pursuant to its terms, each Mortgage Loan, other than a Cooperative Loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

     Approximately 36.9% of the Pool 1 Mortgage Loans and approximately 22.9% of the Pool 2 Mortgage Loans have current Loan-to-Value Ratios in excess of 80%. Only approximately 65.4% of such Pool 1 Mortgage Loans and approximately 39.7% of such Pool 2 Mortgage Loans are covered by primary mortgage guaranty insurance policies, which policies insure, generally, any portion of the unpaid principal balance of such Mortgage Loan in excess of 75% of the value of the related Mortgaged Property. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of such refinance or modification.

     As of the Cut-off Date, approximately 2.3% of the Pool 1 Mortgage Loans and approximately 5.1% of the Pool 2 Mortgage Loans were one Scheduled Payment delinquent. As of October 24, 1997, none of such Mortgage Loans were one Scheduled Payment delinquent.

     Approximately 4.2% of the Pool 1 Mortgage Loans and approximately 0.1% of the Pool 2 Mortgage Loans are Balloon Loans that provide for monthly payments of interest at the applicable Mortgage Rate but no payments of principal for a period of years after origination. Following such period, the entire outstanding principal balance of each such Mortgage Loan will be due and payable.

POOL 1

     The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 1 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 1) prior to the issuance of the Offered Certificates.

    Number of Pool 1 Mortgage Loans..................................   384
    Aggregate Scheduled Principal Balance............................   $28,989,082.42
    Mortgage Rates:
         Weighted Average............................................   7.500%
         Range.......................................................   5.750% to 18.000%
    Weighted Average Remaining Term to Maturity (in months)..........   43

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $542 to $594,346. The Pool 1 Mortgage Loans had an average Scheduled Principal Balance of approximately $75,492.

     The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 77.8%, and no Pool 1 Mortgage has a Loan-to-Value Ratio at origination exceeding 117.7%.

     Approximately 95.6% of the Pool 1 Mortgage Loans are Balloon Loans.

     No more than approximately 3.7% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
             RANGE OF ORIGINAL LOAN-TO-                 NUMBER OF       PRINCIPAL         SCHEDULED
                  VALUE RATIOS (%)                    MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
             --------------------------               --------------  --------------  -----------------
Unknown..............................................        29       $   199,660.82          0.69%
  0.01 to  10.00.....................................         2            63,174.93          0.22
 10.01 to  20.00.....................................         6           260,013.61          0.90
 20.01 to  30.00.....................................         9           555,217.49          1.92
 30.01 to  40.00.....................................         8           164,921.89          0.57
 40.01 to  50.00.....................................        15           753,833.84          2.60
 50.01 to  60.00.....................................        21         2,636,600.47          9.10
 60.01 to  70.00.....................................        32         2,710,542.04          9.35
 70.01 to  80.00.....................................       111         9,533,907.94         32.89
 80.01 to  90.00.....................................        73         5,181,687.86         17.87
 90.01 to 100.00.....................................        62         6,045,559.10         20.85
100.01 to 110.00.....................................        13           723,859.54          2.50
110.01 to 120.00.....................................         3           160,102.89          0.55
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ===       ==============       =======

   The weighted average original loan-to-value ratio is approximately 77.8%.

                            MORTGAGE RATES -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                      RANGE OF                          NUMBER OF       PRINCIPAL         SCHEDULED
                 MORTGAGE RATES (%)                   MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                 ------------------                   --------------  --------------  -----------------
 5.501 to  6.000.....................................        50       $ 1,920,927.59          6.63%
 6.001 to  6.500.....................................        51         5,215,295.02         17.99
 6.501 to  7.000.....................................        45         7,018,700.69         24.21
 7.001 to  7.500.....................................        34         4,446,985.60         15.34
 7.501 to  8.000.....................................        54         2,862,985.25          9.88
 8.001 to  8.500.....................................        32         3,115,961.28         10.75
 8.501 to  9.000.....................................        22         1,220,753.94          4.21
 9.001 to  9.500.....................................        27         1,678,399.11          5.79
 9.501 to 10.000.....................................        16           715,645.92          2.47
10.001 to 10.500.....................................         1            29,361.82          0.10
10.501 to 11.000.....................................         4           225,839.81          0.78
11.001 to 11.500.....................................         1            61,289.67          0.21
11.501 to 12.000.....................................         7           241,904.01          0.83
12.001 to 12.500.....................................         4            28,293.07          0.10
12.501 to 13.000.....................................         4            41,830.11          0.14
13.501 to 14.000.....................................        16            70,904.95          0.24
14.001 to 14.500.....................................        11            73,718.86          0.25
15.001 to 15.500.....................................         1             5,951.69          0.02
17.501 to 18.000.....................................         4            14,334.03          0.05
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ===       ==============       =======

     The weighted average Mortgage Rate is approximately 7.500% per annum.

                              LOAN TYPE -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                          MORTGAGE LOANS
                                                                                           BY AGGREGATE
                                                      NUMBER OF     AGGREGATE SCHEDULED      SCHEDULED
                      TYPE                          MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                      ----                          --------------  -------------------  -----------------
Balloon..........................................         238         $ 27,703,637.25           95.57%
Level Pay........................................         146            1,285,445.17            4.43
                                                          ---       -----------------         -------
     Total.......................................         384         $ 28,989,082.42          100.00%
                                                          ===       =================         =======

                      ORIGINAL TERMS TO MATURITY -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                          MORTGAGE LOANS
                                                                                           BY AGGREGATE
                                                      NUMBER OF     AGGREGATE SCHEDULED      SCHEDULED
          RANGE OF MATURITIES (MONTHS)              MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
          ----------------------------              --------------  -------------------  -----------------
 13 to  24.......................................           3         $    106,637.77            0.37%
 25 to  36.......................................           2              102,944.95            0.36
 37 to  48.......................................           2              136,260.67            0.47
 49 to  60.......................................          87            6,453,058.81           22.26
 61 to  72.......................................           1              519,480.60            1.79
 73 to  84.......................................         106           16,860,894.92           58.16
 85 to  96.......................................           1              275,696.79            0.95
 97 to 108.......................................          11              505,963.21            1.75
109 to 120.......................................          20              944,170.27            3.26
145 to 156.......................................           2              214,487.49            0.74
157 to 168.......................................           1                1,902.14            0.01
169 to 180.......................................          57            2,577,380.52            8.89
217 to 228.......................................           1               29,394.51            0.10
229 to 240.......................................           6               10,769.53            0.04
241 to 252.......................................           2                4,140.07            0.01
265 to 276.......................................           1                2,892.03            0.01
289 to 300.......................................          21              125,546.42            0.43
301 to 312.......................................          10               27,401.68            0.09
313 to 324.......................................           1                8,528.26            0.03
325 to 336.......................................           1                1,583.16            0.01
337 to 348.......................................           1                  860.74            0.00
349 to 360.......................................          47               79,087.88            0.27
                                                          ---         ---------------         -------
     Total.......................................         384         $ 28,989,082.42          100.00%
                                                          ====        ===============         =======

   The weighted average original term to maturity is approximately 91 months.

        REMAINING TERMS TO MATURITY FOR FULLY AMORTIZING LOANS -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                          MORTGAGE LOANS
                                                                                           BY AGGREGATE
                                                      NUMBER OF     AGGREGATE SCHEDULED      SCHEDULED
          RANGE OF MATURITIES (MONTHS)              MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
          ----------------------------              --------------  -------------------  -----------------
 1 to 12.........................................          80          $  664,368.85            51.68%
13 to 24.........................................          58             455,334.15            35.42
25 to 36.........................................           8             165,742.17            12.89
                                                          ---        ---------------          -------
     Total.......................................         146          $1,285,445.17           100.00%
                                                          ===        ===============          =======

    The weighted average remaining term to maturity of the fully amortizing
                   Mortgage Loans is approximately 15 months.

            REMAINING TERMS TO MATURITY FOR BALLOON LOANS -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                 NUMBER OF MONTHS                                       SCHEDULED       BY AGGREGATE
                   REMAINING TO                         NUMBER OF       PRINCIPAL         SCHEDULED
                  STATED MATURITY                     MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                -----------------                    --------------  --------------  -----------------
  1 to  12.........................................          20       $ 1,250,331.31          4.51%
 13 to  24.........................................          59         4,808,143.33         17.36
 25 to  36.........................................          17         1,656,368.71          5.98
 37 to  48.........................................          87        13,834,181.61         49.94
 49 to  60.........................................          11         1,570,045.15          5.67
 61 to  72.........................................           7         1,289,799.47          4.66
 73 to  84.........................................           2           218,044.47          0.79
 85 to  96.........................................           4           142,495.20          0.51
 97 to 108.........................................          19           874,262.23          3.16
109 to 120.........................................          12         2,059,965.77          7.44
                                                            ---       --------------       -------
  Total............................................         238       $27,703,637.25        100.00%
                                                            ===       ==============       =======

The weighted remaining term to maturity of the Balloon Loans is approximately 45 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                        NUMBER OF       PRINCIPAL         SCHEDULED
                        STATE                         MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                        -----                         --------------  --------------  -----------------
Texas................................................        80       $ 5,129,008.39         17.69%
California...........................................        30         5,060,768.36         17.46
Ohio.................................................        47         4,626,720.21         15.96
New York.............................................        47         2,490,136.40          8.59
Virginia.............................................        23         2,472,816.39          8.53
Massachusetts........................................         9         1,856,894.59          6.41
Maryland.............................................        28         1,546,315.08          5.33
Georgia..............................................        22         1,425,343.66          4.92
Pennsylvania.........................................        10           920,504.02          3.18
Washington...........................................         3           538,465.97          1.86
Other................................................        85         2,922,109.35         10.08
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ===       ==============       =======

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                      RANGE OF                          NUMBER OF       PRINCIPAL         SCHEDULED
          SCHEDULED PRINCIPAL BALANCES ($)            MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
          --------------------------------            --------------  --------------  -----------------
      0.01 to  50,000.00.............................       203       $ 2,530,613.41          8.73%
 50,000.01 to 100,000.00.............................        81         5,864,621.84         20.23
100,000.01 to 150,000.00.............................        36         4,480,539.54         15.46
150,000.01 to 200,000.00.............................        26         4,581,720.33         15.80
200,000.01 to 250,000.00.............................        16         3,684,448.00         12.71
250,000.01 to 300,000.00.............................        10         2,730,309.95          9.42
300,000.01 to 350,000.00.............................         5         1,624,440.67          5.60
400,000.01 to 450,000.00.............................         1           434,693.42          1.50
450,000.01 to 500,000.00.............................         2           912,856.77          3.15
500,000.01 to 550,000.00.............................         3         1,550,492.61          5.35
550,000.01 to 600,000.00.............................         1           594,345.88          2.05
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ====      ==============       =======

     The average Cut-off Date Scheduled Principal Balance is approximately
                                  $75,492.40.

                            PROPERTY TYPE -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                        NUMBER OF       PRINCIPAL         SCHEDULED
                    PROPERTY TYPE                     MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                    -------------                     --------------  --------------  -----------------
2-4 Family...........................................         3       $   341,093.63          1.18%
Condominium..........................................        37         1,917,728.45          6.62
Co-op................................................        27         1,760,019.01          6.07
PUD..................................................         3           567,085.03          1.96
Single Family........................................       303        23,254,630.22         80.22
Townhouse............................................        11         1,148,526.08          3.96
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ===       ==============       =======

                             LOAN PURPOSE -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                        NUMBER OF       PRINCIPAL         SCHEDULED
                    LOAN PURPOSE                      MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                    ------------                      --------------  --------------  -----------------
Cash Out Refinance...................................        35       $ 2,297,740.66          7.93%
Purchase.............................................       245        17,512,594.72         60.41
Rate/Term Refinance..................................        67         8,916,926.87         30.76
Unknown..............................................        37           261,820.17          0.90
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ====      ==============       =======

                           OCCUPANCY STATUS -- POOL 1

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                        NUMBER OF       PRINCIPAL         SCHEDULED
                  OCCUPANCY STATUS                    MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                  ----------------                    --------------  --------------  -----------------
Investment...........................................        22       $   905,376.37          3.12%
Primary..............................................       343        27,363,799.49         94.39
Second Home..........................................         3           456,167.87          1.57
Unknown..............................................        16           263,738.69          0.91
                                                            ---       --------------       -------
  Total..............................................       384       $28,989,082.42        100.00%
                                                            ====      ==============       =======

POOL 2

     The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 2 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 2) prior to the issuance of the Offered Certificates.

    Number of Pool 2 Mortgage Loans..................................   1,025
    Aggregate Scheduled Principal Balance............................   $121,235,309.76
    Mortgage Rates:
         Weighted Average............................................   8.564%
         Range.......................................................   5.750% to 12.700%
    Weighted Average Remaining Term to Maturity (in months)..........   252

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $276 to $976,889. The Pool 2 Mortgage Loans had an average Scheduled Principal Balance of approximately $118,278.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 75.5%, and no Pool 2 Mortgage has a Loan-to-Value Ratio at origination exceeding 121.2%.

     Approximately 1.1% of the Pool 2 Mortgage Loans are Balloon Loans.

     No more than approximately 1.3% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
             RANGE OF ORIGINAL LOAN-TO-                NUMBER OF        PRINCIPAL         SCHEDULED
                  VALUE RATIOS (%)                   MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
             --------------------------              --------------  ---------------  -----------------
Unknown.............................................         37      $  1,548,324.39          1.28%
 10.01 to  20.00....................................          7           289,634.99          0.24
 20.01 to  30.00....................................         11           977,166.14          0.81
 30.01 to  40.00....................................         14         2,174,835.42          1.79
 40.01 to  50.00....................................         41         4,605,459.34          3.80
 50.01 to  60.00....................................         66        11,919,074.82          9.83
 60.01 to  70.00....................................         99        18,328,406.13         15.12
 70.01 to  80.00....................................        294        45,820,334.62         37.79
 80.01 to  90.00....................................        201        17,377,412.88         14.33
 90.01 to 100.00....................................        196        12,702,451.77         10.48
100.01 to 110.00....................................         38         3,876,192.66          3.20
110.01 to 120.00....................................         19         1,487,110.43          1.23
120.01 and above....................................          2           128,906.17          0.11
                                                          -----      ---------------        ------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                          =====      ===============        ======

   The weighted average original loan-to-value ratio is approximately 75.5%.

                            MORTGAGE RATES -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                      RANGE OF                         NUMBER OF        PRINCIPAL         SCHEDULED
                 MORTGAGE RATES (%)                  MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
                 ------------------                  --------------  ---------------  -----------------
 5.501 to  6.000....................................         19      $    598,573.84          0.49%
 6.001 to  6.500....................................         18         1,410,375.76          1.16
 6.501 to  7.000....................................         61        11,295,745.89          9.32
 7.001 to  7.500....................................         80         9,515,613.87          7.85
 7.501 to  8.000....................................        121        14,321,864.44         11.81
 8.001 to  8.500....................................        190        17,771,974.79         14.66
 8.501 to  9.000....................................        183        21,374,750.61         17.63
 9.001 to  9.500....................................        199        28,542,980.97         23.54
 9.501 to 10.000....................................        139        15,406,326.37         12.71
10.501 to 11.000....................................          5           413,342.71          0.34
11.501 to 12.000....................................          6           286,312.87          0.24
12.001 to 12.500....................................          2           106,402.50          0.09
12.501 to 13.000....................................          2           191,045.14          0.16
                                                          -----      ---------------        ------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                          =====      ===============        ======

     The weighted average Mortgage Rate is approximately 8.564% per annum.

                      ORIGINAL TERMS TO MATURITY -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                       NUMBER OF        PRINCIPAL         SCHEDULED
           RANGE OF MATURITIES (MONTHS)              MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
           ----------------------------              --------------  ---------------  -----------------
 25 to  36........................................            1      $     17,878.71          0.01%
 37 to  48........................................            1             3,689.68          0.00
 49 to  60........................................            6            57,234.52          0.05
 73 to  84........................................            2            38,629.52          0.03
 97 to 108........................................            1            14,139.94          0.01
109 to 120........................................           12           652,543.78          0.54
145 to 156........................................            1            55,888.50          0.05
157 to 168........................................            1            10,319.02          0.01
169 to 180........................................          186        26,711,227.97         22.03
181 to 192........................................            5           242,653.29          0.20
193 to 204........................................            1            19,800.23          0.02
205 to 216........................................            3           265,649.63          0.22
217 to 228........................................           10           569,247.08          0.47
229 to 240........................................           27         2,379,048.79          1.96
241 to 252........................................            3            65,593.64          0.05
253 to 264........................................            4           138,706.86          0.11
265 to 276........................................            3            72,945.53          0.06
277 to 288........................................            4           355,567.18          0.29
289 to 300........................................           60         3,071,669.23          2.53
301 to 312........................................           12           808,278.33          0.67
313 to 324........................................            9         1,801,965.94          1.49
325 to 336........................................           13         1,334,839.97          1.10
337 to 348........................................           16         1,215,521.16          1.00
349 to 360........................................          613        80,036,166.93         66.02
361 to 372........................................           14           713,434.83          0.59
373 to 384........................................            5           247,426.76          0.20
385 to 396........................................            2            74,588.37          0.06
397 to 408........................................            2            47,674.61          0.04
409 to 420........................................            7           211,163.77          0.17
469 to 480........................................            1             1,815.99          0.00
                                                          -----      ---------------        ------
  Total...........................................        1,025      $121,235,309.76        100.00%
                                                          =====      ===============        ======

  The weighted average original term to maturity is approximately 312 months.

        REMAINING TERMS TO MATURITY FOR FULLY AMORTIZING LOANS -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                       NUMBER OF        PRINCIPAL         SCHEDULED
           RANGE OF MATURITIES (MONTHS)              MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
           ----------------------------              --------------  ---------------  -----------------
 25 to 36.........................................           16      $    164,311.54          0.14%
 37 to  48........................................           18           219,909.71          0.18
 49 to  60........................................           23           796,482.26          0.66
 61 to  72........................................           16           227,367.85          0.19
 73 to  84........................................           16           264,938.10          0.22
 85 to  96........................................           14           166,994.11          0.14
 97 to 108........................................           27         1,033,871.47          0.86
109 to 120........................................           52         8,908,423.40          7.43
121 to 132........................................           25         2,539,589.65          2.12
133 to 144........................................           90        12,442,001.73         10.37
145 to 156........................................           20         1,347,861.31          1.12
157 to 168........................................           45         2,304,570.64          1.92
169 to 180........................................           33         1,825,165.27          1.52
181 to 192........................................           13           681,038.36          0.57
193 to 204........................................            6           561,054.35          0.47
205 to 216........................................           10           748,480.92          0.62
217 to 228........................................           14         2,162,314.39          1.80
229 to 240........................................           21         2,064,353.44          1.72
241 to 252........................................           18         1,919,030.83          1.60
253 to 264........................................           28         3,713,796.11          3.10
265 to 276........................................           19         2,001,467.33          1.67
277 to 288........................................           25         3,940,733.72          3.29
289 to 300........................................          138        35,601,520.58         29.68
301 to 312........................................           39         4,475,628.04          3.73
313 to 324........................................           86        10,263,101.50          8.56
325 to 336........................................           85         6,684,246.52          5.57
337 to 348........................................           80        10,243,144.47          8.54
349 to 360........................................           22         2,429,941.64          2.03
361 to 372........................................            3           189,483.38          0.16
385 to 396........................................            1            24,319.23          0.02
                                                         ------      ---------------       -------
  Total...........................................        1,003      $119,945,141.85        100.00%
                                                         ======      ===============       =======

    The weighted average remaining term to maturity of the fully amortizing
                  Mortgage Loans is approximately 253 months.

            REMAINING TERMS TO MATURITY FOR BALLOON LOANS -- POOL 2

                                                                                         PERCENTAGE OF
                                                                         AGGREGATE      MORTGAGE LOANS
                  NUMBER OF MONTHS                                       SCHEDULED       BY AGGREGATE
                    REMAINING TO                         NUMBER OF       PRINCIPAL         SCHEDULED
                  STATED MATURITY                      MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
                  -----------------                    --------------  --------------  -----------------
121-132.............................................          3        $   138,373.28         10.73%
133-144.............................................          2             88,230.98          6.84
157-168.............................................          4            325,192.39         25.21
169-180.............................................         12            679,770.08         52.69
253-264.............................................          1             58,601.18          4.54
                                                             --
                                                                       --------------       -------
  Total.............................................         22        $ 1,290,167.91        100.00%
                                                             ==        ==============       =======

 The weighted remaining term to maturity of the Balloon Loans is approximately
                                  166 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                       NUMBER OF        PRINCIPAL         SCHEDULED
                       STATE                         MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
                       -----                         --------------  ---------------  -----------------
California..........................................        164      $ 39,784,990.36         32.82%
New York............................................        109        16,755,552.77         13.82
Texas...............................................        182        11,649,513.92          9.61
Ohio................................................         88         7,595,847.45          6.27
New Jersey..........................................         47         7,010,496.52          5.78
Pennsylvania........................................         32         5,345,192.96          4.41
Florida.............................................         74         5,209,948.38          4.30
Minnesota...........................................         65         3,833,181.22          3.16
Maryland............................................         38         3,602,542.53          2.97
Virginia............................................         14         1,715,087.28          1.41
Other...............................................        212        18,732,956.37         15.45
                                                         ------      ---------------       -------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                         ======      ===============       =======

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                      RANGE OF                         NUMBER OF        PRINCIPAL         SCHEDULED
          SCHEDULED PRINCIPAL BALANCES ($)           MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
          --------------------------------           --------------  ---------------  -----------------
      0.01 to  50,000.00............................        431      $ 11,804,832.97          9.74%
 50,000.01 to 100,000.00............................        235        16,393,038.91         13.52
100,000.01 to 150,000.00............................         62         7,561,103.54          6.24
150,000.01 to 200,000.00............................         46         8,239,835.09          6.80
200,000.01 to 250,000.00............................        109        24,664,649.09         20.34
250,000.01 to 300,000.00............................         58        15,756,556.72         13.00
300,000.01 to 350,000.00............................         30         9,638,035.50          7.95
350,000.01 to 400,000.00............................         12         4,490,077.99          3.70
400,000.01 to 450,000.00............................         13         5,594,530.36          4.61
450,000.01 to 500,000.00............................          9         4,202,101.82          3.47
500,000.01 to 550,000.00............................          9         4,716,459.64          3.89
550,000.01 to 600,000.00............................          1           562,196.78          0.46
600,000.01 and above................................         10         7,611,891.35          6.28
                                                         ------      ---------------       -------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                         ======      ===============       =======

     The average Cut-off Date Scheduled Principal Balance is approximately
                                  $118,278.35.

                            PROPERTY TYPE -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                       NUMBER OF        PRINCIPAL         SCHEDULED
                   PROPERTY TYPE                     MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
                   -------------                     --------------  ---------------  -----------------
2-4 Family..........................................         31      $  2,802,940.59          2.31%
Condominium.........................................        215        12,862,098.00         10.61
Co-op...............................................         44         4,543,463.66          3.75
PUD.................................................          9           820,019.80          0.68
Single Family.......................................        705        99,050,607.23         81.70
Townhouse...........................................         21         1,156,180.48          0.95
                                                         ------      ---------------       -------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                         ======      ===============       =======

                             LOAN PURPOSE -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                       NUMBER OF        PRINCIPAL         SCHEDULED
                    LOAN PURPOSE                     MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
                    ------------                     --------------  ---------------  -----------------
Cash Out Refinance..................................        121      $ 24,491,457.93         20.20%
Purchase............................................        671        60,341,476.46         49.77
Rate/Term Refinance.................................        199        35,443.418.83         29.24
Unknown.............................................         34           958,956.54          0.79
                                                         ------      ---------------       -------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                         ======      ===============       =======

                           OCCUPANCY STATUS -- POOL 2

                                                                                        PERCENTAGE OF
                                                                        AGGREGATE      MORTGAGE LOANS
                                                                        SCHEDULED       BY AGGREGATE
                                                       NUMBER OF        PRINCIPAL         SCHEDULED
                  OCCUPANCY STATUS                   MORTGAGE LOANS      BALANCE      PRINCIPAL BALANCE
                  ----------------                   --------------  ---------------  -----------------
Investment..........................................        136      $  7,568,121.36          6.24%
Primary.............................................        866       111,938,304.44         92.33
Second Home.........................................          8         1,205,899.29          0.99
Unknown.............................................         15           522,984.67          0.43
                                                         ------      ---------------       -------
  Total.............................................      1,025      $121,235,309.76        100.00%
                                                         ======      ===============       =======

MISSING MORTGAGE LOAN DOCUMENTATION

     Certain of the Mortgage Loan files are incomplete. In particular, certain of the Mortgage Loan files may be missing (i) the original Mortgage Note (approximately 0.8% of the Pool 1 Mortgage Loans and approximately 3.5% of the Pool 2 Mortgage Loans are missing the original Mortgage Note, and for approximately 0.8% of the Pool 2 Mortgage Loans neither the original Mortgage Note nor a copy of the Mortgage Note is available), (ii) the original Mortgage or a certified copy thereof evidencing recordation (approximately 0.9% of the Pool 1 Mortgage Loans and approximately 0.7% of the Pool 2 Mortgage Loans) or
(iii) a title insurance policy, a copy thereof or similar evidence of title insurance (approximately 3.6% of the Pool 1 Mortgage Loans and approximately 5.3% of the Pool 2 Mortgage Loans.)

     Certain Mortgage Loan files are also missing other documents or may be defective in other respects. For example, as to certain of the Mortgage Loan files one or more intervening assignments cannot be found; certain of the Mortgage Loans lack a complete chain of endorsements.

     The absence of an original Mortgage Note, Mortgage or certain other documents may limit the ability of the applicable Servicer to enforce a borrower's obligations under the related Mortgage Loans and to foreclose on defaulted Mortgage Loans. The Depositor will be obligated to repurchase such a defective Mortgage Loan only under the limited circumstances described under "TRUST AGREEMENT -- Assignment of Mortgage Loans" herein.

                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before such date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Trust Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund as set forth under "DESCRIPTION OF THE MORTGAGE POOLS," such removal or addition will be noted in the Current Report on Form 8-K.

                              THE MASTER SERVICER

     The information set forth in this section has been provided by Norwest Bank Minnesota, National Association ("Norwest" or the "Master Servicer"), and neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "SERVICING OF THE MORTGAGE LOANS" herein.

     The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of June 30, 1997, the Master Servicer master serviced more than 200,000 mortgage loans with an aggregate outstanding principal balance of approximately $25 billion.

                                 THE SERVICERS

     The Mortgage Loans will initially be serviced by Aurora Loan Services Inc. ("Aurora") (in the case of approximately 60.2% of the Pool 1 Mortgage Loans and approximately 36.5% of the Pool 2 Mortgage Loans) and by various other Servicers described herein (none of which will service more than approximately 18.9% of the Pool 1 Mortgage Loans and approximately 19.4% of the Pool 2 Mortgage Loans), under the supervision of the Master Servicer. As described under "SERVICING OF THE MORTGAGE LOANS" herein, Lehman Capital or the related Servicer will retain ownership of the servicing rights with respect to the Mortgage Loans and may transfer such servicing to one or more successor servicers at any time, subject to the conditions set forth in the Trust Agreement or the related Servicing Agreement, as applicable.

     Aurora, a wholly-owned subsidiary of Lehman Brothers Holdings Inc., began operation as a servicer of residential mortgage loans in August 1997 following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ("Harbourton"). Prior to such acquisition, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.

     Aurora's executive offices are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014 and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69363. Aurora has been approved to service mortgage loans for GNMA, FNMA, and FHLMC.

     As of August 31, 1997, Aurora's total loan servicing portfolio included loans with an aggregate outstanding principal balance of approximately $1.8 billion, of which approximately $1.7 billion is subserviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                                     DECEMBER 31           AUGUST 31,
                                                               ------------------------    ----------
                                                               1994     1995      1996        1997
                                                               ----    ------    ------    ----------
Total mortgage loans
     Dollar amount of mortgage loans (in millions)..........   $718    $1,047    $1,765      $1,083
Percentage of mortgage loans delinquent by period of
  delinquency(1)
     30 to 59 days..........................................   2.82%     2.26%     1.92%       4.71%
     60 to 89 days..........................................   0.30      0.46      0.45        0.95
     90 days or more........................................   0.57      0.24      0.25        0.53
                                                               ----    ------    ------    --------
Total percentage of mortgage loans delinquent(2)............   3.69%     2.96%     2.62%       6.19%
                                                               ====    ======    ======    ========
     In foreclosure.........................................   0.38      0.99      1.16        1.79
     In bankruptcy..........................................   0.76      0.36      0.47        0.71
                                                               ----    ------    ------    --------
Total.......................................................   4.83%     4.31%     4.79%       8.69%
                                                               ====    ======    ======    ========

---------------
(1) Delinquency information is information for conventional loans only.

(2) Includes loans that are in bankruptcy and delinquent, but excludes loans that are in bankruptcy and current.

     The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio include conforming and nonconforming loans, fixed and adjustable rate loans and one- to four-family loans, and therefore may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of mortgagors to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     Generally, when a mortgagor fails to make a required payment on a mortgage loan and does not cure the deficiency promptly, the loan is classified as delinquent. In many cases, delinquencies are cured promptly, but if not, foreclosure proceedings are generally commenced. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the property securing the loan can be acquired by the lender. If a mortgagee takes title to the mortgaged property through foreclosure but the mortgaged property had a value lower than the outstanding amount of the debt, the law in certain states permits such mortgagee to obtain a deficiency judgment in the amount of the difference. The laws of certain other states restrict or prohibit such deficiency judgments. It is anticipated that in most cases neither the Master Servicer nor the applicable Servicers will not seek deficiency judgments against defaulted mortgagors.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

     Great Financial Bank, F.S.B., a federally chartered savings bank ("Great Financial"), will initially service approximately 14.2% of the Pool 1 Mortgage Loans and approximately 13.6% of the Pool 2 Mortgage Loans. Great Financial is approved by FNMA and FHLMC as a seller/servicer of conventional mortgage loans and is approved by HUD as an FHA mortgagee. As of August 31, 1997, Great Financial's total loan servicing portfolio included loans with an aggregate outstanding principal balance of approximately $7.4 billion, of which approximately $6.1 billion were serviced or subserviced for others.

     Chase Manhattan Mortgage Corporation, a New Jersey corporation ("Chase Mortgage"), will initially service approximately 6.4% of the Pool 1 Mortgage Loans and approximately 19.4% of the Pool 2 Mortgage Loans. Chase Mortgage is approved by FNMA as a seller/servicer of conventional mortgage loans and is approved by HUD as an FHA mortgagee. As of September 30, 1997, Chase Mortgage's total loan servicing portfolio included loans with an aggregate outstanding principal balance of approximately $166.6 billion, of which approximately $135.8 billion were serviced for others.

     Atlantic Mortgage & Investment Corporation, a Florida corporation ("Atlantic"), will initially service approximately 18.9% of the Pool 1 Mortgage Loans and approximately 12.3% of the Pool 2 Mortgage Loans. Atlantic is approved by FNMA and FHLMC as a seller/servicer of conventional mortgage loans and is approved by HUD as an FHA mortgagee. As of September 30, 1997, Atlantic's total loan servicing portfolio included loans with an aggregate outstanding principal balance of approximately $14.6 billion, of which substantially all the loans were serviced for others.

     Residential Funding Corporation ("Residential Funding"), a direct wholly-owned subsidiary of GMAC Mortgage Group, Inc., will initially service approximately 14.7% of the Pool 2 Mortgage Loans. Residential Funding buys conventional mortgage loans under several purchase programs from mortgage loan originators or sellers nationwide, including affiliates that meet its seller/servicer eligibility requirements, and services mortgage loans for its own account and for others. As of June 30, 1997, Residential Funding was master servicing a loan portfolio of approximately $30.6 billion.

     Chase Mortgage Services, Inc. will initially service approximately 2.4% of the Pool 2 Mortgage Loans.

     Washington Mutual Bank, FA, a federally chartered savings bank, will initially service approximately 0.4% of the Pool 1 Mortgage Loans and approximately 1.0% of the Pool 2 Mortgage Loans.

                        SERVICING OF THE MORTGAGE LOANS

     The Mortgage Loans will be serviced by the Servicers under the supervision of the Master Servicer in accordance with the provisions of the applicable servicing agreement (each, a "Servicing Agreement").

     Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicers, except as described under "-- Prepayment Interest Shortfalls" and "-- Advances" below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer is obligated to terminate such Servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the Servicing Agreement.

     Lehman Capital will retain ownership of the servicing rights with respect to the Mortgage Loans serviced by Aurora, Great Financial and American Savings and may transfer such servicing to one or more successor servicers at any time, subject to the conditions set forth in the Trust Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for FNMA or FHLMC and that each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates. The other Servicers will retain ownership of the related servicing rights and may transfer such servicing at any time, subject to the provisions of the related Servicing Agreement.

COLLECTIONS AND REMITTANCES

     Each Servicing Agreement will specify the applicable Servicer Remittance Date and the amounts required to be remitted to the Master Servicer on such date in respect of Scheduled Payments, prepayments and other recoveries. The collection periods, Prepayment Periods and Servicer Remittance Dates applicable to the Mortgage Loans will differ among the various Servicing Agreements.

     The Master Servicer will remit to the Trustee on each Deposit Date for distribution to Certificateholders all applicable amounts remitted by the various Servicers on the applicable Servicer Remittance Dates immediately preceding such Deposit Date.

INSURANCE COVERAGE

     The Master Servicer and each Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") with respect to each Mortgage Loan calculated as a fixed percentage equal to 0.005% per annum (the "Master Servicing Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan. Each Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it calculated as a fixed percentage (a "Servicing Fee Rate") on the Scheduled Principal Balance of each such Mortgage Loan. The Servicing Fee Rate for the Pool 1 Mortgage Loans is 0.25%. As of the Cut-off Date, the Servicing Fee Rates for the Pool 2 Mortgage Loans range from approximately 0.25% to 0.83%. The weighted average of the Servicing Fee Rates for the Pool 2 Mortgage Loans as of the Cut-off Date is approximately 0.276%.

     Each Servicer will also be entitled to receive, as additional compensation, any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer, as well as certain customary fees and charges paid by borrowers. The aggregate of the Servicing Fees on the related Mortgage Loans and such additional compensation is referred to herein as a Servicer's "Aggregate Servicing Compensation." The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Account. the aggregate of the Master Servicing Fees and such additional compensation is referred to herein as the Master Servicer's "Aggregate Master Servicing Compensation."

     The aggregate compensation of the Master Servicer and of each Servicer is subject to reduction as described below under "-- Prepayment Interest Shortfalls." See "SERVICING OF LOANS -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and each Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders, See "SERVICING OF LOANS -- Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between Due Dates, the borrower pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only, if so specified in the related Servicing Agreement, to the extent that such amount does not exceed the Aggregate Servicing Compensation on the Mortgage Loans serviced by it for the applicable Distribution Date. However, with respect to approximately 14.7% of the Pool 2 Mortgage Loans, the Servicer will not be obligated to pay Prepayment Interest Shortfalls with respect to prepayments in part.

     Any Prepayment Interest Shortfall not funded by the applicable Servicer is required to be paid by the Master Servicer, to the extent that such amount does not exceed the Aggregate Master Servicing Compensation for the applicable Distribution Date, through a reduction in the amount of such compensation.

ADVANCES

     Each Servicer will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the applicable Servicing Fee Rate, to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if the applicable Servicer fails to do so, and the Trustee will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, the applicable Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if such amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a Relief Act Reduction.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicers will maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related mortgagors.

EVIDENCE AS TO COMPLIANCE

     The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans a firm of independent accountants will furnish a statement to the Trustee to the effect, notwithstanding anything to the contrary in the Prospectus, that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the Trust Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) such other exceptions set forth in such statement. The Servicing Agreements will require the Servicers to furnish certain reports to the Master Servicer on an annual basis.

CERTAIN RIGHTS RELATED TO FORECLOSURE

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class B6 Certificates and, when such Certificates (or either Component thereof) are no longer outstanding, to the holders of the Class B5 Certificates (in respect of the related Components). Such rights would include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure such holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of such Mortgage Loan and the appraised value of the related Mortgaged Property, plus three months' accrued interest on such Mortgage Loan. Any exercise of such right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property.

                                TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of October 1, 1997 among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Notwithstanding anything to the contrary in the Prospectus, the Mortgage Loans will not be assigned Asset Values and the provisions described therein under "THE TRUST AGREEMENTS -- Deficiency Event" will not apply. Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Contract Finance, Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Scheduled Payment, and the maturity date.

     As to each Mortgage Loan, except as described below, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust Agreement: (i) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (ii) the original Mortgage with evidence of recording indicated thereon, (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a Cooperative Loan, the original security agreement and related documents, (iii) an original assignment of the Mortgage to the Trustee or in blank in recordable form or, in the case of a Cooperative

Loan, an original assignment of security agreement and related documents, (iv) the policies of title insurance issued with respect to each Mortgage Loan (other than a Cooperative Loan), and (v) the originals of any assumption, modification, extension or guaranty agreements. Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.

     As described herein under "DESCRIPTION OF THE MORTGAGE POOL -- Missing Mortgage Loan Documentation," one or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

     Pursuant to the terms of a Mortgage Loan Sale Agreement, the Seller will make to the Depositor certain limited representations and warranties concerning the Mortgage Loans. The Depositor will, in turn, assign all of its rights under such representations and warranties to the Trustee for the benefit of the holders of the Certificates. The Seller will represent that (i) immediately prior to transfer thereof to the Depositor, it owned the Mortgage Loans; (ii) each Mortgage Loan evidences a valid first lien on the related Mortgaged Property; (iii) there are no unpaid taxes or other governmental charges relating to the Mortgage Loans; (iv) no Mortgage Loan was more than one Scheduled Payment delinquent as of the Cut-off Date; and (v) each Mortgage Loan is a "qualified mortgage" for purposes of the REMIC Regulations. Upon discovery by the Depositor, the Master Servicer or the Trustee of a breach of any representation, warranty or covenant that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, such party will promptly notify the Seller or the Trustee, as applicable. The Seller will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another Mortgage Loan).

     To the extent that the Depositor or the Seller does not repurchase any Mortgage Loan due to defective documentation or breach of representation or warranty, as described above, and a Realized Loss occurs on such Mortgage Loan, holders of related Offered Certificates may incur a loss.

VOTING RIGHTS

     Voting rights under the Trust Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts or Notional Amounts.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans in the related Mortgage Pool bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

     The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The rate and timing of principal prepayments on the Mortgage Loans in either Mortgage Pool, which have Mortgage Rates and original terms to maturity that differ from those of the Mortgage Loans in the other Mortgage Pool, may differ significantly from the rate and timing of prepayments on the Mortgage Loans in such other Mortgage Pool.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     As described under "DESCRIPTION OF THE CERTIFICATES" herein, the entire amount of principal prepayments (or the applicable Non-AP Percentage thereof, in the case of Pool 2) on the Mortgage Loans in each Mortgage Pool will be allocated to the related Senior Certificates (other than, in the case of Group 2, the Class 2-AP Certificates), as a group, during the first five years following the Closing Date (except as described herein). In addition, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 2 Mortgage Loans allocable to the Pool 2 Senior Certificates during such five year period will be allocated to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates (except as described herein).

     The Certificate Interest Rates applicable to the Group 1 Certificates at any time will be equal to the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans. To the extent that such Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than related Mortgage Loans with relatively low rates, such Certificate Interest Rates will be reduced.

     If the purchaser of a Certificate offered at a discount from its initial principal amount, particularly the Class 2-AP Certificates, calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Investors in the Class 2-AP Certificates should carefully consider that a slower than anticipated rate of prepayment on the Pool 2 Discount Mortgage Loans, which have Mortgage Rates that are lower than those of the other Pool 2 Mortgage Loans and may therefore be more likely to prepay, could result in an actual yield that is lower than the anticipated yield. Conversely, if the purchaser of a Certificate offered at a premium, particularly a Class 2-AX Certificate, calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Investors in the Class 2-AX Certificates should carefully consider that a faster than anticipated rate of prepayments on the Pool 2 Premium Mortgage Loans, which have Mortgage Rates that are higher than those of the other Pool 2 Mortgage Loans and may therefore be more likely to prepay, could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments.

     The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the third day after the Servicer Remittance Dates (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SENSITIVITY OF THE CLASS 2-AP AND CLASS 2-AX CERTIFICATES

     The yields to investors in the Class 2-AP Certificate will be very sensitive, and the yields to investors in the Class 2-AX Certificates will be extremely sensitive, to the rate of principal payments, including prepayments, on the Pool 2 Discount Mortgage Loans, in the case of the Class 2-AP Certificates, and on the Pool 2 Premium Mortgage Loans, in the case of the Class 2-AX Certificates. Investors in such Certificates should consider the associated risks, including the risk that slower than anticipated rates of principal payment on the Pool 2 Discount Mortgage Loans could result in an actual yield on the Class 2-AP Certificates that is lower than the anticipated yield, and that more rapid than anticipated rates of principal payment on the Pool 2 Premium Mortgage Loans could result in the failure of investors in the Class 2-AX Certificates to recover their initial investments. In particular, investors in the Class 2-AX Certificates should consider that the Pool 2 Premium Mortgage Loans have higher Mortgage Rates than the other Pool 2 Mortgage Loans, and therefore may prepay at a faster rate.

     To illustrate the significance of prepayments on the yields on the Class 2-AP and Class 2-AX Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the constant percentages of the prepayment assumption ("PSA", as described below) shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (i) multiplying the net reduction, if any, of the applicable Class Certificate Principal Amount or aggregate Notional Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Class Certificate Principal Amount or aggregate Notional Amount described in clause (i) above. It is unlikely that the Pool 2 Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. (Such weighted average lives are shown for illustrative purposes only in the case of the Class 2-AX Certificates. Such Certificates are not entitled to distributions of principal and therefore have no weighted average lives.) The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

     Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in Pool 2, the Modeling Assumptions set forth under "-- Weighted Average Life" below and the additional assumptions that (i) the applicable assumed purchase price, exclusive of accrued interest in the case of the Class 2-AX Certificates (expressed as a percentage of the applicable Class Certificate Principal Amount or aggregate Notional Amount) for each Class of Certificates is as set forth below and (ii) the initial Class Certificate Principal Amount of the Class 2-AP Certificates and the initial aggregate Notional Amount and Certificate Interest Rate of the Class 2-AX Certificates are as set forth or described on the cover page hereof.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-AP CERTIFICATES
                   (ASSUMED PURCHASE PRICE PERCENTAGE: 65.0%)

                                                                        PERCENTAGES OF PSA
                                                               ------------------------------------
                                                                0%     100%    250%    325%    500%
                                                               ----    ----    ----    ----    ----
Yield*......................................................    4.5%   7.2%    12.0%   14.8%   22.2%
Weighted Average Life in Years..............................   10.7    7.1      4.4     3.6     2.5

---------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-AX CERTIFICATES
                   (ASSUMED PURCHASE PRICE PERCENTAGE: 28.0%)

                                                                       PERCENTAGES OF PSA
                                                              ------------------------------------
                                                               0%     100%    250%    325%    500%
                                                              ----    ----    ----    ----    ----
Yield*.....................................................   26.0%   19.4%   9.0%   3.6%   (9.6)%
Weighted Average Life in Years.............................   14.4     8.9    5.1    4.1     2.7

---------------
*Corporate bond equivalent basis

     The Pool 2 Mortgage Loans may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class 2-AP and Class 2-AX Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class 2-AP or Class 2-AX Certificate.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

     On each Distribution Date, the holders of any related higher ranking Component will have a preferential right to receive amounts of interest and principal due to them on such Distribution Date before any distributions are made on any Component of the related Certificate Group subordinate to such Component. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class B3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

     As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans in each Mortgage Pool will be allocated first to the lower ranking Components of the related Certificate Group, then to the higher ranking Components of such Certificate Group, in inverse order of priority, until the Component Principal Amount of each such Component has been reduced to zero, before any such Realized Losses will be allocated to the related Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Component outstanding on such date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("PSA") represents an assumed standard rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The following tables were prepared based on the characteristics of the Mortgage Loans expected to be included in each Mortgage Pool and the following additional assumptions (collectively, the "Modeling Assumptions"): (i) the initial Class Certificate Principal Amounts or aggregate Notional Amount and the Certificate Interest Rates are as set forth or described on the cover of this Prospectus Supplement; (ii) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in November 1997;
(iii) principal prepayments are received in full on the last day of each month commencing in October 1997 and there are no Net Prepayment Interest Shortfalls;
(iv) there are no defaults or delinquencies on the Mortgage Loans; (v) all Mortgage Loans other than Balloon Loans amortize on the basis of a monthly, level payment schedule; (vi) Distribution Dates occur on the 28th day of each month, commencing November 28, 1997; (vii) there are no repurchases or substitutions of the Mortgage Loans; (viii) there is no optional termination of the Trust Fund and (ix) the Certificates are issued on October 30, 1997.

     The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of PSA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of PSA.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Certificate Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of PSA.

     The weighted average life of an Offered Certificate is determined by (i) multiplying the net reduction, if any, of the applicable Class Certificate Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Class Certificate Principal Amount described in (i) above.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                               CLASS 1-A CERTIFICATES
                      -----------------------------------------
 DISTRIBUTION DATE     0%      100%     250%     325%     500%
-------------------   -----    -----    -----    -----    -----
Initial
  Percentage.......     100%     100%     100%     100%     100%
October 1998.......      90       84       74       69       58
October 1999.......      68       58       44       37       24
October 2000.......      60       47       29       22        8
October 2001.......       4        0        0        0        0
October 2002.......       0        0        0        0        0
October 2003.......       0        0        0        0        0
October 2004.......       0        0        0        0        0
October 2005.......       0        0        0        0        0
October 2006.......       0        0        0        0        0
October 2007.......       0        0        0        0        0
October 2008.......       0        0        0        0        0
October 2009.......       0        0        0        0        0
October 2010.......       0        0        0        0        0
October 2011.......       0        0        0        0        0
October 2012.......       0        0        0        0        0
October 2013.......       0        0        0        0        0
October 2014.......       0        0        0        0        0
October 2015.......       0        0        0        0        0
October 2016.......       0        0        0        0        0
October 2017.......       0        0        0        0        0
October 2018.......       0        0        0        0        0
October 2019.......       0        0        0        0        0
October 2020.......       0        0        0        0        0
October 2021.......       0        0        0        0        0
October 2022.......       0        0        0        0        0
October 2023.......       0        0        0        0        0
October 2024.......       0        0        0        0        0
October 2025.......       0        0        0        0        0
October 2026.......       0        0        0        0        0
October 2027.......       0        0        0        0        0
October 2028.......       0        0        0        0        0
October 2029.......       0        0        0        0        0
October 2030.......       0        0        0        0        0
                      -----    -----    -----    -----    -----
Weighted Average
  Life in Years....     2.7      2.4      1.9      1.7      1.4
                        ===      ===      ===      ===      ===

                               CLASS 2-A1 CERTIFICATES
                      -----------------------------------------
 DISTRIBUTION DATE     0%      100%     250%     325%     500%
-------------------   -----    -----    -----    -----    -----
Initial
  Percentage.......     100%     100%     100%     100%     100%
October 1998.......      97       88       75       69       54
October 1999.......      93       76       54       43       21
October 2000.......      89       66       36       23        0
October 2001.......      84       55       21        8        0
October 2002.......      80       46        9        0        0
October 2003.......      76       38        1        0        0
October 2004.......      71       32        0        0        0
October 2005.......      66       26        0        0        0
October 2006.......      61       21        0        0        0
October 2007.......      56       17        0        0        0
October 2008.......      52       13        0        0        0
October 2009.......      48       10        0        0        0
October 2010.......      45        7        0        0        0
October 2011.......      41        4        0        0        0
October 2012.......      37        2        0        0        0
October 2013.......      33        *        0        0        0
October 2014.......      29        0        0        0        0
October 2015.......      25        0        0        0        0
October 2016.......      21        0        0        0        0
October 2017.......      16        0        0        0        0
October 2018.......      11        0        0        0        0
October 2019.......       6        0        0        0        0
October 2020.......       1        0        0        0        0
October 2021.......       0        0        0        0        0
October 2022.......       0        0        0        0        0
October 2023.......       0        0        0        0        0
October 2024.......       0        0        0        0        0
October 2025.......       0        0        0        0        0
October 2026.......       0        0        0        0        0
October 2027.......       0        0        0        0        0
October 2028.......       0        0        0        0        0
October 2029.......       0        0        0        0        0
October 2030.......       0        0        0        0        0
                      -----    -----    -----    -----    -----
Weighted Average
  Life in Years....    11.9      5.5      2.5      1.9      1.3
                       ====      ===      ===      ===      ===

---------------

* Indicates a value between 0.0% and 0.5%.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                               CLASS 2-A2 CERTIFICATES
                      -----------------------------------------
 DISTRIBUTION DATE     0%      100%     250%     325%     500%
-------------------   -----    -----    -----    -----    -----
Initial
  Percentage.......     100%     100%     100%     100%     100%
October 1998.......     100      100      100      100      100
October 1999.......     100      100      100      100      100
October 2000.......     100      100      100      100       85
October 2001.......     100      100      100      100        0
October 2002.......     100      100      100       51        0
October 2003.......     100      100      100        0        0
October 2004.......     100      100       54        0        0
October 2005.......     100      100       16        0        0
October 2006.......     100      100        0        0        0
October 2007.......     100      100        0        0        0
October 2008.......     100      100        0        0        0
October 2009.......     100      100        0        0        0
October 2010.......     100      100        0        0        0
October 2011.......     100      100        0        0        0
October 2012.......     100      100        0        0        0
October 2013.......     100      100        0        0        0
October 2014.......     100       79        0        0        0
October 2015.......     100       59        0        0        0
October 2016.......     100       40        0        0        0
October 2017.......     100       22        0        0        0
October 2018.......     100        6        0        0        0
October 2019.......     100        0        0        0        0
October 2020.......     100        0        0        0        0
October 2021.......      49        0        0        0        0
October 2022.......      12        0        0        0        0
October 2023.......       0        0        0        0        0
October 2024.......       0        0        0        0        0
October 2025.......       0        0        0        0        0
October 2026.......       0        0        0        0        0
October 2027.......       0        0        0        0        0
October 2028.......       0        0        0        0        0
October 2029.......       0        0        0        0        0
October 2030.......       0        0        0        0        0
                      -----    -----    -----    -----    -----
Weighted Average
  Life in Years....    24.1     18.6      7.2      5.1      3.2
                       ====     ====     ====     ====     ====

                               CLASS 2-A3 CERTIFICATES
                      -----------------------------------------
 DISTRIBUTION DATE     0%      100%     250%     325%     500%
-------------------   -----    -----    -----    -----    -----
Initial
  Percentage.......     100%     100%     100%     100%     100%
October 1998.......     100      100      100      100      100
October 1999.......     100      100      100      100      100
October 2000.......     100      100      100      100      100
October 2001.......     100      100      100      100        0
October 2002.......     100      100      100      100        0
October 2003.......     100      100      100       64        0
October 2004.......     100      100      100        0        0
October 2005.......     100      100      100        0        0
October 2006.......     100      100       91        0        0
October 2007.......     100      100       72        0        0
October 2008.......     100      100       58        0        0
October 2009.......     100      100       46        0        0
October 2010.......     100      100       37        0        0
October 2011.......     100      100       29        0        0
October 2012.......     100      100       23        0        0
October 2013.......     100      100       18        0        0
October 2014.......     100      100       14        0        0
October 2015.......     100      100       11        0        0
October 2016.......     100      100        8        0        0
October 2017.......     100      100        6        0        0
October 2018.......     100      100        4        0        0
October 2019.......     100       84        3        0        0
October 2020.......     100       58        2        0        0
October 2021.......     100       35        1        0        0
October 2022.......     100       21        1        0        0
October 2023.......      76       13        *        0        0
October 2024.......      40        6        *        0        0
October 2025.......      14        2        *        0        0
October 2026.......       1        *        *        0        0
October 2027.......       *        *        0        0        0
October 2028.......       *        *        0        0        0
October 2029.......       *        0        0        0        0
October 2030.......       0        0        0        0        0
                      -----    -----    -----    -----    -----
Weighted Average
  Life in Years....    26.9     23.7     12.8      6.2      3.7
                       ====     ====     ====     ====     ====

---------------

* Indicates a value between 0.0% and 0.5%.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                               CLASS 2-A4 CERTIFICATES
                      -----------------------------------------
 DISTRIBUTION DATE     0%      100%     250%     325%     500%
-------------------   -----    -----    -----    -----    -----
Initial
  Percentage.......     100%     100%     100%     100%     100%
October 1998.......     100      100      100      100      100
October 1999.......     100      100      100      100      100
October 2000.......     100      100      100      100      100
October 2001.......     100      100      100      100       87
October 2002.......     100      100      100      100       27
October 2003.......      96       94       91       90        0
October 2004.......      91       87       81       73        0
October 2005.......      86       79       70       50        0
October 2006.......      80       71       57       35        0
October 2007.......      75       62       46       27        0
October 2008.......      70       55       36       20        0
October 2009.......      66       48       29       15        0
October 2010.......      63       43       23       12        0
October 2011.......      59       38       19        9        0
October 2012.......      55       33       15        7        0
October 2013.......      51       29       12        5        0
October 2014.......      46       25        9        4        0
October 2015.......      42       21        7        3        0
October 2016.......      37       18        5        2        0
October 2017.......      32       14        4        1        0
October 2018.......      27       11        3        1        0
October 2019.......      22        9        2        1        0
October 2020.......      16        6        1        *        0
October 2021.......      10        4        1        *        0
October 2022.......       7        2        *        *        0
October 2023.......       4        1        *        *        0
October 2024.......       2        1        *        *        0
October 2025.......       1        *        *        *        0
October 2026.......       *        *        *        *        0
October 2027.......       *        *        *        *        0
October 2028.......       *        *        *        *        0
October 2029.......       *        *        *        0        0
October 2030.......       0        0        0        0        0
                      -----    -----    -----    -----    -----
Weighted Average
  Life in Years....    15.9     13.0     10.6      9.1      4.7
                       ====     ====     ====      ===      ===

                               CLASS 2-AP CERTIFICATES
                      -----------------------------------------
 DISTRIBUTION DATE     0%      100%     250%     325%     500%
-------------------   -----    -----    -----    -----    -----
Initial
  Percentage.......     100%     100%     100%     100%     100%
October 1998.......      96       90       82       78       68
October 1999.......      91       81       66       60       45
October 2000.......      87       72       53       46       30
October 2001.......      82       64       43       35       20
October 2002.......      76       56       34       26       13
October 2003.......      71       49       27       19        8
October 2004.......      65       42       21       14        5
October 2005.......      58       36       16       10        3
October 2006.......      51       30       12        7        2
October 2007.......      44       24        9        5        1
October 2008.......      36       18        6        3        1
October 2009.......      31       15        4        2        *
October 2010.......      29       13        4        2        *
October 2011.......      28       12        3        1        *
October 2012.......      26       10        2        1        *
October 2013.......      24        9        2        1        *
October 2014.......      22        8        1        1        *
October 2015.......      20        7        1        *        *
October 2016.......      18        6        1        *        *
October 2017.......      16        5        1        *        *
October 2018.......      14        4        *        *        *
October 2019.......      11        3        *        *        *
October 2020.......       9        2        *        *        *
October 2021.......       7        2        *        *        *
October 2022.......       4        1        *        *        *
October 2023.......       2        *        *        *        *
October 2024.......       1        *        *        *        *
October 2025.......       *        *        *        *        0
October 2026.......       *        *        *        *        0
October 2027.......       *        *        *        *        0
October 2028.......       0        0        0        0        0
October 2029.......       0        0        0        0        0
October 2030.......       0        0        0        0        0
                      -----    -----    -----    -----    -----
Weighted Average
  Life in Years....    10.7      7.1      4.4      3.6      2.5
                       ====     ====     ====      ===      ===

---------------

* Indicates a value between 0.0% and 0.5%.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                                                   CLASS B1 CERTIFICATES
                                              ---------------------------------------------------
DISTRIBUTION DATE                                0%     100%     250%        325%        500%
-----------------                                ---     ---      ---        ---         ---
Initial Percentage......................          100%   100%     100%       100%        100%
October 1998............................           97      97      97         97          97
October 1999............................           94      94      94         94          94
October 2000............................           91      91      91         91          91
October 2001............................           88      87      79         76          70
October 2002............................           82      76      70         67          63
October 2003............................           73      67      60         58          52
October 2004............................           69      61      53         50          34
October 2005............................           65      55      45         41          23
October 2006............................           57      47      36         32          15
October 2007............................           44      37      27         23           9
October 2008............................           42      32      21         17           6
October 2009............................           39      28      17         13           4
October 2010............................           37      25      14         10           3
October 2011............................           35      22      11          7           2
October 2012............................           32      19       9          6           1
October 2013............................           30      17       7          4           1
October 2014............................           27      15       5          3           *
October 2015............................           25      12       4          2           *
October 2016............................           22      10       3          2           *
October 2017............................           19       8       2          1           *
October 2018............................           16       7       2          1           *
October 2019............................           13       5       1          *           *
October 2020............................            9       4       1          *           *
October 2021............................            6       2       *          *           *
October 2022............................            4       1       *          *           *
October 2023............................            2       1       *          *           *
October 2024............................            1       *       *          *           *
October 2025............................            *       *       *          *           *
October 2026............................            *       *       *          *           *
October 2027............................            *       *       *          *           0
October 2028............................            *       *       *          *           0
October 2029............................            *       *       *          0           0
October 2030............................            0       0       0          0           0
                                                  ---     ---     ---        ---         ---
Weighted Average
  Life in Years.........................         11.7     9.7     8.0        7.5         6.2
                                                 ====     ===     ===        ===         ===


                                                     CLASS B2 CERTIFICATES
                                           -----------------------------------------
DISTRIBUTION DATE                           0%      100%     250%     325%     500%
-----------------                          -----    -----    -----    -----    -----
Initial Percentage......................     100%     100%     100%     100%     100%
October 1998............................      97       97       97       97       97
October 1999............................      94       94       94       94       94
October 2000............................      91       91       91       91       91
October 2001............................      88       87       83       81       78
October 2002............................      83       80       77       75       73
October 2003............................      77       73       68       66       61
October 2004............................      72       67       60       57       40
October 2005............................      68       61       52       47       27
October 2006............................      62       53       42       37       17
October 2007............................      53       44       32       27       11
October 2008............................      50       39       26       21        7
October 2009............................      47       34       21       16        5
October 2010............................      44       30       17       12        3
October 2011............................      42       27       13        9        2
October 2012............................      39       23       10        7        1
October 2013............................      36       20        8        5        1
October 2014............................      33       18        6        4        1
October 2015............................      30       15        5        3        *
October 2016............................      26       12        4        2        *
October 2017............................      23       10        3        1        *
October 2018............................      19        8        2        1        *
October 2019............................      15        6        1        1        *
October 2020............................      11        4        1        *        *
October 2021............................       7        3        *        *        *
October 2022............................       5        2        *        *        *
October 2023............................       3        1        *        *        *
October 2024............................       2        *        *        *        *
October 2025............................       1        *        *        *        *
October 2026............................       *        *        *        *        *
October 2027............................       *        *        *        *        0
October 2028............................       *        *        *        0        0
October 2029............................       *        *        0        0        0
October 2030............................       0        0        0        0        0
                                           -----    -----    -----    -----    -----
Weighted Average
  Life in Years.........................    12.7     10.5      8.7      8.1      6.6
                                            ====     ====      ===      ===      ===

---------------

* Indicates a value between 0.0% and 0.5%.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                                       CLASS B3 CERTIFICATES
                                             -----------------------------------------
           DISTRIBUTION DATE                  0%      100%     250%     325%     500%
----------------------------------------     -----    -----    -----    -----    -----
Initial Percentage......................       100%     100%     100%     100%     100%
October 1998............................        97       97       97       97       97
October 1999............................        94       94       94       94       94
October 2000............................        91       91       91       91       91
October 2001............................        88       87       83       81       78
October 2002............................        83       80       77       75       73
October 2003............................        77       73       68       66       61
October 2004............................        72       67       60       57       40
October 2005............................        68       61       52       47       27
October 2006............................        62       53       42       37       17
October 2007............................        53       44       32       27       11
October 2008............................        50       39       26       21        7
October 2009............................        47       34       21       16        5
October 2010............................        44       30       17       12        3
October 2011............................        42       27       13        9        2
October 2012............................        39       23       10        7        1
October 2013............................        36       20        8        5        1
October 2014............................        33       18        6        4        1
October 2015............................        30       15        5        3        *
October 2016............................        26       12        4        2        *
October 2017............................        23       10        3        1        *
October 2018............................        19        8        2        1        *
October 2019............................        15        6        1        1        *
October 2020............................        11        4        1        *        *
October 2021............................         7        3        *        *        *
October 2022............................         5        2        *        *        *
October 2023............................         3        1        *        *        *
October 2024............................         2        *        *        *        *
October 2025............................         1        *        *        *        *
October 2026............................         *        *        *        *        0
October 2027............................         *        *        *        *        0
October 2028............................         *        *        *        0        0
October 2029............................         *        *        0        0        0
October 2030............................         0        0        0        0        0
                                             -----    -----    -----    -----    -----
Weighted Average
  Life in Years.........................      12.7     10.5      8.7      8.1      6.6
                                              ====     ====      ===      ===      ===

                                                     CLASS R CERTIFICATES
                                           -----------------------------------------
           DISTRIBUTION DATE                0%      100%     250%     325%     500%
----------------------------------------   -----    -----    -----    -----    -----
Initial Percentage......................     100%     100%     100%     100%     100%
October 1998............................     100      100      100      100      100
October 1999............................     100      100      100      100      100
October 2000............................     100      100      100      100      100
October 2001............................     100      100      100      100        0
October 2002............................     100      100      100      100        0
October 2003............................     100      100      100      100        0
October 2004............................     100      100      100        0        0
October 2005............................     100      100      100        0        0
October 2006............................     100      100      100        0        0
October 2007............................     100      100      100        0        0
October 2008............................     100      100      100        0        0
October 2009............................     100      100      100        0        0
October 2010............................     100      100      100        0        0
October 2011............................     100      100      100        0        0
October 2012............................     100      100      100        0        0
October 2013............................     100      100      100        0        0
October 2014............................     100      100      100        0        0
October 2015............................     100      100      100        0        0
October 2016............................     100      100      100        0        0
October 2017............................     100      100      100        0        0
October 2018............................     100      100      100        0        0
October 2019............................     100      100      100        0        0
October 2020............................     100      100      100        0        0
October 2021............................     100      100      100        0        0
October 2022............................     100      100      100        0        0
October 2023............................     100      100      100        0        0
October 2024............................     100      100      100        0        0
October 2025............................     100      100      100        0        0
October 2026............................     100      100      100        0        0
October 2027............................     100      100       15        0        0
October 2028............................     100      100        4        0        0
October 2029............................     100       63        1        0        0
October 2030............................       0        0        0        0        0
                                           -----    -----    -----    -----    -----
Weighted Average
  Life in Years.........................    32.3     32.1     29.6      6.8      3.9
                                            ====     ====      ===      ===      ===

---------------

* Indicates a value between 0.0% and 0.5%.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of Brown & Wood LLP, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Offered Certificates other than the Residual Certificate (the "Regular Certificates") will be considered to be "regular interests" in the REMIC within the meaning of the Code, and the Residual Certificate will be considered to be the sole class of "residual interest" in the REMIC within the meaning of the Code. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     Although the matter is not free from doubt, the Depositor intends to report stated interest on the Group 1 Certificates as "qualified stated interest" and not as original issue discount.

     The Class 2-AP and Class 2-AX Certificates will be, and the other Classes of Offered Certificates may be, issued with original issue discount for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Certificates -- Interest and Acquisition Discount" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to 250% PSA. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such original issue discount.

     The Small Business Job Protection Act of 1996 (the "Small Business Act"), as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

RESIDUAL CERTIFICATES

     Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case, if (i) Residual Certificates were taxable as debt instruments or (ii) no portion of the taxable income on a Residual Certificate in each period were treated as "excess inclusion" income.

     A Residual Certificateholder will be the holder of a residual interest in the REMIC and will generally be required to include in gross income a pro rata share of the net income of the REMIC. This may result in such Residual Certificateholder being required to recognize "phantom" income, i.e., income recognized for tax purposes which exceeds economic income attributable to such Residual Certificate. Acceleration of taxable income arising from timing differences will result in an after-tax yield on a Residual Certificate that may be lower than that on a corporate bond with similar cash flow characteristics and pre-tax yield. The amount and timing of phantom income are dependent upon the rate of prepayment of the Mortgage Loans, and, therefore, cannot be predicted.

     Residual Certificates will not be treated as "securities" for purposes of the "mark-to-market" provisions of the Code and consequently dealers in securities may not account for Residual Certificates by marking them to market.

     The Small Business Act has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Under applicable regulations (the "REMIC Regulations"), if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of such Residual Certificate to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on such Residual Certificate at least equals the product of the present value of the anticipated excess inclusions (determined as of the date of the transfer) and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Certificate is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of taxes exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of Residual Certificates by Nonresidents to United States persons.

     Under the REMIC Regulations, if a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Foreign Person will be disregarded for all Federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the calendar year following the calendar year of accrual. If a transfer of a Residual Certificate to a Foreign Person is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. If a Foreign Person transfers a Residual Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusion income (for example, if the transferor does not pay all tax liability up to the date of the transfer), then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of Sections 871(a), 881, 1441 and 1442 of the Code. As a result of the foregoing provisions, a transferor or transferee that is a Foreign Person would be required to deliver to the Trustee certain certifications (and satisfy certain other conditions) in connection with such a transfer of a Residual Certificate. For purposes of the discussion set forth above, a Foreign Person is a person that is not a U.S. Person. The term "U.S. Person" means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     It is expected that each Residual Certificate will be a "noneconomic residual interest" and will have "tax avoidance potential" within the meaning of the proposed regulations.

     Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to such transfer, the proposed transferee delivers to the Trustee an affidavit certifying that such transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to such matters as may be necessary to verify that no significant purpose of such transfer is to impede the assessment or collection of tax, including the ability of such transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that such transfer would be respected for federal income tax purposes.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Senior Certificates and the Class B1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Lehman Brothers has entered into an agreement with the Depositor to purchase the Class B4, Class B5 and Class B6 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     Lehman Brothers Inc. is an affiliate of the Depositor.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA CONSIDERATIONS" in the accompanying Prospectus.

     EMPLOYEE BENEFIT PLANS ("PLANS") THAT ARE SUBJECT TO ERISA, AND ANY PERSON UTILIZING THE ASSETS OF SUCH A PLAN, MAY NOT PURCHASE THE SUBORDINATE CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) is available with respect to such investment. The Trust Agreement will include certain restrictions on the transfer of the Subordinate Certificates.

                                 LEGAL MATTERS

     Notwithstanding anything to the contrary in the Prospectus, certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates other than the Class 2-AP and Class 2-AX Certificates that they be rated "AAA" by each of Fitch and S&P. It is a condition to the issuance of the Class 2-AP and 2-AX Certificates that they be rated "AAA" by Fitch and "AAAr" by S&P. It is a condition to the issuance of the Class B1 Certificates that they be rated "AA" by Fitch. It is a condition to the issuance of the Class B2 Certificates that they be rated "A" by Fitch. It is a condition to the issuance of the Class B3 Certificates that they be rated "BBB" by Fitch. The rating of "AAA" is the highest rating that Fitch and S&P assign to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

     The "r" symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or variability in expected returns due to non-credit risks. The absence of the "r" symbol in the ratings of other Certificates offered hereby should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

     A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that the Offered Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                    GLOSSARY

DEFINED TERMS                                                                      PAGE
-------------                                                                      ----
Accrued Certificate Interest.....................................................  S-19
Act..............................................................................  S-59
Advances.........................................................................  S- 7
Aggregate Master Servicing Compensation..........................................  S-45
Aggregate Servicing Compensation.................................................  S-45
AP Percentage....................................................................  S-21
Aurora...........................................................................  S-42
Available Distribution Amount....................................................  S-24
Balloon Loan.....................................................................  S-13
Balloon Payment..................................................................  S-13
Bankruptcy Coverage Termination Date.............................................  S-27
Bankruptcy Loss Limit............................................................  S-27
Bankruptcy Losses................................................................  S-26
Beneficial Owner.................................................................  S- 9
Book-Entry Certificates..........................................................  S- 9
Business Day.....................................................................  S-15
Cede.............................................................................  S-16
Certificate Group................................................................  S- 2
Certificate Principal Amount.....................................................  S-19
Certificate Interest Rate........................................................  S-19
Certificates.....................................................................  S-14
Class A Certificates.............................................................  S-14
Class Certificate Principal Amount...............................................  S-15
Class 2-AP Deferred Amount.......................................................  S-26
Class 2-AP Principal Distribution Amount.........................................  S-23
Class 2-A4 Percentage............................................................  S-22
Class 2-A4 Prepayment Shift Percentage...........................................  S-23
Class 2-A4 Priority Amount.......................................................  S-22
Class 2-A4 Scheduled Principal Percentage........................................  S-22
Class Percentage.................................................................  S-21
Closing Date.....................................................................  S- 6
Code.............................................................................  S-57
Component........................................................................  S- 2
Component Interest Rate..........................................................  S-20
Component Principal Amount.......................................................  S-15
Cooperative Loan.................................................................  Prospectus
Corporate Trust Office...........................................................  S-28
Credit Support Depletion Date....................................................  S-19
Credit Support Percentage........................................................  S-19
Cut-off Date.....................................................................  S- 6
Cut-off Date Balance.............................................................  S- 8
Debt Service Reduction...........................................................  S-26
Deficient Valuation..............................................................  S-26
Definitive Certificate...........................................................  S-16
Deposit Date.....................................................................  S-24
Depositor........................................................................  S- 1
Distribution Date................................................................  S- 2
DTC..............................................................................  S- 8
Due Period.......................................................................  S-24
ERISA............................................................................  S-11
Excess Losses....................................................................  S-27
FHA..............................................................................  Prospectus

DEFINED TERMS                                                                      PAGE
-------------                                                                      ----
FHLMC............................................................................  Prospectus
Final Scheduled Distribution Date................................................  S- 8
Financial Intermediary...........................................................  S-16
Fitch............................................................................  S-11
FNMA.............................................................................  Prospectus
Fraud Loss Limit.................................................................  S-27
Fraud Losses.....................................................................  S-26
GNMA.............................................................................  Prospectus
Group 1..........................................................................  S-14
Group 1 Certificates.............................................................  S- 2
Group 1 Components...............................................................  S-15
Group 1 Offered Certificates.....................................................  S-14
Group 1 Senior Certificates......................................................  S-14
Group 2..........................................................................  S-15
Group 2 Certificates.............................................................  S- 2
Group 2 Components...............................................................  S-15
Group 2 Offered Certificates.....................................................  S-15
Group 2 Senior Certificates......................................................  S-15
Harbourton.......................................................................  S-42
HUD..............................................................................  Prospectus
Insurance Proceeds...............................................................  S-24
Interest Accrual Period..........................................................  S- 6
Interest Shortfall...............................................................  S-19
Latest Servicer Remittance Date..................................................  S- 5
Lehman Capital...................................................................  S- 1
Liquidated Mortgage Loan.........................................................  S-27
Liquidation Proceeds.............................................................  S-25
Loan-to-Value Ratio..............................................................  S-29
Master Servicer..................................................................  S- 3
Master Servicing Fee.............................................................  S-44
Master Servicing Fee Rate........................................................  S-44
Modeling Assumptions.............................................................  S-51
Mortgage.........................................................................  Prospectus
Mortgage Loan Sale Agreement.....................................................  S-47
Mortgage Loans...................................................................  S- 1
Mortgage Note....................................................................  Prospectus
Mortgage Pool....................................................................  S- 2
Mortgaged Property...............................................................  S- 7
Mortgage Rate....................................................................  S- 7
Net Mortgage Rate................................................................  S-19
Net Prepayment Interest Shortfalls...............................................  S-20
Non-AP Percentage................................................................  S-21
Nonresident......................................................................  Prospectus
Norwest..........................................................................  S- 3
Notional Amount..................................................................  S- 1
Offered Certificates.............................................................  S-14
Offered Subordinate Certificates.................................................  S- 2
Original Credit Support Percentage...............................................  S-19
Original Subordinate Principal Balance...........................................  S-22
Participant......................................................................  S-16
Plans............................................................................  S-60
Pool Rate........................................................................  S-19
Pool 1...........................................................................  S- 2
Pool 1 Mortgage Loans............................................................  S- 7

DEFINED TERMS                                                                      PAGE
-------------                                                                      ----
Pool 1 Rate......................................................................  S- 1
Pool 2...........................................................................  S- 2
Pool 2 Discount Mortgage Loan....................................................  S-21
Pool 2 Mortgage Loans............................................................  S- 7
Pool 2 Premium Mortgage Loan.....................................................  S-19
Pool 2 Rate......................................................................  S-19
Prepayment Interest Shortfall....................................................  S-20
Prepayment Period................................................................  S-24
Principal Distribution Amount....................................................  S-20
Principal Prepayments............................................................  S-24
Prospectus.......................................................................  S- 1
PSA..............................................................................  S-51
Rating Agencies..................................................................  S-11
Realized Loss....................................................................  S-26
Record Date......................................................................  S- 6
Regular Certificates.............................................................  S-57
Relief Act.......................................................................  S-27
Relief Act Reduction.............................................................  S-27
REMIC............................................................................  S- 2
REMIC Regulations................................................................  S-58
Residual Certificateholder.......................................................  S-11
Residual Certificate.............................................................  S- 2
Rules............................................................................  S-16
Scheduled Payment................................................................  S-28
Scheduled Principal Amount.......................................................  S-22
Scheduled Principal Balance......................................................  S-21
Seller...........................................................................  S- 1
Senior Certificates..............................................................  S-14
Senior Percentage................................................................  S-21
Senior Prepayment Percentage.....................................................  S-21
Senior Principal Distribution Amount.............................................  S-20
Servicer.........................................................................  S- 5
Servicer Remittance Date.........................................................  S-24
Servicing Agreement..............................................................  S-44
Servicing Fee....................................................................  S-44
Servicing Fee Rate...............................................................  S-44
Small Business Act...............................................................  S-57
SMMEA............................................................................  S-12
S&P..............................................................................  S-11
Special Hazard Loss Limit........................................................  S-27
Special Hazard Losses............................................................  S-26
Subordinate Certificates.........................................................  S-14
Subordinate Class Percentage.....................................................  S-21
Subordinate Percentage...........................................................  S-21
Subordinate Prepayment Percentage................................................  S-23
Subordinate Principal Distribution Amount........................................  S-23
Trust Agreement..................................................................  S- 5
Trust Fund.......................................................................  S- 1
Trustee Fee......................................................................  S-28
Trustee Fee Rate.................................................................  S-28
U.S. Person......................................................................  S-58
Underwriter......................................................................  S- 1
Underwriting Agreement...........................................................  S-59
Unscheduled Principal Amount.....................................................  S-22

                     (This page intentionally left blank)

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                     ASSET TRUST PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

    This Prospectus relates to Asset Trust Pass-Through Certificates (the "Certificates") which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a "Series") by Structured Asset Securities Corporation (the "Depositor"). (Capitalized terms not otherwise defined herein shall have the meaning specified in the Glossary attached hereto.)

    Each Certificate of a Series will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Trust Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Primary Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, FHLMC Certificates, GNMA Certificates, FNMA Certificates (collectively, "Agency Certificates") Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other credit supports specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement. Mortgage Loans underlying or comprising the Primary Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Primary Assets will be secured by property consisting of a Manufactured Home. See "THE TRUST FUNDS" herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of a Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "SERVICING OF LOANS" herein.

    Each Series of Certificates will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets held under the Trust Agreement may be divided into one or more Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group. A Series or Class of Certificates may be subject to redemption in certain circumstances if so specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES" herein.

    Distributions of principal and interest on the Certificates of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Primary Assets. A rate of prepayment lower or higher than anticipated will affect yield on Certificates of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Primary Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Primary Assets or the Final Scheduled Distribution Date of the Certificates of the related Series. If so specified in the related Prospectus Supplement, Certificates of a Series may be subject to special distributions in reduction of principal balance under certain circumstances. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

    The Certificates evidence an interest in the related Trust Fund only, and are not guaranteed by any governmental agency, or by the Depositor, the Trustee, the Master Servicer, or by any of their respective affiliates or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties set forth in the related Trust Agreement as described herein or in the related Prospectus Supplement. See "THE TRUST AGREEMENTS" herein.

    If specified in the related Prospectus Supplement, an election may be made to treat the Trust Fund for a Series as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

    Certificates of a Series offered hereby and by the related Prospectus Supplement may be offered through one or more different methods, including offerings through Lehman Brothers, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION" herein.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Certificates are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                LEHMAN BROTHERS
                  The date of this Prospectus is May 21, 1996

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series: (a) the aggregate initial principal balances, the Pass-Through Rate or Certificate Rate (or method for determining it in the case of Floating Rate Certificates) and authorized denominations of each Class of such Series; (b) certain information concerning the Trust Fund for such Series, including the principal amount, type and characteristics of Primary Assets included in the Trust Fund on the date of issue, and, if applicable, the amount of Reserve Funds, if any, for such Series;
(c) where Private Mortgage-Backed Securities are included in the Trust Fund, information concerning the PMBS Issuer, the PMBS Trustee, the PMBS Servicer, if any, and the Loans or Agency Certificates which constitute the underlying assets for such Private Mortgage-Backed Securities; (d) the circumstances, if any, under which Special Distributions of principal may be made or a Trust Fund terminated prior to the Final Scheduled Distribution Date; (e) the Final Scheduled Distribution Date of each Class of a Multi-Class Series; (f) the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date; (g) the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied; (h) the extent of subordination of each Class of Subordinate Certificates, if any; (i) the identity of each Class of Compound Interest Certificates, Floating Rate Certificates, Principal Weighted Certificates, Interest Weighted Certificates, Subordinate Certificates and Planned Amortization Certificates ("PACs") included in such Series, if any; (j) the principal amount of each Class of a Multi-Class Series that would be outstanding on specified Distribution Dates, if the Loans or Agency Certificates underlying or comprising the Primary Assets for such Series were prepaid at various assumed rates; (k) the Distribution Dates for the respective Classes; (l) the Assumed Reinvestment Rate (if applicable); (m) the percentage of Excess Cash Flow to be applied to distributions in reduction of principal balance of Certificates of a Multi-Class Series; (n) additional information with respect to any pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond or other credit support, if any, relating to the Series or the Primary Assets; and (o) the plan of distribution for such Series.

                             ADDITIONAL INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    Copies of the most recent FNMA Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of FNMA's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

    Copies of the most recent Offering Circular for FHLMC Certificates as well as FHLMC's most recent Information Statement and Information Statement Supplement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Relations Department of FHLMC at Post Office Box 4112, Reston, Virginia 22090 (outside Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

                         REPORTS TO CERTIFICATEHOLDERS

    Periodic and annual reports concerning the related Trust Fund are required under the Trust Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "THE TRUST AGREEMENTS -- Reports to Certificateholders" herein.

                      SUMMARY OF TERMS OF THE CERTIFICATES

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Agreement (the "Trust Agreement") executed by the Depositor, the Master Servicer (the "Master Servicer") and the trustee (the "Trustee") as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the "GLOSSARY."

SECURITIES OFFERED............   The Asset Trust Pass-Through Certificates (the
                                   "Certificates") are issuable from time to time in separate Series pursuant to separate Trust Agreements. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

                                 The Certificates of a Series will evidence
                                   interests in the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "SPECIAL CONSIDERATIONS" and "CREDIT SUPPORT" herein.

                                 Each Series of Certificates will consist of one
                                   or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Certificates which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Any Class of Certificates of a Series will be offered hereby and by the related Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories. See "DESCRIPTION OF THE CERTIFICATES -- General," "CREDIT SUPPORT -- Subordinated Certificates" and "Special Considerations" herein.

DEPOSITOR.....................   Structured Asset Securities Corporation, a
                                   Delaware corporation (the "Depositor"), is a limited purpose corporation organized primarily for the purpose of acquiring the Primary Assets for each Trust Fund. The principal executive offices of the Depositor are located at 200 Vesey Street, New York, New York 10285 and its telephone number is
                                   (212) 526-5594. All of the outstanding
                                   capital stock of the Depositor is owned by Lehman Commercial Paper Incorporated, a wholly-owned subsidiary of Lehman Brothers Inc. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE TRUST

                                   AGREEMENTS." Neither the Depositor, its
                                   parent nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "SPECIAL CONSIDERATIONS" and "THE DEPOSITOR."

TRUSTEE.......................   The Trustee with respect to a Series will be
                                   specified in the related Prospectus
                                   Supplement. See "THE TRUST AGREEMENTS" herein for a description of the Trustee's rights and obligations.

INTEREST DISTRIBUTIONS........   Interest distributions on the Certificates of a
                                   Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date at the applicable Pass-Through Rate or Certificate Rate specified in (or, with respect to Floating Rate Certificates, determined in the manner set forth in) the related Prospectus Supplement. The Pass-Through Rate on Certificates of a Series may be variable and change with changes in the mortgage rates or pass-through rates of the Primary Assets included in the related Trust Fund and/or as prepayments occur with respect to such Primary Assets.

                                 Principal Weighted Certificates may not be
                                   entitled to receive any interest
                                   distributions or may be entitled to receive only nominal interest distributions.

                                 Compound Interest Certificates will not receive
                                   distributions of interest but accrued
                                   interest will be added to the principal
                                   balance thereof on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Certificates will be made on the basis of their Compound Value.

                                 A Multi-Class Series may include one or more
                                   Classes of Floating Rate Certificates. With respect to any such Class of Floating Rate Certificates, the related Prospectus Supplement will set forth: (a) the initial Floating Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and
                                   (d) the Maximum Floating Rate and the Minimum Floating Rate, if any. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

PRINCIPAL DISTRIBUTIONS
  (INCLUDING PREPAYMENTS).....   Principal distributions on the Certificates of
                                   a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

                                 Interest Weighted Certificates may not be
                                   entitled to any principal distributions or may be entitled to receive only nominal principal distributions.

                                 To the extent specified in the related
                                   Prospectus Supplement, Certificates of a
                                   Multi-Class Series having other than monthly
                                   Distribution Dates may, if so specified in the related Prospectus Supplement, be subject to Special Distributions of principal if, as a result of principal prepayments with respect to the Loans (as defined below) comprising or underlying the Primary Assets in the related Trust Fund, low reinvestment yields or both, it is determined (based on assumptions specified in the related Trust Agreement) that the amount of cash anticipated to be available in the Certificate Account for such Series on the next Distribution Date may be less than the scheduled distributions to be made on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

FINAL SCHEDULED DISTRIBUTION
DATE..........................   The Final Scheduled Distribution Date for each
                                   Class of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Primary Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                 The actual maturity date of the Certificates of
                                   a Series will depend primarily upon the level of prepayments with respect to the Loans comprising or underlying the Primary Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the Loans comprising or underlying Primary Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

OPTIONAL TERMINATION..........   If so specified in the related Prospectus
                                   Supplement, the Depositor, the Master
                                   Servicer, or such other entity that is
                                   specified in the related Prospectus
                                   Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the Aggregate Asset Principal balance of the Certificates of any Class of the Series is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination."

REPURCHASES OF CERTIFICATES...   If so specified in the related Prospectus
                                   Supplement, one or more classes of the
                                   Certificates of such Series may be
                                   repurchased, in
                                   whole or in part, at the option of the
                                   Depositor, at such times and under the
                                   circumstances specified in such Prospectus
                                   Supplement and at the repurchase price set forth therein. See "DESCRIPTION OF THE CERTIFICATES" herein.

                                 If so specified in the related Prospectus
                                   Supplement, any Class of the Certificates may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor (including by random lot). See "DESCRIPTION OF THE CERTIFICATES" herein.

THE TRUST FUND................   The Trust Fund for a Series will consist of
                                   Private Mortgage-Backed Securities, Agency
                                   Certificates, Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the "Primary Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans".) If so specified in the related Prospectus Supplement, the Primary Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Primary Assets, and various credit supports, all as specified in the related Prospectus Supplement. See "THE TRUST FUNDS -- Collection Account and Certificate Account" and "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

  a. PRIMARY ASSETS...........   The Primary Assets for a Series of Certificates
                                   may consist of any combination of the
                                   following, to the extent and as specified in the related Prospectus Supplement (such Prospectus Supplement may contain information on an approximate basis as of the Cut-off Date, in which case a report on Form 8-K containing additional information will be available to purchasers of the Certificates at or promptly after initial issuance):

     (1) AGENCY CERTIFICATES
          AND PRIVATE
          MORTGAGE-BACKED
          SECURITIES..........   Agency Certificates may include:

                                 (A) GNMA Certificates.  GNMA's guarantee is
                                   backed by the full faith and credit of the United States. See "THE TRUST FUNDS -- GNMA Certificates."

                                 (B) FNMA Certificates.  FNMA's guarantee is not
                                   backed by the full faith and credit of the United States. See "THE TRUST FUNDS -- FNMA Certificates."

                                 (C) FHLMC Certificates.  FHLMC's guarantee is
                                   not backed by the full faith and credit of the United States. See "THE TRUST
                                   FUNDS -- FHLMC Certificates."

                                 Private Mortgage-Backed Securities may include
                                   (a) mortgage participations or pass-through certificates representing beneficial interests in Agency Certificates or Loans or
                                   (b) collateralized mortgage obligations
                                   secured by Agency Certificates or Loans.
                                   Although individual Loans or Agency
                                   Certificates underlying a Private
                                   Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS -- Private Mortgage-Backed Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "THE TRUST FUNDS -- Private Mortgage-Backed Securities" herein.

                                 The related Prospectus Supplement for a Series
                                   will specify (such disclosure may be on an approximate basis, as described above): to the extent relevant, (i) the aggregate approximate principal amount and type of any Agency Certificates and Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Agency Certificates or Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including, in the case of Loans, (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the Issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees, relating to the Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Loans or Agency Certificates may be delivered to replace those initially deposited with the PMBS Trustee. See "THE TRUST FUNDS" herein.

     (2) MORTGAGE LOANS.......   Primary Assets for a Series may consist, in
                                   whole or in part, of Mortgage Loans or
                                   participation interests therein.
                                   Participation interests in Mortgage Loans will be purchased pursuant to participation agreements. See "THE TRUST FUNDS -- General" herein. Payments on Mortgage Loans will be collected by the Master Servicer (or by a Servicer), as specified in the related Prospectus Supplement, and such payments (net of servicing fees and certain other amounts) will be available to make distributions on the Certificates of that Series. See "SERVICING OF LOANS" herein. Mortgage Loans may, as specified in the related Prospectus Supplement, include Conventional Loans, FHA Loans or VA Loans and may have various payment characteristics and may include growing equity mortgage loans ("GEM Loans"), graduated payment mortgage loans ("GPM Loans"), buy-down mortgage loans ("Buy-Down Loans"), bi-weekly payment loans ("Bi-Weekly Loans") or Loans having balloon or other special payment features. The Mortgage Loans may have fixed or adjustable interest rates (Mortgage Loans having such adjustable rates hereinafter sometimes referred to herein as "Adjustable Rate Mortgages," or "ARMs"). ARMs will, as described in the related Prospectus Supplement, permit or require periodic changes in the mortgage rate and in the scheduled payments of principal and interest due from the obligor on the related mortgage note. The Mortgage Loans may include Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating a first lien on related Mortgaged Properties. The Mortgage Loans may include Cooperative Loans secured by an assignment by the borrower (the "tenant-stockholder") of a security interest in shares issued by a private, non-profit, cooperative housing association (a "Cooperative") and related proprietary lease or occupancy agreement on a cooperative dwelling (the "Cooperative Dwelling"). The Mortgage Loans may also include Condominium Loans secured by a Mortgage on the Condominium Unit, together with such Condominium Unit's appurtenant interest in the common elements. The Mortgaged Properties may consist of one to four-family attached or detached residential housing (including shares in a Cooperative and the related proprietary lease or occupancy agreement) ("Single Family Property") or multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Property"). Single Family Property may be owner occupied and may include vacation or second homes or may consist in whole or in part of non-owner occupied investment properties, as specified in the related Prospectus Supplement.

                                 To the extent described herein or in the
                                   related Prospectus Supplement, all Mortgaged
                                   Property will be covered by standard hazard insurance policies (which may be a blanket policy) insuring against losses due to various causes, including fire, lightning and windstorm. Mortgaged Property located in a federally designated special hazard flood zone will be required to be covered by flood insurance. With respect to a Cooperative Dwelling, the Coopera-tive is responsible for maintaining standard hazard insurance on the real property owned by the Cooperative, and standard hazard insurance on the Cooperative Dwelling securing a Mortgage Loan will not generally be required. With respect to a Condominium Unit, the Condominium Association is responsible for maintaining standard hazard insurance insuring the entire Condominium Building (including each individual Condominium Unit) and separate standard hazard insurance on the Condominium Unit securing a Mortgage Loan will not generally be required. Mortgage Loans that are Conventional Loans secured by Single Family Property will be required to be covered by primary mortgage insurance policies to the extent described herein or in the related Prospectus Supplement. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

                                 The related Prospectus Supplement will describe
                                   the principal characteristics of the Mortgage Loans included in the Trust Fund (such information may be on an approximate basis), including, without limitation, (a) the aggregate outstanding principal balance of the Mortgage Loans as of the related Cut-off Date; (b) the geographical distribution of the Mortgaged Properties securing the Mortgage Loans; (c) the weighted average original and remaining scheduled term-to-stated maturity of the Mortgage Loans; (d) the relative percentages (by aggregate outstanding principal balance) of Mortgage Loans that have fixed interest rates or are ARMs, Buy-Down Loans, GEM Loans, Bi-Weekly Loans, GPM Loans or Mortgage Loans having other special payment characteristics;
                                   (e) the relative percentages of Mortgage
                                   Loans secured by Cooperative Dwellings; (f) the relative percentages of Mortgage Loans that are secured by Mortgaged Properties which are owner-occupied or are investment properties or vacation and second homes; (g) the range of Loan-to-Value Ratios for the Mortgage Loans; (h) the average outstanding principal balance of the Mortgage Loans as of the Cut-off Date; (i) any primary or pool insurance policies, guarantees or other credit support for such Mortgage Loans; and
                                   (j) the weighted average Mortgage Rate on such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have a 10- to 40-year term at origination and a Loan-to-Value Ratio at origination not exceeding 95%. Unless otherwise described in the related Prospectus Supplement, each Mortgage Loan that is a Conventional Loan secured by a Single Family Property having a Loan-to-Value Ratio exceeding 80% will be required to be covered by a primary mortgage insurance policy as described herein or in the related Prospectus Supplement.

                                 Mortgage Loans that constitute Primary Assets
                                   will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor or with the Master Servicer.

(3) MANUFACTURED HOME
    LOANS.......................   Primary Assets may consist, in whole or in
                                   part, of manufactured housing conditional sales contracts and installment loan agreements with respect to Manufactured Homes
                                   (the "Manufactured Home Loans") or
                                   participation interests therein.
                                   Participation interests in Manufactured Home
                                   Loans will be purchased pursuant to a
                                   participation agreement. See "THE TRUST
                                   FUNDS -- General."

                                 Each Manufactured Home Loan will be secured by
                                   a new or used Manufactured Home. Manufactured Home Loans may be a Conventional Loan, FHA Loan or VA Loan. Unless otherwise specified in the related Prospectus Supplement, Manufactured Home Loans that are Conventional Loans will not be covered by primary mortgage insurance policies. Each Manufactured Home which secures a Manufactured Home Loan will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated special hazard flood zone will be required to be covered by flood insurance. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

                                 Unless otherwise specified in a related
                                   Prospectus Supplement, each Manufactured Home Loan will have a 3- to 25-year term at origination and a Loan-to-Value Ratio at origination not in excess of 95%.

                                 The Prospectus Supplement for each Series will
                                   describe the principal characteristics of the Manufactured Home Loans included in the Trust Fund for the related Series (such information may be on an approximate basis), including, without limitation, the (a) aggregate outstanding principal balance of the Manufactured Home Loans, as of the related Cut-off Date; (b) weighted average interest rate on the Manufactured Home Loans; (c) weighted average term-to-maturity at origination; (d) weighted average remaining scheduled term-to-maturity as of the Cut-off Date and the range of terms-to-maturity; (e) respective percentages of Manufactured Home Loans relating to new versus used Manufactured Homes; (f) average outstanding principal balance of the Manufactured Home Loans as of the Cut-off Date; (g) range of Loan-to-Value Ratios of the Manufactured Home Loans; (h) hazard insurance required to be maintained with respect to each Manufactured Home; (i) amounts, if any, and terms of any form of credit support to be provided with respect to all or any Manufactured Home Loan or Loans; and (j) geographical distribution of the Manufactured Homes by state.

                                 The Manufactured Home Loans which constitute
                                   Primary Assets will be purchased by the
                                   Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

  b. COLLECTION ACCOUNT AND
     CERTIFICATE ACCOUNT........ Payments or distributions with respect to the
                                   Primary Assets for a Series will initially be remitted for deposit in a Collection Account maintained by the Master Servicer and then transferred to a Certificate Account to be established with the Trustee for such Series. The amounts remitted may be net of servicing fees, Retained Interests and other amounts specified in the related Prospectus Supplement. Amounts so deposited will be used to make distributions on the Certificates of such Series on the applicable Distribution Date. See "THE TRUST FUNDS -- Collection Account and Certificate Account."

  c. DETERMINATION OF ASSET
     VALUE...................... Each Primary Asset for a Multi-Class Series
                                   will be assigned an Asset Value. The
                                   aggregate of the Asset Values of the Primary
                                   Assets included in the Trust Fund for a
                                   Multi-Class Series will equal not less than the initial aggregate principal balances of the Certificates of such Series. The related Prospectus Supplement for a Multi-Class Series will summarize the method or methods and related assumptions used to determine Asset Value for the Primary Assets for the related Multi-Class Series. See "DESCRIPTION OF THE CERTIFICATES -- Valuation of Trust Assets."

  d. GUARANTEED INVESTMENT
     CONTRACTS AND OTHER
     AGREEMENTS...............   The Depositor may obtain and deliver to the
                                   Trustee guaranteed investment contracts or reinvestment agreements ("Guaranteed
                                   Investment Contracts") pursuant to which moneys held in one or more of the funds and accounts established for such Series will be invested at a specified rate which will constitute the "Assumed Reinvestment Rate" for the Series. With respect to any Multi-Class Series which includes a Class of Floating Rate Certificates, the Depositor may obtain and deliver to the Trustee an interest rate swap contract, interest rate cap agreement or similar contract issued by a bank, insurance company, savings bank or savings and loan association to provide limited protection against interest rate risks. The principal terms of any such Guaranteed Investment Contract or such other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, together with information relating to the issuer thereof, will be described in the related Prospectus Supplement.

CREDIT SUPPORT................   Credit support in the form of reserve funds,
                                   subordination, insurance policies, letters of credit or other types of credit support may be provided with respect to the Primary Assets or with respect to one or more Classes of Certificates of a Series. If the Primary Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in another Asset

                                   Group within the Trust Fund. If so specified in the related Prospectus Supplement, any form of credit support (including but not limited to insurance, letters of credit or Certificate guarantee insurance) may be structured so as to be drawn upon by more than one Trust Fund to the extent described therein.

                                 The type, characteristics and amount of credit
                                   support will be determined based on the
                                   characteristics of the Loans underlying or comprising the Primary Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The protection against losses provided by such credit support will be limited. See "CREDIT SUPPORT" and "RISK FACTORS" herein.

  a. SUBORDINATE CERTIFICATES;
     SUBORDINATION RESERVE
     FUND....................... A Series of Certificates may include one or more Classes of Subordinate Certificates. The rights of Holders of such Subordinate Certificates to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Certificates of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of (or be limited as to) certain types of losses not covered by other credit support, such as hazard losses not covered by the standard hazard insurance policies, losses resulting from the bankruptcy of a borrower due to application of provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events.

                                 A Subordination Reserve Fund may be established
                                   at the level specified in the related
                                   Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related Subordination Reserve Fund, if any, and the conditions under which amounts in any Subordination Reserve Fund will be used to make distributions to Holders of Senior Certificates or be released from the related Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates evidencing a beneficial ownership interest in an Asset Group will be used as cross support for Senior Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross support feature. See "CREDIT SUPPORT -- Subordinate Certificates; Subordination Reserve Fund."

  b. INSURANCE................   If so specified in the related Prospectus
                                   Supplement, certain insurance policies in addition to any primary mortgage insurance policies or standard hazard insurance policies described above under "Primary Assets" will be required to be maintained with respect to the Loans included in the Trust Fund for a Series. Such insurance policies may include, but are not limited to,
                                   (i) a pool insurance policy insuring against losses due to defaults or delinquencies in payment, (ii) a special hazard insurance policy insuring against losses which are not covered by the standard hazard insurance policies, (iii) bankruptcy bonds or insurance policies insuring losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code and (iv) repurchase bonds insuring the repurchase of Loans by the originator of such Loan in the event of the loss of other insurance coverage due to certain misrepresentations in the origination or sale of any such Loans or in other circumstances specified in the related Prospectus Supplement. See "RISK FACTORS," "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein. The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage, (c) conditions to payment under each and (d) certain information relating to the issuers of such insurance policies. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority or creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Master Servicer, provided that no rating assigned to Certificates of the related Series offered hereby and by the related Prospectus Supplement is adversely affected.

  c. LETTER OF CREDIT.........   If so specified in the related Prospectus
                                   Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Loans in the Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

                                 The maximum liability of a L/C Bank under its
                                   letter of credit will be an amount equal to a percentage specified in the related

                                   Prospectus Supplement of the initial
                                   aggregate outstanding principal balance of the Loans in the Trust Fund or one or more Classes of Certificates of the related Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

  d. CERTIFICATE GUARANTEE
     INSURANCE................   If so specified in the related Prospectus
                                   Supplement, credit support for a Series may be provided by an insurance policy (the "certificate guarantee insurance") issued by one or more insurance companies. Such certificate guarantee insurance will guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

  e. RESERVE FUNDS............   The Depositor may deposit in one or more
                                   reserve funds (collectively the "Reserve
                                   Funds") for any Series cash, Eligible Reserve Fund Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Certificates of such Series or to reduce the likelihood of a Special Distribution with respect to any Multi-Class Series. Reserve Funds may be established to provide protection against certain losses in addition to or in lieu of other credit support, including, without limitation, losses resulting from delinquent payments on Loans, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination of a Loan. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

                                 On each Distribution Date for a Series, all
                                   amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Trust Agreement and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future distributions on the Certificates of such Series.

                                 Additional information concerning any Reserve
                                   Funds, including whether the Reserve Fund is a part of the Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Certificateholders, the required balance to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding the Reserve Fund will be set forth in the related Prospectus Supplement. See "CREDIT SUPPORT -- Reserve Funds."

SERVICING OF LOANS............   The Master Servicer identified in the related
                                   Prospectus Supplement will service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Servicing Agreements") entered into between the Master Servicer and such Servicers. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit supports). The Master Servicer or the Servicers will be obligated to repurchase Mortgage Loans for which insurance coverage has been denied on the grounds of fraud or misrepresentation only to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor may (i) obtain and assign to the Trustee an agreement with an independent standby servicer acceptable to each Rating Agency rating such Certificates, which will provide that such standby servicer will assume a Servicer's or the Master Servicer's obligations in the event of a default by the Servicer or Master Servicer or (ii) obtain a performance bond acceptable to each Rating Agency rating such Certificates that will guarantee certain of the Servicer's or Master Servicer's obligations. See "SERVICING OF LOANS."

FEDERAL INCOME TAX
CONSIDERATIONS................   If an election is made for treatment as a REMIC
                                   under Sections 860A-G of the Internal Revenue Code of 1986 (the "Code"), one or more Classes of Certificates will be treated as REMIC "Regular Interests." The Holder of such a Regular Interest will be treated as holding a debt obligation for federal income tax purposes and will be required to report stated interest income on the accrual method.

                                 Compound Interest Certificates will be, and
                                   certain other Classes of Certificates
                                   constituting Regular Interests may be, issued with original issue discount that is not de minimis. In such cases, the Certificateholder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Regular Interest Certificate is issued at a premium, the holder thereof will be entitled to make an election to amortize such premium on a constant yield method. Certificates constituting Regular Interests will represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying loans qualify for such treatment.

                                 In the case of a REMIC election, a Class of
                                   Certificates will be treated as REMIC
                                   "Residual Interests." Certificates classified as REMIC Residual Interests will generally be treated as representing "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the same extent as REMIC Regular Interests.

                                 The holder of a REMIC Residual Interest
                                   Certificate must include in income its pro rata share of the REMIC's taxable income. Accordingly, in certain circumstances, the holder of a REMIC Residual Interest might (i) have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period or periods in excess of cash distributions for such period or periods or (ii) have an after-tax return on its investment that is less than the after-tax return on comparable debt instruments or stripped bonds. In addition, a portion (or, in some cases, all) of the income from a REMIC Residual Interest: (i) except, in certain circumstances, with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from withholding under any treaty. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. In addition, certain types of tax-exempt organizations, including governmental entities, will not be able to acquire ownership of a Residual Interest Certificate.

                                 If no REMIC election is made, the Trust Fund
                                   will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes. The treatment of a particular Series of Certificates will depend on the characteristics of such Series of Certificates. The holders of Certificates will either be treated as owners of undivided pro rata interests in the underlying Loans ("Pass-Through Certificates"), or as owners of stripped bonds or stripped coupons ("Stripped Certificates") under the Code. All income with respect to a Stripped Certificate will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

                                 The holder of a Pass-Through Certificate must
                                   include in income its allocable share of all interest and other income of the Trust and may, subject to certain limitations for individual Certificateholders, deduct its allocable share of all expenses of the Trust. Pass-Through Certificates will be considered to represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the loans qualify for such treatment. Although there is no direct authority and the matter is not free from doubt, Stripped Certificates should also qualify for such treatment to the extent that the underlying loans qualify for such treatment. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS..........   A fiduciary of any employee benefit plan
                                   subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   Certificates of each Series offered by this
                                   Prospectus and the related Prospectus
                                   Supplement which are rated in one of the two highest applicable rating categories by at least one Rating Agency will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are so rated and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Certain Certificates of some Series offered by this Prospectus and the related Prospectus Supplement may not be rated in one of the two highest applicable rating categories by at least one Rating Agency and, accordingly, will not constitute "mortgage related securities" for purposes of SMMEA. Investors should consult their own legal advisors to determine the extent to which such Certificates may be purchased by such investors. See "LEGAL INVESTMENT."

USE OF PROCEEDS...............   The Depositor will use the net proceeds from
                                   the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets,
                                   (iii) to establish any reserve funds
                                   described in the related Prospectus
                                   Supplement and (iv) to pay costs of
                                   structuring, guaranteeing and issuing such
                                   Certificates. If so specified in the related
                                   Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Depositor of such Primary Assets. See "USE OF PROCEEDS."

RATINGS.......................   It will be a requirement for issuance of any
                                   Series that the Certificates offered by this Prospectus and the related Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Loans comprising or underlying the Primary Assets may have on the yield to investors in the Certificates. See "RISK FACTORS."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Certificates.

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. Lehman Brothers Inc. (through one or more of its affiliates) intends to make a secondary market in the Certificates, but has no obligation to do so. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest, although in the case of Floating Rate Certificates, such fluctuations may be less than those which may occur with respect to Certificates that have a fixed rate of interest. Consequently, sale of the Certificates by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights.

     Yield, Prepayment and Maturity. The rate at which prepayments (which include both voluntary prepayments by the Obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Primary Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Primary Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates. Thus, the prepayment experience on the Loans comprising or underlying the Primary Assets will affect the average life and yield to investors of each Class and the extent to which principal on any such Class is fully paid prior to its Final Scheduled Distribution Date, if at all. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Loans comprising or underlying the Primary Assets for such Series. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Certificateholder purchasing such a Certificate at a significant premium could, under some prepayment scenarios, fail to recoup its original investment. If the Certificate Rate or Pass-Through Rate on Certificates of a Series is based upon a weighted average of the interest rates on the Loans comprising or underlying the related Primary Assets, interest on such Certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that those of such Loans which bear higher rates of interest are prepaid more quickly than those of such Loans which bear lower rates of interest. Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Trust Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Primary Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS".

     Credit Support Limitations. The amount, type and nature of Insurance Policies, subordination, Certificate Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, Reserve Funds, subordination or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

     In addition, if distributions in reduction of the principal balance of Certificates of a Series of Multi-Class Certificates are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of claims under any related pool insurance, special hazard insurance or other insurance policy, letters of credit or other credit support may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Loans may bear primarily upon the Certificates of the later-maturing Classes.

     The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit or other third-party credit support relating to the Primary Assets or to the Certificates of such Series. Use of such Reserve Funds and payments under such Insurance Policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support will not cover all potential losses or risks. Moreover, if a form of credit support covers more than one Trust Fund (each, a "Covered Trust"), holders of Certificates issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Certificate Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Certificates may include a Class or multiple Classes of Subordinate Certificates to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Certificates, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "DESCRIPTION OF THE CERTIFICATES", "THE TRUST FUNDS" and "CREDIT SUPPORT".

     Certain Loans and Mortgaged Property. Loans such as GPM Loans, GEM Loans, ARMs, Bi-Weekly Loans and Buy-Down Loans are of recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such Loans are not available. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" and "CREDIT SUPPORT". Other Loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio thereof. To the extent losses on Loans exceed levels estimated by the Rating Agency rating the Series in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. Furthermore, Loans made with respect to Multifamily Property, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. See "SERVICING OF LOANS -- Maintenance of Insurance Policies and Other Servicing Procedures" and "CREDIT SUPPORT".

     Limited Obligations and Assets of Depositor. Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See "THE TRUST AGREEMENTS -- Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Loans, Servicer or Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "THE DEPOSITOR".

     FNMA and FHLMC Guaranties. Although payments on FNMA and FHLMC Certificates are guaranteed by FNMA and FHLMC, respectively, in the manner described herein (and though both FNMA and FHLMC are federally-chartered corporations), such guaranties are backed by the credit of FNMA or FHLMC, respectively, and not the full faith and credit of the United States. Neither the United States nor any agency thereof is obligated to finance the operations of FNMA or FHLMC or to assist either of them in any other manner. See "ADDITIONAL INFORMATION" for the availability of certain additional information concerning FNMA and FNMA Certificates or FHLMC and FHLMC Certificates.

     ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA CONSIDERATIONS".

     Certain Federal Tax Considerations Regarding REMIC Residual
Interests. Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES -- Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and the Trustee for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

     Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Rate Certificates, Interest Weighted Certificates, Principal Weighted Certificates or Planned Amortization Certificates ("PACs"). A Series may also include one or more Classes of Subordinate Certificates. A Class of Subordinate Certificates will be offered hereby or by any Prospectus Supplement only if rated by a Rating Agency in at least its second highest applicable rating category. If so specified in the related Prospectus Supplement, the Primary Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group.

     Each Series will be issued in fully registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

VALUATION OF TRUST ASSETS

     Each Primary Asset included in the Trust Fund for a Multi-Class Series will be assigned an initial Asset Value determined in the manner and subject to the assumptions summarized in the related Prospectus Supplement. The Asset Value of the Primary Assets will not be less than the initial aggregate principal amount of the Certificates of the related Multi-Class Series at the date of issuance thereof.

     The Asset Value of Primary Assets represents the principal amount of Certificates of a Multi-Class Series that, based on certain assumptions, can be supported by the scheduled principal and interest due on the Primary Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate (which may be zero) and the moneys available to be withdrawn from related Reserve Funds, if any, as specified in the related Prospectus Supplement. Individual Primary Assets for a Series which share similar characteristics may be aggregated into one or more groups (each an "Asset Group"), each of which will be assigned a single aggregate Asset Value. If so specified in the related Prospectus Supplement, the Primary Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of separate Classes will evidence beneficial ownership of each corresponding Asset Group. Unless the related Prospectus Supplement provides otherwise, the aggregate Asset Value of an Asset Group will be calculated as though the underlying Primary Assets constitute a single Loan having such of the characteristics of the Primary Assets included in the Asset Group that would result in the lowest Asset Value being assigned to each Primary Asset included in such Asset Group.

     There are a number of alternative means of determining Asset Value of a Primary Asset, including determinations based on the discounted present value of the remaining scheduled payments on such Primary Asset, determinations based on the relationship between the interest rate borne by such Primary Asset and the Certificate Rate or Rates for the related Classes of Certificates, or based upon the aggregate outstanding principal balances of the Primary Assets. The Prospectus Supplement for a Multi-Class Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Primary Assets in the related Trust Fund.

     The Assumed Reinvestment Rate, if any, for a Multi-Class Series will be the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, Guaranteed Investment Contract, or other arrangement satisfactory to each such Rating Agency. See "THE TRUST AGREEMENTS -- Investment of Funds".

DISTRIBUTIONS ON THE CERTIFICATES

     General. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

     Distributions of interest on Certificates which receive interest will be made periodically at the intervals and at the Pass-Through Rate or Certificate Rate specified or, with respect to Floating Rate Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement. Distributions of principal on each class of the Certificates of a Series will be made on either a pro rata or random lot basis among all of the Certificates of such Class, as specified in the related Prospectus Supplement. Principal payments will be allocated to each Class of a Series as specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any Reserve Fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed, plus interest at the applicable Pass-Through Rate or Certificate Rate will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date. See "THE TRUST AGREEMENTS -- Deficiency Events".

     Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that
(a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein.

     With respect to reports to be furnished to Certificateholders concerning a distribution, see "THE TRUST AGREEMENTS -- Reports to Certificateholders".

     Pass-Through Certificates Generally. With respect to a Series other than a Multi-Class Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions). See "Subordinate Certificates" below as specified in the related Prospectus Supplement.

     If the Primary Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Primary Assets. If the Primary Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

     If so specified in the related Prospectus Supplement, a Series may include a Class of Interest Weighted Certificates, a Class of Principal Weighted Certificates, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

     Multi-Class Series. Unless otherwise specified in the Prospectus Supplement, each Certificate of a Multi-Class Series will have a principal amount or a notional amount and a specified Certificate Rate (which may be zero). Interest distributions on a Multi-Class Series will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Rate specified or, with respect to Floating Rate Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate and Other Certificates" below and "CREDIT SUPPORT".

     Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Distribution Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

     To the extent provided in the related Prospectus Supplement, a Series of Multi-Class Certificates may include one or more Classes of Floating Rate Certificates. The Certificate Rate of a Floating Rate Certificate will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Rate Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Rate Period, and the formula, index, or other method by which the Floating Rate for each Floating Rate Period will be determined.

     To the extent provided in the related Prospectus Supplement, a Series of Multi-Class Certificates may include one or more sequences of Planned Amortization Certificates ("PACs").

     Distributions of principal will be allocated among the Classes of a Multi-Class Series in the order of priority and amount specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal Distribution Amount for a Multi-Class Series on each Distribution Date will be an amount equal to the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

     Subordinate Certificates. One or more Classes of a Series may consist of Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under

"CREDIT SUPPORT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "CREDIT SUPPORT". If the Primary Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Unless rated in one of the four highest rating categories by at least one Rating Agency, Subordinate Certificates will not be offered hereby or by the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS AND OTHER DISTRIBUTIONS

     Special Distributions. To the extent specified in the related Prospectus Supplement, Special Distributions in reduction of Certificate principal amount may be made with respect to the Certificates of a Multi-Class Series on the day or days of any month specified therein if, as a result of the prepayment experience on the Primary Assets for such Series or the low yields available for reinvestment, or both, it is determined (based on assumptions specified in the Trust Agreement and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Certificate Account on the date specified in the related Prospectus Supplement for such Series will be insufficient to make scheduled distributions of principal and interest on the Certificates of such Series on the next Distribution Date. The amount distributed in reduction of principal amount will not exceed the Principal Distribution Amount otherwise required to be paid on the next Distribution Date. Therefore, the result of such a Special Distribution with respect to the Certificates of a Multi-Class Series will be to reduce their aggregate principal amount prior to the next scheduled Distribution Date.

     All distributions in reduction of the Certificate principal amount pursuant to any Special Distribution will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any Special Distribution will be mailed by the Trustee to the Certificateholders of the related Series prior to the Special Distribution Date.

     Other Distributions. In the event that Primary Assets having an aggregate Asset Value at least equal to the initial aggregate principal amount of the Certificates of a Multi-Class Series are not delivered to the Trustee on the related Closing Date, the Depositor will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such undelivered Primary Assets. If Primary Assets are not delivered by the date specified in the related Prospectus Supplement, the Trustee will make a distribution from the interim deposit and any reinvestment income thereon in reduction of principal amount of the Certificates on the next succeeding Distribution Date. Such a distribution would affect weighted average life and yield to maturity of the affected Certificates. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS".

OPTIONAL TERMINATION

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Such optional termination will be in addition to terminations which may result from other events. See "THE TRUST AGREEMENTS -- Deficiency Event" and
"-- Termination".

OPTIONAL REPURCHASE OF CERTIFICATES

     If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

     If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

     The Depositor also may, at its option, obtain for any Series of the Certificates, one or more guarantees from a company or companies acceptable to the Rating Agency. Such guarantees may provide for one or more of the following for any Series of the Certificates: (i) call protection for any Class of the Certificates of such Series; (ii) a guarantee of a certain prepayment rate of some or all of the Loans underlying such Series; or (iii) certain other guarantees, all as specified in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate representing such person's interest in the Certificates except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances set forth under "Definitive Certificates" below. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificateowners will not be "Certificateholders" or "Holders" under the Trust Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.

     DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

     The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the Certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

     If so specified in the related Prospectus Supplement, if Certificates of a Series are issued initially in book-entry form only, the Certificates will be issued in fully registered, certified form ("Definitive Certificates") to Certificateowners, rather than to DTC, only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC, (iii) after the occurrence of an Event of Default under the Trust Agreement, Certificateowners representing a majority of the aggregate outstanding principal amount of the Certificates advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificateowners or (iv) a Certificateowner provides written evidence that its corporate investment policies prohibit its holding of investments in other than certificated form in its own name.

     Upon the occurrence of any of the events described in clauses (i), (ii) or
(iii) of the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instructions for registration the Trustee will issue all, but not less than all of the remaining formerly DTC-held Certificates then outstanding in the form of Definitive Certificates, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement. Upon the occurrence of the event described in clause
(iv) of the immediately preceding paragraph and the surrender by DTC of the certificates representing the Certificates a portion of which a Certificateowner has requested be issued in its name in accordance with clause (iv) and instructions for registration, a Definitive Certificate will be issued to such Certificateowner and a replacement certificate representing the remaining portion of the certificates representing the Certificates to DTC, and thereafter the Trustee will recognize the holder of such Definitive Certificate and DTC as holder of the Certificate as Certificateholders under the Trust Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement will set forth an example of the timing of receipts and the distribution thereof to Certificateholders so that the impact of such a delay can be understood.

PRINCIPAL PREPAYMENTS

     With respect to a Series for which the Primary Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. Further, if the Certificate Rate or Pass-Through Rate on Certificates of a Series is based upon a weighted average of the interest rates on the Loans comprising or underlying the related Primary Assets, interest on such Certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that those of such Loans which bear higher rates of interest initial are prepaid more quickly than those of such Loans which bear lower rates of interest. See "SERVICING OF LOANS -- Advances and Limitations Thereon".

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal amount of the Certificate outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED CERTIFICATES

     If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date of each Class of any Multi-Class Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any such Class will occur earlier, and may occur substanially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Primary Assets for a Series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Certificate Rate or Pass-Through Rate on the Certificates may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

     It is customary in the mortgage industry to compute the yield on a pool of 30-year, fixed rate, level payment mortgages as if the pool were a single loan amortized according to the 30-year schedule and then prepaid in full at the end of the twelfth year, and to compute the yield on a pool of 15-year, fixed rate, level payment mortgages as if the pool were a single loan that is amortized according to a 15-year schedule and then prepaid in full at the end of the seventh year. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model or the FHA Prepayment Experience, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     The FHA, a division of HUD, has compiled statistics relating to fixed rate, level-payment mortgage loans secured by Single Family Property and insured by the FHA under the National Housing Act of 1934, as amended (the "Housing Act"), at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by the FHA, set forth the percentages of the original number of FHA Loans in pools of fixed rate, level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date). Data relating to fixed-rate mortgage loans with original maturities of 15 to 30 years for the period 1970 to 1983, as compiled by HUD, indicate, for example, that for a pool of 30-year mortgage loans having a mortgage rate of 12% per annum, the aggregate principal balance of the loans outstanding 12 years after origination is expected to be approximately 46% of the original principal balance. By comparison, 90.87% of the aggregate principal balance of such mortgage loans would have been outstanding if such mortgage loans had amortized in accordance with the applicable repayment schedule, without prepayments. The HUD data also indicate that for a pool of 15-year mortgage loans having a mortgage rate of 12% per annum the aggregate principal balance of the loans outstanding seven years after origination is expected to be approximately 40% of the original principal balance. By comparison, 73.84% of the aggregate principal balance of such mortgage loans would have been outstanding if such mortgage loans had amortized in accordance with the applicable repayment schedule, without prepayments. The percentage of loans in a pool that remains outstanding, as indicated by the HUD data, is referred to herein as the "FHA Prepayment Experience."

     There may be substantial differences between the portfolio on which the FHA statistics were based and the Loans comprising or underlying the Primary Assets for a Series. To the extent that the Loans comprising or underlying the Primary Assets for such Series have scheduled maturities differing from those of the mortgage loans in the FHA statistics, the probability of prepayment of the Loans comprising or underlying the Primary Assets may differ from that of mortgage loans included in the FHA statistics. There is also no assurance that the economic and other factors existing during the period covered by the FHA statistics are applicable today or will be applicable in the future.

     Neither CPR, SPA, or the FHA Prepayment Experience nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any Series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The Prospectus Supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement will also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of the FHA Prepayment Experience, CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan. Mortgage Loans made with respect to Multifamily Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. Because ARMs, Bi-weekly Loans, GEM Loans and GPM Loans have not been originated in large quantities until recently, no statistics exist which indicate reliably the respective rates of prepayment of such Loans in either stable or changing interest rate environments, and accordingly no certainty exists as to what such rates of prepayment might be.

     In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans Negatively Amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Mortgage Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of Interest Weighted Classes. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Primary Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the return on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of repayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting the Primary Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Primary Assets therein. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination".

                                THE TRUST FUNDS

GENERAL

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Primary Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession; (d) any Reserve Fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).

     To the extent specified in the related Prospectus Supplement, certain amounts in respect of Retained Interests which are received with respect to an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a Series will not be included in the Trust Fund for such Series, but will be payable to the seller of such Agency Certificate, Private Mortgage-Backed Security or Loan, to the Master Servicer, if any, to a Servicer or to the Depositor, free and clear of the interest of Certificateholders under the related Trust Agreement.

     Primary Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) GNMA Certificates (which may be GNMA I Certificates or GNMA II Certificates), (b) FNMA Certificates, (c) FHLMC Certificates, (d) Private Mortgage-Backed Securities, (e) Mortgage Loans or participation interests therein and (f) Manufactured Home Loans or participation interests therein. Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets which will consist of Agency Certificates or Loans. Participation interests in a Loan Pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under such Participation Agreement will be evidenced by a Pool Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the terms of such Participation Agreement are substantially the same as the terms of the Trust Agreement and, except as noted herein, the description of provisions of the Trust Agreement are equally descriptive of the terms of the Participation Agreement. The Trustee will be the "certificateholder" with respect to a Pool Participation Certificate. The executed Participation Agreement will be filed as an exhibit to a Current Report on Form 8-K within 15 days following the issuance of the Certificates. Loans which comprise the Primary Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by the Depositor or any of its affiliates. See "THE TRUST
AGREEMENTS -- Assignment of Primary Assets."

GNMA CERTIFICATES

     General. The GNMA Certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by GNMA-approved issuers of GNMA certificates (the "GNMA Servicers") under the GNMA I and/or the GNMA II program. The full and timely payment of principal of and interest on such GNMA Certificates is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States of America. The GNMA Certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each such mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. Each repayment to a holder of a GNMA Certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the GNMA Certificate and the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the GNMA Servicer, the Depositor or any affiliate of the Depositor, and the only recourse of a registered holder, such as the Trustee or its nominee, is to enforce the guarantee of GNMA.

     GNMA approves the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, whether or not the payments received by the GNMA Servicer on the underlying mortgage loans equal the amounts due on such GNMA Certificate. If a GNMA Servicer is unable to make a payment as it becomes due, it must promptly notify GNMA and request GNMA to make the payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates, may proceed directly against GNMA under the terms of any GNMA Certificate or the Guaranty Agreement relating to the GNMA Certificate for any amounts that are not paid under the GNMA Certificate.

     Monthly installment payments on a GNMA Certificate will be comprised of interest due as specified on the GNMA Certificate plus the scheduled principal payments on the mortgage loans backing such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on the GNMA Certificate is due. The monthly installments on the GNMA Certificate will be paid each month to the Trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing such GNMA Certificate received during any month will be passed through to the registered holder of the GNMA Certificate the following month.

     With respect to GNMA Certificates issued under the GNMA I program, the GNMA Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. GNMA Certificates issued under the GNMA II program provide for such payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the GNMA I program single issuer approach, an individual GNMA issuer assembles a pool of mortgages against which it issues and markets GNMA I Certificates while, under the GNMA II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one GNMA issuer. Under this option, packages submitted by various GNMA issuers for a particular issue date and interest rate are aggregated into a single pool which backs a single issue of GNMA II Certificates. However, single issuer pools may be formed under the GNMA II program as well.

     The Underlying Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying the GNMA Certificates included in the Trust Fund for a Series will consist of

FHA Loans or VA Loans, all of which are assumable by a purchaser. GNMA Certificates securing a Series may be backed by level payment mortgage loans, GNMA Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a GNMA Certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

     All mortgages underlying any GNMA Certificate issued under the GNMA I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on each such GNMA Certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing such GNMA Certificate.

     Mortgages underlying a GNMA Certificate issued under the GNMA II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each such GNMA II Certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA Certificate.

     All of the GNMA Certificates in a Trust Fund for a Series will have original maturities of not more than 30 years and one month (but may have original maturities of substantially less than 30 years but not less than 15 years). In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must be composed of mortgages with maturities of 20 years or more. However, in certain circumstances GNMA Certificates may be backed by pools of mortgage loans in which at least 90% of the original principal amount of the mortgage loans have original maturities of only 15 years. No mortgage loan underlying a GNMA Certificate may be originated more than 12 months prior to the date on which GNMA issues its guarantee commitment for the GNMA Certificate.

     The GNMA Certificates included in the Trust Fund for a Series may have other characteristics and terms different from those described above, so long as such GNMA Certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of such Series. Such GNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     GNMA. GNMA is a wholly owned corporate instrumentality to the United States of America. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and the interest on certificates which are based on and backed by a pool of mortgages insured by the FHA under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under such guarantees, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

FNMA CERTIFICATES

     General. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. FNMA Certificates represent factional undivided interests in a pool of mortgage loans formed by FNMA. Unless otherwise specified in the related Prospectus Supplement, each pool consists of mortgage loans secured by a first lien on a one- to four-family residential property. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria set forth under the FNMA purchase program.

     FNMA guarantees to each holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by such FNMA Certificate) on the mortgage loans in the pool represented by such FNMA Certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are neither backed by nor entitled to the full faith and credit of the United States of America. If FNMA were unable to satisfy such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on such FNMA Certificates and could adversely affect the payments on the Certificates of a Series secured by such FNMA Certificates.

     Unless otherwise specified in the related Prospectus Supplement, FNMA Certificates evidencing interests in pools formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each FNMA Certificate will be made by FNMA on the twenty-fifth day of each month to the persons in whose name the FNMA Certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions will be made by wire; with respect to FNMA Certificates issued in fully registered form, distributions will be made by check.

     The Underlying Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying FNMA Certificates in the Trust Fund for a Series will consist of (i) fixed-rate level payment mortgage loans that are Conventional Loans, (ii) fixed-rate level payment FHA Loans or VA Loans, (iii) adjustable rate mortgage loans or GEM Loans, Buy-Down Loans or GPM Loans, and (iv) mortgage loans secured by Single Family Property or by Multifamily Property. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program.

     The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     FNMA Stripped Mortgage Backed Securities are issued by FNMA in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of FNMA or GNMA Certificates) as to which FNMA has elected REMIC status for federal income tax purposes.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate (and the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the FNMA Certificate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by FNMA for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between .55 and 2.55 percentage points greater than the annual FNMA Certificate interest rate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security).

     The Trust Fund for a Series may include FNMA Certificates having characteristics and terms different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FNMA. FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. sec.1716 et seq.). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "ADDITIONAL INFORMATION" herein for the availability of further information with respect to FNMA and FNMA Certificates.

FHLMC CERTIFICATES

     General. The FHLMC Certificates represent an undivided interest in a group of mortgages or participations therein (a "PC Pool") purchased by FHLMC. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either FHLMC's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of FHLMC Certificates.

     Under FHLMC's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate; with respect to FHLMC Certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates cannot exceed the pass-through rate on such FHLMC Certificates by more than two hundred basis points. Under such program, FHLMC purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No loan or participation is purchased by FHLMC at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a FHLMC Certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

     Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed two hundred basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

     The FHLMC Certificates will be guaranteed by FHLMC as to the timely payment of interest at the applicable FHLMC Certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. FHLMC also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" FHLMC Certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Pursuant to its guarantee, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC requires servicers to service mortgages in substantially the same manner as for mortgages which FHLMC has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards which require that the demand be made within any specified period.

     Holders of FHLMC Certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by FHLMC of the real property securing the mortgage. FHLMC is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable FHLMC Certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which FHLMC is deemed to receive such payments.

     FHLMC Certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If FHLMC were unable to satisfy such obligations, distributions on FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on such FHLMC Certificates and could adversely affect distributions on the Certificates of such Series.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of an FHLMC Certificate will normally be received by the holder by the fifteenth day of the second month following the month in which such person became a holder of the FHLMC Certificate. Thereafter, payments will normally be received by the fifteenth day of each month.

     The Underlying Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each PC Pool underlying the FHLMC Certificates in the Trust Fund for a Series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the related Prospectus Supplement, all of the mortgage loans evidenced by a FHLMC Certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by FHLMC must meet certain standards set forth in the FHLMC Act (as defined below).

     The Trust Fund for a Series may include FHLMC Certificates having other characteristics and terms different from those described above, so long as such FHLMC Certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. sec.sec.1451-1459) on July 24, 1970 (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Guarantor Program under which FHLMC purchases mortgages from sellers in exchange for FHLMC Certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of FHLMC's purchases of mortgages and sales of FHLMC Certificates. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "ADDITIONAL INFORMATION" for the availability of further information with respect to FHLMC and FHLMC Certificates.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates, or (b) collateralized mortgage obligations secured by Loans or Agency Certificates. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no

Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement,
(v) each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured
Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, Insurance Policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify, to the extent relevant, (i) the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the Trust Fund; (ii) certain characteristics of the Agency Certificates or Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including, in the case of Loans, (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (viii) certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the nature described above representing the Private Mortgage-Backed Securities or Agency Certificates is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

THE MORTGAGE LOANS

     General. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Primary Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans". The Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. Some, none or all of the Mortgage Loans may have been originated by the

Depositor or an affiliate thereof. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be GPM Loans, GEM Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein and in the related Prospectus Supplement. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

     The Mortgaged Properties may include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least two years greater than the term of the related Mortgage Loan. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "CERTAIN LEGAL ASPECTS OF LOANS".

     The aggregate principal balance of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (i) the making of a representation by the mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

     The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Primary Assets:

          (a) no Mortgage Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%;

          (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

          (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

          (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest;

          (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

     The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the mortgaged property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). The fair market value of the Mortgaged Property securing any Mortgage Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The maximum amount of the Buy-Down Amounts that may be contributed with respect to a Mortgaged Property having a Loan-to-Value Ratio
(i) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (ii) in excess of 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property, unless otherwise indicated in the applicable Prospectus Supplement. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of Funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Property, (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date,
(b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 1.1:1.

     Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to-four family residential properties.

     Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial mortgage rate for either the first six or twelve scheduled Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer.

     ARMs have features that are relatively new for the residential lending market in the United States. In particular, adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     Unless otherwise specified in the related Prospectus Supplement, the index applicable to any ARMs comprising the Primary Assets (the "Index") will be the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to FSLIC-Insured Institutions. The Prospectus Supplement for each Series will specify the applicable Index with respect to any Mortgage Loans underlying such Series.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios for the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans; (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans and (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Primary Assets for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

THE MANUFACTURED HOME LOANS

     The Manufactured Home Loans comprising or underlying the Primary Assets for a Series of Certificates will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

     The Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a Series:

          (a) no Manufactured Home Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%;

          (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

          (c) no Manufactured Home Loan may be as of the Cut-off Date more than 30 days delinquent as to payment of principal or interest; and

          (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of such loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "LOAN UNDERWRITING PROCEDURES AND STANDARDS". With respect to servicing of Manufactured Home Loans, see "SERVICING OF LOANS".

     The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;
(g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Primary Assets for a Series.

     If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

     A separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Primary Assets for such Series, the amount of cash to be initially deposited therein, if any, and reinvestment income thereon. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE TRUST AGREEMENTS -- Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "DESCRIPTION OF THE CERTIFICATES -- Distributions on the Certificates."

     Funds on deposit in the Collection Account will be available for remittance to the Trustee for deposit into the Certificate Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Trust Agreement. Unless otherwise specified in the Prospectus Supplement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Excess Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the Trustee in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Trust Agreement, will be available for remittance to the Certificateholders. See also "THE TRUST
AGREEMENTS -- Certificate Account" herein.

OTHER FUNDS OR ACCOUNTS

     A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "SERVICING OF LOANS -- Payments on Loans; Deposits to Custodial Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the Asset Value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "SERVICING OF LOANS -- Payments on Loans; Deposits to Custodial Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The Depositor expects that all Loans comprising the Primary Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

     The originator of the Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a representative sample of the Loans comprising Primary Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

     Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority; a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof; or by a subsidiary of the Depositor. Manufactured Home Loans may have been originated by such institutions (other than a subsidiary of the Depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Certificates, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

     Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled

Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Primary Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

     The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. In fact, certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "CERTAIN LEGAL ASPECTS OF LOANS" herein.

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "CERTAIN LEGAL ASPECTS OF LOANS" herein.

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS".

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, in the Trust Agreement, the Depositor, the Master Servicer or another entity will represent and warrant to the Trustee with respect to the Mortgage Loans comprising the Primary Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that: (i) any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of such representation and warranty; (ii) immediately prior to the transfer and assignment of the Mortgage Loans the Depositor (or such other entity) with respect to each Mortgage Loan had good title to and was sole owner of each such Mortgage Loan; (iii) each Mortgage constituted a valid first lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free from damage and was in good repair; (iv) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and (v) each Mortgage Loan was current as to all required payments (i.e., not more than 30 or 60 days delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "SERVICING OF LOANS -- Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Depositor will represent and warrant based, in part, upon representations and warranties of the originator of such Cooperative Loan that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and
(ii) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Depositor based upon representations and warranties of the originator of such Manufactured Home Loan will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the Depositor, the Master Servicer or another entity in respect of a Loan that materially and adversely affects the value of such Loan, such entity will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or, unless specified otherwise in the related Prospectus Supplement, deliver a Qualified Substitute Mortgage Loan as described below under "THE TRUST AGREEMENTS -- Assignment of Primary Assets." The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans as to which there has been a breach of any representation or warranty, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. See "Special Considerations -- Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans constituting the Primary Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances". If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicers.

     The Master Servicer will be a party to the Trust Agreement for any Series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Primary Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

     The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Trust Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

     The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Trust Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make Advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be a non-interest bearing account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     If so specified in the related Prospectus Supplement, the Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     The Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-Off Date but received by the Master Servicer on or before the Closing Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-Off Date):

          (i) All payments on account of principal, including prepayments, on such Loans;

          (ii) All payments on account of interest on such Loans after deducting therefrom, at the discretion of the Master Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Trust Agreement, the Servicing Fee in respect of such Loans;

          (iii) All amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Master Servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Trust Agreement, the Servicing Fee, if any, in respect of the related Loan;

          (iv) All proceeds received by the Trust under any title, hazard or other insurance policy covering any such Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Trust Agreement (which shall be retained by the Master Servicer and not deposited in the Collection Account);

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such series pursuant to the related Trust Agreement;

          (vi) All Advances for such Series made by the Master Servicer pursuant to the related Trust Agreement; and

          (vii) All proceeds of any such Loans repurchased by the Depositor pursuant to the related Trust Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Trust Agreement; the Master Servicer's right to reimburse itself is limited to amounts received on or in respect

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

     of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of any the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Trust Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by such Trust Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Trust Agreement;

          (vi) to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the Depositor pursuant to the related Trust Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

          (viii) to make payments to the Trustee of such Series for deposit into the Certificate Account, if any, or for remittance to the Certificateholders of such Series in the amounts and in the manner provided for in the related Trust Agreement; and

          (ix) to clear and terminate the Collection Account pursuant to the related Trust Agreement.

     In addition, if the Master Servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

SERVICING ACCOUNTS

     In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Certificateholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either
(i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to Certificateholders may be affected. With respect to each Buy-Down Loan, the Master Servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on such Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays such Loan in its entirety during the Buy-Down Period, the Master Servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the Master Servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the Master Servicer of the insurer under any related insurance policy), the Master Servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buy-Down Loan the buy-down funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

     If the Depositor values any GPM Loans deposited into the Trust Fund for a Multi-Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Certificates of such Multi-Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a

Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Certificates of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

     With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidy Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

     General. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

     Advances in Connection With Prepaid Loans. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS".

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

     Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to

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

repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE -- Hazard Insurance on the Loans."

     Primary Mortgage Insurance. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE -- Mortgage Insurance on the Loans."

     FHA Insurance and VA Guarantees. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE -- Mortgage Insurance on the Loans."

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

     The related Prospectus Supplement will identify the pool insurer for each Series of Certificates. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE -- Mortgage Insurance on the Loans."

     Bankruptcy Bond. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Trust Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus

Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Certificates. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE -- Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS.

     The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of such Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "CERTAIN LEGAL ASPECTS OF LOANS -- Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to a defaulted

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

Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale Manufactured Home than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Trust Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass- Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS".

     The rights of the Master Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

EVIDENCE AS TO COMPLIANCE

     The Trust Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Trust Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Trust Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Trust Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under the Trust Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "THE TRUST AGREEMENTS -- Rights upon Events of Default" herein.

     Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right to assign its rights and delegate its duties and obligations under the Trust Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) is reasonably satisfactory to the Trustee for the related Series (iii) has a net worth of not less than $15,000,000, (iv) each Rating Agency's rating of the Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Trust Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Trust Agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above, however, in such instance, the assigning Master Servicer will remain liable for the servicing obligations under the Trust Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Trust Agreement, provided

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

that such successor or surviving entity meets the requirements for a successor Master Servicer set forth in the preceding paragraph.

     Each Trust Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Trust Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Trust Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Trust Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 CREDIT SUPPORT

GENERAL

     For any Series, credit support may be provided with respect to one or more Classes thereof or the related Primary Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency. If so specified in the related Prospectus Supplement, any form of credit support (including but not limited to insurance, letters of credit or Certificate guarantee insurance) may be structured so as to be drawn upon by more than one Trust Fund to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Pass-Through Rate or Certificate Rate, as applicable. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "THE TRUST AGREEMENTS -- Deficiency Event." Moreover, if a form of credit support covers more than one Trust Fund (each, a "Covered Trust"), holders of Certificates issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. If credit support is provided with respect to a Series, or the related Primary Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support,
(b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and
(d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE CERTIFICATES; SUBORDINATION RESERVE FUND

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A Series may include a Class of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.

     Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordinated Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

     If the Primary Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

     Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

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

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" and "THE TRUST AGREEMENTS -- Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

CERTIFICATE GUARANTEE INSURANCE

     Certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of Special Distributions with respect to any Multi-Class Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

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     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve
Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE TRUST AGREEMENTS -- Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If so specified in the relevant Prospectus Supplement, any of such insurance may be structured so as to protect against losses relating to more than one Trust Fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

     General. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. In addition, each Mortgage Loan that is a Conventional Loan secured by a vacation or second home and which had a Loan-to-Value Ratio of more than 70% at origination will be covered by a primary mortgage insurance policy until the principal balance of such Mortgage Loan is reduced to below 70% of Appraised Value.

     A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to Certificateholders.

     Primary Mortgage Insurance. Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (herein referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way

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

related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (i) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (ii) when a claim is presented, the mortgage insurer will have the option of (a) paying the claim in full and taking title to the property and arranging for the sale thereof or (b) paying the insured percentage of the claim and allowing the insured to retain title to the property; (iii) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and merchantable title to the property; and (iv) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted,
(3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted; and (iii) tender to the mortgage insurer good and merchantable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the mortgage insurer;
(b) written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under such Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the mortgage insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to such Mortgage Loan and any due and unpaid premium with respect to such policy; (d) the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property; (e) the insured must notify the mortgage insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified in
(c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the mortgage

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

insurer specifies a lower or higher amount; and (f) the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (i) the insured percentage of the loss; or (ii) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     FHA Insurance and VA Guarantees. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended.

     The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Master Servicer or Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Master Servicer or Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Master Servicer or Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of Scheduled Payments for a specified period, with such payments to be made up on or before the maturity date of the Mortgage Note, or the rescheduling or other adjustment of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage Loan from the Master Servicer or the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or the Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the

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date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

     With respect to a defaulted VA Loan, the Master Servicer or the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     The maximum guarantee that may be issued by the VA under a VA Loan as of January 1, 1986 is the lesser of 60% of the original principal amount of the VA Loan or $27,500. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgagee of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain a pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Certificateholders. See "SERVICING OF LOANS -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and (iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer,
(iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Certificates by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized

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

by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Certificates. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "SERVICING OF LOANS -- Advances and Limitations Thereon."

     Mortgage Insurance with Respect to Manufactured Home Loans. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

     Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the areas which the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual

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hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the Mortgaged Property securing such Cooperative Loan. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Condominium Unit or such Condominium Building could significantly reduce the value of the Mortgaged Property securing such Condominium Loan.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Certificates, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Other Hazard-Related Insurance; Liability Insurance. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The

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amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Pool secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

     If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.

                              THE TRUST AGREEMENTS

     The following summaries describe certain provisions of the Trust Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreements. Where particular provisions or terms used in the Trust Agreements are referred to, such provisions or terms are as specified in the Trust Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Primary Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage- Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "THE TRUST FUNDS -- Private Mortgage-Backed Securities" herein. Each Private Mortgage- Backed Security will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

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

     Assignment of Mortgage Loans. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

     If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify the number of Mortgage Loans which are Cooperative Loans and, with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     Assignment of Manufactured Home Loans. The Depositor will cause any Manufactured Home Loans included in the Primary Assets for a Series of Certificates to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Trust Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Certificateholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the

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

Manufactured Home Loans without notice of such assignment, the interest of the Certificateholders in the Manufactured Home Loans could be defeated. See "CERTAIN LEGAL ASPECTS OF LOANS -- Manufactured Home Loans."

     The Depositor will provide limited representations and warranties to the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Primary Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the Manufactured Home Loans, representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" herein.

     Assignment of Participation Certificates. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee such Participation Certificates, which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding each Participation Certificate: (i) that the information contained in the Participation Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of such Participation Certificates; (iii) that there has been no other sale by it of such Participation Certificates and (iv) that such Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

     Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the lesser of (i) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (ii) the Trust Fund's federal income tax basis in the Mortgage Loan, and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Pass-Through Rate or Certificate Rate (less any unreimbursed Advances respecting such Mortgage Loan), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

     The Depositor or another entity will make representations and warranties with respect to Loans which comprise the Primary Assets for a Series. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS -- Representations and Warranties" above. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Loan, the Depositor or such entity is obligated to repurchase the affected Loan or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Loans. See "SPECIAL
CONSIDERATIONS".

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) (A) with respect to a Series other than a Multi-Class Series, the amount of such distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) with respect to a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

          (ii) (A) with respect to a Series other than a Multi-Class Series, the amount of such distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) with respect to a Multi-Class Series, the amount of the interest distribution;

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

          (iii) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

          (iv) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

          (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

          (vi) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

          (vii) in the case of Floating Rate Certificates, the Floating Rate applicable to the distribution being made;

          (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

          (ix) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

          (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

          (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

          (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

          (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

          (xiv) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

          (xv) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

          (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund (including any Subordinated Reserve
     Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

          (xvii) such other information as specified in the related Trust Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public

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

accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "SERVICING OF LOANS -- Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer (or by the Servicer, if any), can be invested only in Eligible Investments acceptable to each Rating Agency, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (ii) demand and time deposits, certificates of deposit or bankers' acceptances, (iii) repurchase obligations pursuant to a written agreement with respect to any security described in clause (i) above, (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (vi) a Guaranteed Investment Contract issued by an entity having a credit rating acceptable to each Rating Agency and (vii) any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

     Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

     If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "SERVICING OF LOANS" herein.

EVENT OF DEFAULT

     Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Trust Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

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

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

     During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non- assenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

DEFICIENCY EVENT

     Unless otherwise defined in the Prospectus Supplement, a "Deficiency Event" with respect to the Certificates of a Multi-Class Series is defined in the Trust Agreement as being the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of such Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the Trust Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Upon the occurrence of a Deficiency Event, the Master Servicer (unless otherwise specified in the related Prospectus Supplement) is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future Scheduled Payments on the Primary Assets included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Certificate Rates and to distribute in full the principal amount of each such outstanding Certificate on or before its respective Stated Maturity.

     The Master Servicer (unless otherwise specified in the related Prospectus Supplement) will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates will continue to be made in accordance with their terms.

     In the event that the Master Servicer (unless otherwise specified in the related Prospectus Supplement) makes a determination of sufficiency, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

     If the Master Servicer (unless otherwise specified in the related Prospectus Supplement) is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Certificate Rate borne by any Certificate of such Series (excluding any Interest Weighted Class or any Class with a Floating Rate that varies inversely with a current Index) or, with respect to each Class of Floating Rate Certificates, at the weighted average Certificate Rate, calculated on the basis of the maximum interest rate applicable to such Class on the original principal amount of the Certificates of that Class (excluding any Interest Weighted Class or any Class with a Floating Rate that varies inversely with a current Index). In such event, the Holders evidencing not less than at least 66 2/3% or more of the aggregate outstanding principal amount of the Certificate of such Series may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the Holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

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DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

     The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT

     The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders. If specified in the related Prospectus Supplement, the Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the Trust Agreement, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. The Trustee will deposit into the Certificate Account on the Business Day received all funds received from the Master Servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the Certificateholders and to clear and terminate the Certificate Account.

EXPENSE RESERVE FUND

     If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or eligible investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The

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Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF TRUST AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of Voting Rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

     With respect to any Multi-Class Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any

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

Mortgage Loan ("REO Property") or (ii) the repurchase, as described below, by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Principal Balance of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of such Mortgage Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Loan Pass-Through Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Principal Balance of such Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Principal Balance. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain person identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination of the Trust Fund" herein.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Mortgage Loans comprising or underlying the Primary Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed

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of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the

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proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

     Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the

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mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

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     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Cooperative Loans. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Leases and Rents. Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so

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long as there is no default or providing for the direct payment to the lender.
Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property. Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by

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such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a Mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a Mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Any shortfalls in interest collections on Mortgage Loans included in a Trust for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans or Manufactured Home Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-Sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been impaired in various ways in certain states by statutory or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Excluded from the preemption are loans originated or assumed during a "window period" ("Window Period Loans"). The window period runs from the date the state restricted the enforcement of the clauses, either by constitution, statute, or statewide judicial proclamation, to October 15, 1982. All Window Period Loans are governed by the restrictive state law until October 15, 1985, unless the state acted to extend the effect of the window period by further regulating such loans. The Garn-St Germain Act further provides that loans originated by a federal savings bank or a federally chartered savings and loan association shall be governed by the regulations of the Federal Home Loan Bank Board. These regulations preempt any state law restrictions and expressly allow these federal lenders to enforce due-on-sale clauses. Loans originated by such institutions are not subject to the window period and therefore due-on-sale clauses in such loans are enforceable regardless of the date the loans originated.

     Although neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually lists the states with window periods ("Window Period States"), FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to loans which it has purchased, that the Window Period States are Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. (Despite Florida's status as a Window Period State, Florida case law indicates that courts no longer require a lender to show an impairment of security before enforcing a due-on-sale clause.) In regulations issued on November 8, 1983, as amended on December 9, 1983, the Comptroller of the Currency indicated that certain loans which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans. These regulations limit the effect of state law restrictions on the enforcement of due-on-sale clauses, with respect to Window Period Loans originated by national banks, by shortening the window period. On December 3, 1982, the National Credit Union Administration issued final regulations allowing federal credit unions to enforce due-on-sale clauses in long term first mortgage loans for transfers occurring on or after November 18, 1982, notwithstanding state law restrictions.

     Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985 to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, Washington and Utah) have acted to restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also sets forth nine specific instances in which no lender covered by the Garn-St Germain Act may exercise its option pursuant to a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans related to a Series and the number of such Loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

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EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ( "Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such Mortgage Loans, any such limitation under such state's usury law would not apply to such Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Primary Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a

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particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

     Security Interests in the Manufactured Homes. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the lender or its assignee. With respect to a Series of Certificates evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Depositor pursuant to its repurchase obligation for breach of

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warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed
Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Trust Agreement, the Depositor is obligated to take such steps, at the Primary Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Certificateholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be

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applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Law Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

     Consumer Protection Laws. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
Clauses. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See " 'Due-On-Sale' Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in " 'Due-On-Sale' Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations (and in particular,

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proposed regulations governing the treatment of contingent payment instruments issued in December, 1994 (the "Proposed Contingent Regulations")), and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Certificates.

CHARACTERIZATION OF CERTIFICATES

     Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Certificates. In such a case, special counsel to the Issuer will deliver its opinion to the effect that under then-current law, the arrangement by which the Certificates of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Certificates of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement. The opinion will assume the accuracy of certain representations of the Depositor contained in the Trust Agreement.

     If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

     Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then Certificates will qualify for the tax treatment described in (i), (ii), or (iii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C).

     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

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QUALIFICATION AS A REMIC

     In order for a pool of assets (each, a "REMIC Pool") to qualify as a REMIC, it must comply with certain ongoing requirements set forth in the Code. First, the REMIC must fulfill an asset test, which requires that substantially all of the assets of the REMIC as of the close of the third calendar month beginning after the "Startup Day" (generally the date that the Certificates or Bonds are issued) and at all times thereafter consist of "qualified mortgages" and "permitted investments" (generally, temporary investments of collections on qualified mortgages) as those terms are defined in the Code. In addition, a REMIC must also establish reasonable arrangements to insure that residual interests therein are not held by "disqualified organizations" (in general, entities that are not subject to federal income tax). The Pooling and Servicing Agreement will require compliance with the REMIC provisions.

     The Code and applicable regulations define a "qualified mortgage" to include an obligation that is principally secured by interest in real property as those terms are defined in applicable regulations. In addition to the foregoing, in order for a mortgage loan to be a "qualified mortgage," the fair market value of the "interest in real property" (as specifically defined for this purpose) securing the mortgage loan (reduced by certain items, including the amount of any senior liens and a pro rata portion of any parity liens) must equal at least 80% of the adjusted issue price of the mortgage loan (generally, the proceeds of the loan to the borrower) at either (a) the time it was originated or, if the Mortgage Loan has been significantly modified (as described in applicable regulations), the time of such modification, or (b) the time of contribution to the REMIC. Tax Counsel has not independently investigated the qualification of the Mortgage Loans as "qualified mortgages" pursuant to these provisions, but in rendering its opinion has relied on representations of the Depositor in the Trust Agreement.

     If a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or for any year thereafter. In such case, the classification of the REMIC for federal income tax purposes is uncertain. Some Classes of the Certificates or Bonds may continue to be treated as debt instruments for federal income tax purposes. On the other hand, all or a part of the REMIC may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates or Bonds may be treated as stock interests therein and not as debt instruments. The Code grants regulatory authority to the Treasury Department to issue regulations that would grant relief from disqualification where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Any such relief may be accompanied by sanctions, however, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time during which the requirements for REMIC status were not satisfied.

TAXATION OF REGULAR INTEREST CERTIFICATES

     Interest and Acquisition Discount. Certificates that qualify as regular interests in a REMIC ("Regular Interest Certificates") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

     Compound Interest Certificates, Interest Weighted Certificates, and Zero Coupon Certificates will, and other Certificates constituting Regular Interest Certificates may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the "Proposed Contingent Regulations") governing the treatment of contingent payment obligations have recently been proposed. As described more fully below, Code
Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumption. Under Section 1272(a)(6) of the Code, special rules apply to the

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computation of OID on instruments, such as the Regular Interest Certificates, on which principal is prepaid based on prepayments of the underlying assets.
Neither the OID Regulations nor the Proposed Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities and not yet finalized, the Proposed Contingent Regulations may represent the likely method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Proposed Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Certificates.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

     The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See "Variable Rate Certificates" below. In the case of the Compound Interest Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Certificates") will not be "qualified stated interest." In addition, because Certificates Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Certificates may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but Interest would not then be includible in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Certificates is "unconditionally payable."

     The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other

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

than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     The Issuer may adjust the accrual of OID on a Class of Regular Interest Certificates (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Certificates could increase.

     Certain classes of Regular Interest Certificates may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Certificates as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     Certain Series of Certificates may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

     A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

     Interest Weighted Certificates. It is not clear how income should be accrued with respect to a Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Certificates"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Certificates should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under rules comparable to those governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments (although the Proposed Contingent Regulations explicitly do not apply to REMIC regular interests). The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Proposed Contingent Regulations, if they were finalized, and were

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applicable to Interest Weighted Certificates (which, as Section 1272(a)(6)
instruments, are specifically excluded from the scope of the Proposed Contingent Regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "-- Variable Rate Regular Certificates." Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Net Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent that prior income inclusions exceed the total Net Negative Adjustments previously treated as ordinary loss by the Certificateholder, and may be carried forward to offset future interest accruals. At maturity, any remaining Net Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Net Negative Adjustment may be recognized currently or must be carried forward until disposition or retirement of the debt obligation.

     Variable Rate Regular Certificates. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or (ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Certificates, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

     Regular Interest Certificates of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Certificates"). Under the OID Regulations, it appears that Weighted Average Certificates relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate," since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Certificates relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ("Non-Objective Weighted Average Certificates") do not bear interest at an objective or a qualified floating rate and, consequently, are not governed by the rules applicable to VRDI Certificates described above. Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Certificates would be taxed under the rules applicable to contingent payment instruments. As noted above, there currently are no effective regulations governing such instruments. Under the Proposed Contingent Regulations, however, which will not be effective until 60 days after published in final form, it appears that a weighted average of fixed rates would qualify as an objective rate.

     Effect of Defaults and Delinquencies. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually

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realized by the holder in such period. Although the holder of a Regular Interest
Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

     Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Certificates that hold such Certificates in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Market Discount and Premium. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

SALE OR EXCHANGE OF REGULAR INTEREST CERTIFICATES

     A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Certificates is the price such holder pays for a Security, increased by amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificates, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset, except to the extent of (i) accrued market discount and (ii) in the case of a redemption or prepayment of a Regular Interest Security, any OID, including OID that did not previously accrue. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be

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capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

REMIC EXPENSES

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Certificates or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Certificates and the holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "REMIC Expenses" above.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on

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the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Certificates accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Certificates" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Income from Foreclosure Property. To the extent that a REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "income from nonpermitted assets" at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Certificates of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

     The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

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

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Certificates issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Mark-to-Market Rules. Under proposed regulations that are proposed to be effective for residual interests acquired on or after January 4, 1995, a residual interest in a REMIC, or an interest or arrangement that is determined by the Commissioner to have substantially the same effect, is not a "security" for purposes of the mark-to-market rules and accordingly is not eligible to be marked to market.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Bond equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

     The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Certificates is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or

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Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholders. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest." The REMIC Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Bonds is at least 2% of the aggregate of the issue prices of all Regular Interest Certificates and Residual Interest Certificates in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Certificates is at least 20% of the anticipated weighted average life of the REMIC.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Certificates may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Certificates" and "Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in

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

which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (and Servicer, if other than the Master Servicer). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual within the meaning of Code

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

Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

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

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

     Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the

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enhanced potential for applicability of the proposed contingent principal provisions of the Original Proposed OID Regulations.

     Under the contingent principal provisions, "contingent principal" represents the portion of the purchase price in excess of the amount of principal payments. Under this method, the Certificateholder is in effect put on the cash method with respect to interest income at the applicable federal rate. First, each payment denominated "interest" is treated as interest to the extent of accrued and unpaid interest on the debt instrument at the time that the payment is received. Second, the portion of a payment denominated interest that is not treated as interest, as described in the preceding sentence, is treated as a repayment of contingent principal. The interest for any accrual period, other than an initial short period, is the product of the applicable federal rate (published monthly by the Treasury Department) at the time of the debt instrument's issuance and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus the accrued interest for all prior accrual periods, reduced by the total of payments received in all prior periods). The total of the payments denominated interest with respect to the Interest Weighted Certificate that may be treated as principal may not exceed the amount of contingent principal. If the contingent principal has been completely recovered, all subsequent payments will be treated as interest.

     The Original Proposed OID Regulations provide that if all contingent principal is not recovered as of the final payment, then the final payment will be treated as principal to the extent of such unrecovered principal and interest to the extent of the remainder, if any. To the extent the final payment is not sufficient to cover the principal amount, the Certificateholders will recognize a loss. If the loss generating Mortgage Loan was issued by a natural person, such loss may be an ordinary loss since loss recognized on retirement of a debt instrument issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset within the meaning of
Section 1221 of the Code.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the Proposed Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

     Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

     Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Certificates should consult their tax advisers regarding the taxation of the Residual Interest Certificates in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, hereinafter referred to collectively as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

     A final regulation promulgated by the Department of Labor (the "DOL") defining the term "plan assets" was published in the Federal Register (the "DOL Regulation"). Under the DOL Regulation, generally, when a Plan makes an equity investment in another entity (for example, the purchase of a REMIC Certificate), the underlying assets of that entity may be considered Plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. A Plan's investment in Certificates may cause the Loans or other assets comprising or underlying the Primary Assets to be deemed Plan assets. If the Loans or other assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the Loans and other assets. Certain affiliates of the Depositor, including Lehman Brothers Inc., the Underwriter of the Certificates, and Lehman Commercial Paper Incorporated, the parent of the Depositor, might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer or any other Servicer, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the Primary Assets in a Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. Prohibited transactions within the meaning of ERISA and the Code could arise if Certificates are acquired by a Plan with respect to which any such person is a Party in Interest.

     One or more exemptions may be available, however, with respect to any such prohibited transaction, including, but not limited to: Prohibited Transaction Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 95-60, regarding investments by insurance company general accounts; PTE 80-51, regarding investments by bank collective investment funds; PTE 83-1, regarding mortgage pool investment trusts; or PTE 84-14, regarding transactions effected by a "qualified professional asset manager."

     The DOL has issued Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which exempts from the prohibited transaction provisions of ERISA certain transactions involving single family residential mortgage pool investment trusts. With respect to Mortgage Loans secured solely by property consisting of single family residential housing, PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and

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

holding of certain mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool. PTCE 83-1 does not apply to investments in Subordinate Certificates to Certificates that evidence an interest in distributions of principal only. Because certain of the Certificates may, if specified in the related Prospectus Supplement, be Subordinated Certificates or evidence an interest in distributions of principal only or interest only from the pooled Mortgage Loans, PTCE 83-1 will not be applicable to such Certificates.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the maintenance of a system of insurance or other protection for the pooled housing loans and property securing such loans, and for indemnifying certificate holders against reductions in pass-through payments due to property damage or defaults in loan payments; (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(3) a limitation on the amount of the payment retained by the pool sponsor together with other benefits inuring to its benefit, to not more than adequate consideration for selling the housing loans plus reasonable compensation for services provided by the pool sponsor to the loan pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions and where certain parties in interest are fiduciaries with respect to a Plan that acquires a Certificate.

     If a Trust Fund consists of Agency Certificates, then under the terms of the DOL Regulation, even if the acquisition or holding by an ERISA Plan of a Certificate with respect to such Trust Fund were characterized as the acquisition of ownership rights in the assets of the Trust Fund (including the Agency Certificates) such acquisition or holding would not constitute acquisition of ownership rights in the mortgage loans underlying the Agency Certificates.

     In addition, the DOL has granted to Lehman Brothers Inc. an administrative exemption (Prohibited Transaction Exemption 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding, and the subsequent resale by Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans and manufactured home loans such as the Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group Corporation, Moody's Investors Service, Inc., Fitch Investors Service, Inc. or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to the underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Loans to the Trust Fund represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements: (i) no fiduciary (or its affiliate) is an obligor with respect to more than five percent of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in certificates does not exceed twenty-five percent of all of the certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Depositor believes that the Exemption will apply to the acquisition and holding of Certificates rated in one of the three highest applicable rating categories by at least one Rating Agency by Plans and that in such cases all conditions of the Exemption other than those within the control of the investors will have been met. In addition, as of the date hereof, there is no single obligor with respect to Loans included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Exemption or other exemptions, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise set forth in the related Prospectus Supplement, sequences of any series rated in one of the two highest applicable rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are so rated and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Certain sequences of some series may not be rated in one of the two highest applicable rating categories by at least one Rating Agency and, accordingly, will not constitute "mortgage related securities" for purposes of SMMEA. Investors should consult their own legal advisors to determine the extent to which such sequences may be purchased by such investors.

     Under SMMEA, if a State enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in any securities, or require the sale or other disposition of any securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Sec. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Certain regulatory authorities (such as the banking or insurance regulatory authorities) in certain states have issued public statements to the effect that notwithstanding SMMEA, institutions under their jurisdiction may not invest in certain types of mortgage-related securities. In addition, institutions the investment activities of which are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain types of mortgage related securities. Each of the Federal Financial Institutions Examination Council, the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Home Loan Bank Board, the Board of Governors of the Federal Reserve System and the National Credit Union Administration have issued either policy statements or guidelines relating to investments by the institutions regulated by them in various types of mortgage or asset backed or derivative securities, including in particular zero coupon, residual or stripped instruments. In addition, several states have adopted or are considering regulations that prohibit state-chartered savings institutions from purchasing or holding similar types of securities. Under certain of these policy statements or guidelines, certain of such investments (most likely those in zero coupon, residual, stripped or other instruments) will receive increased regulatory scrutiny and may well be considered unsuitable investments for depository institutions other than those having highly sophisticated and well-managed securities portfolios, mortgage portfolios or mortgage banking functions. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of such investor's assets. All investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters, and the material federal income tax consequences of the Certificates will be passed upon for the Depositor, by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell bonds or certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the three highest categories available by any Rating Agency rating the Series.

     The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Certificates to be transferred by the Issuer to a trust, subject to the obligations of the Certificates of such Series, thereby relieving the Issuer of its obligations with respect to such Certificates.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Primary Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the Primary Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be offered through any one or more of the following:
Lehman Brothers Inc., an affiliate of the Depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a Series; or underwriters, agents or dealers selected by such originator (collectively, the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Sequence within such Series, including the name or names of the Underwriters (if known), the proceeds to the Depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

     The Underwriters may or may not be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                    GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Trust Agreement and the Trust Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Trust Agreement for a more complete definition of such terms.

     "Accrual Date" means, with respect to any Multi-Class Series, the date upon which interest begins accruing on the Certificates of the Series, as specified in such Certificates and the related Prospectus Supplement.

     "Accrual Distribution Amount" means, with respect to any Distribution Date for a Multi-Class Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Distribution Date on which all Certificates of the related Series with Stated Maturities earlier than that of such Class of Compound Interest Certificates have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

     "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

     "Agency Certificates" means GNMA Certificates, FNMA Certificates, and FHLMC Certificates.

     "Aggregate Asset Principal Balance" means, with respect to the Mortgage Loans in the Trust Fund, the aggregate of the Asset Principal Balances for all such Mortgage Loans at the time of any determination.

     "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

     "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

     "Asset Group" means a group of individual Primary Assets which share similar characteristics and are aggregated into one group for purposes of assigning a single aggregate Asset Value.

     "Asset Principal Balance" means, with respect to any Mortgage Loan, at the time of any determination, its outstanding principal balance as of the Cut-off Date reduced by all amounts distributed to Certificateholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on such Mortgage Loan.

     "Asset Value" means, unless otherwise specified in the related Prospectus Supplement for a Series, with respect to Primary Assets comprising the Trust Fund for a Multi-Class Series, an amount equal to, as of the date of such determination, the lesser of (a) the present value of the stream of remaining regularly Scheduled Payments of principal and interest on the Primary Assets (less any Retained Interest) through the earlier of (1) the Final Scheduled Distribution Date of the Class of such Series having the latest Final Scheduled Distribution Date or (2) the Distribution Date next succeeding the latest maturity date of such Primary Assets (after taking into account applicable withdrawals from any Funds or Accounts and charges for servicing, insurance and related matters, as specified in the related Prospectus Supplement), together with Reinvestment Income thereon at the Assumed Reinvestment Rate for such Series, from the Assumed Deposit Date to the next succeeding Distribution Date, discounted from such Distribution Date to the date for which such determination is made with the same frequency as payments are made on the Certificates of such Series at the highest Certificate Rate for such Series; provided that if any Class pays more frequently than another

Class, such determination shall be made as provided in the related Series Supplement and (b) the maximum Asset Value specified in the related Prospectus Supplement.

     "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Primary Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any Fund or Account for the Series.

     "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Certificateholders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

     "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy- Down Loan, that meets the requirements set forth herein.

     "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

     "Buy-Down Period" means, with respect to a Buy-Down Loan, the period when the related mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the Buy-Down Loan.

     "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Primary Assets in a Trust Fund.

     "certificate guarantee insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

     "Certificate Rate" means, with respect to any Multi-Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     "Certificates" means the Asset Trust Pass-Through Certificates. "Class" means a Class of Certificates of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Primary Assets in a Trust Fund (or from the Servicers, if any).

     "Compound Interest Certificate" means any Certificate of a Multi-Class Series on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

     "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated in the Trust Agreement for a Series on or before which amounts due and payable with respect to a Primary Asset will not inure to the benefit of Certificateholders of the Series.

     "Cut-off Date Aggregate Asset Principal Balance" means, with respect to the Loans in the Trust Fund as of the Cut-off Date, the Aggregate Asset Principal Balance for all such Loans as of the Cut-off Date, reduced by all payments of principal due on or before the Cut-off Date and not paid, and increased by scheduled payments of principal due after the Cut-off Date but received by the Master Servicer on or before the Cut-off Date.

     "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

     "Deficiency Event" means, with respect to a Series, the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the related Trust Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

     "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust Fund by the Depositor or as to which a Qualifying Substitute Loan is substituted therefor.

     "Depositor" means Structured Asset Securities Corporation.

     "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

     "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Primary Asset.

     "Eligible Investments" means any one or more of the obligations or securities described as such at "THE TRUST AGREEMENTS -- Investment of Funds."

     "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Trust Agreement, as described in the related Prospectus Supplement for a Series.

     "ERISA" means the Employer Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items that are required to be paid to the mortgagee are deposited.

     "Excess Cash Flow" means, with respect to a Multi-Class Series, the amount, if any, by which (a) the cash flow received from the Primary Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration, a division of HUD.

     "FHA Loan" means a fixed-rate housing loan insured by the FHA.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FHLMC Certificate" means a mortgage participation certificate or other pass-through certificate guaranteed by FHLMC as to the timely payment of interest and, except as specified in the related Prospectus Supplement, the ultimate collection of principal, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Primary Assets in the related Trust Fund.

     "Floating Rate" means a Certificate Rate which is subject to change from time to time.

     "Floating Rate Certificate" means any Certificate of a Multi-Class Series which accrues interest at a Floating Rate.

     "Floating Rate Distribution Date" means the Distribution Date for a Class of Floating Rate Certificates, which may be either more or less frequent than the Distribution Date for other Classes of the Series.

     "Floating Rate Period" means the period of time during which a given Certificate Rate applies to a Class of Floating Rate Certificates.

     "FNMA" means the Federal National Mortgage Association.

     "FNMA Certificate" means a guaranteed mortgage pass-through certificate or a stripped mortgage-backed security, the full and timely payment of principal of and interest on which is guaranteed by FNMA, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "FSLIC" means the Federal Savings and Loan Insurance Corporation or any successor thereto.

     "fund or account" means any fund or account, including, without limitation, the Certificate Account or any reserve fund established under the Trust Agreement for a Series, excluding any fund or account not available to make distributions to Certificateholders.

     "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

     "GNMA" means the Government National Mortgage Association.

     "GNMA Certificate" means a mortgage pass-through certificate the full and timely payment of principal of and interest on which is guaranteed by GNMA and issued under either the GNMA I or the GNMA II program, which represents ultimately a proportional beneficial ownership interest in a pool of residential housing loans. A "GNMA I Certificate" is a GNMA Certificate issued under the GNMA I program, and a "GNMA II Certificate" is a GNMA Certificate issued under the GNMA II program.

     "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Certificates of the related Multi-Class Series exceed scheduled payments on such GPM Loan.

     "GPM Certificate" means a Certificate backed by GPM Loans.

     "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments become fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "HUD" means the United States Department of Housing and Urban Development.

     "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Primary Assets.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means, unless otherwise provided in a Supplement, amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multi-Class Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

     "Interest Weighted Certificates" means a Class of Certificates entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the Series than the percentage of principal on such Loans to which it is entitled.

     "IRS" means the Internal Revenue Service.

     "L/C Bank" means the issuer of a letter of credit.

     "L/C Percentage" means the maximum liability of a L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Class of Certificates of the Series.

     "letter of credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

     "Lifetime Mortgage Rate Cap" means the lifetime limit on the Mortgage Rate during the life of each ARM.

     "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

     "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.

     "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     "Manufactured Home Loan" means a loan secured by a Manufactured Home.

     "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Primary Assets for that Series, or the successors or assigns of such Person.

     "Maximum Floating Rate" means, as to any Multi-Class Series, the per annum interest rate cap specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

     "Minimum Floating Rate" means, as to any Multi-Class Series, the per annum interest rate floor specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

     "Minimum Principal Distribution Amount" means, with respect to a Distribution Date for a Multi-Class Series, the amount, if any, by which (a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds (b) the aggregate Asset Value of the Primary Assets for the Series as of that Distribution Date.

     "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rates borne by each Loan.

     "Mortgaged Property" means the real property securing a Mortgage Loan. "Mortgagor" means the obligor on a Mortgage Note.

     "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

     "Multi-Class Series" means a Series of Certificates that may include, Floating Rate Certificates, Compound Interest Certificates and Planned Amortization Certificates, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Primary Assets. With respect to Series of Asset Trust Pass-Through Certificates other than Multi-Class Series, each Class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets, which designation does not change over the term of the Certificates; provided, however, a Series may be so characterized if the designation changes only on account of a subordination feature in one or more Subordinate Classes which protects one or more Senior Classes in the event of failure of timely payment of Primary Assets.

     "1986 Act" means the Tax Reform Act of 1986.

     "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

     "Pass-Through Rate" means the rate of interest paid to the Certificateholders in respect of the Primary Assets.

     "PAC" ("Planned Amortization Certificates") means a Class of Certificates of a Series on which no payment of principal will need to be made until the earlier of the date specified in the related Prospectus Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

     "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Mortgage-Backed Security is issued.

     "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/ servicer under a PMBS Agreement.

     "PMBS Servicer" means the servicer of the Loans underlying a Private Mortgage-Backed Security.

     "PMBS Trustee" means the trustee designated under a PMBS Agreement.

     "Participation Certificate" means a certificate evidencing a participation interest in a pool of Loans.

     "Prepayment Period" means, with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

     "Primary Assets" means the Agency Certificates, Private Mortgage-Backed Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Agency Certificate, Private Mortgage-Backed Security or Loan, as the case may be.

     "Principal Distribution Amount" means, unless specified otherwise in the Prospectus Supplement for a Multi-Class Series, the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

     "Principal Weighted Certificates" means a Class of Certificates entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

     "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Proposed Regulations" means the proposed Treasury regulations issued under Sections 1271-1273 and 1275 of the Code.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgage Properties are located duly authorized and licenced in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status as a REMIC."

     "Reinvestment Income" means any interest or other earnings on Funds or Accounts that are part of the Trust Fund for a Series.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

     "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Trust Agreement.

     "Residual Interest" means a residual interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status as a REMIC."

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Primary Asset and, therefore, is not included in the Trust Fund for the related Series.

     "Scheduled Payments" the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

     "Senior Certificateholder" means the Holder of a Senior Certificate.

     "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

     "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

     "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Primary Assets serviced by such Servicer.

     "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Special Distribution" means, with respect to a Multi-Class Series, a distribution (other than a regular distribution on a Distribution Date) made on account of particular circumstances specified herein.

     "Special Distribution Date" means, with respect to a Multi-Class Series, the date each month (other than any month in which a Distribution Date occurs) on which Special Distributions may be made on Certificates of that Series pursuant to the related Trust Agreement; such date shall be the same day of the month as the day on which Distribution Dates for the Certificates of that Series occurs.

     "Subordinate Certificateholder" means a Holder of a Subordinate
Certificate.

     "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest is subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

     "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Certificates, established pursuant to the related Trust Agreement.

     "Subsidy Account" means a custodial account established by the Master Servicer or the Servicer for a Loan into which subsidy funds contributed by the seller of the property securing the Loan (or by another party) necessary to maintain the scheduled level of payments due on the Loan are deposited.

     "Trust Agreement" means the trust agreement relating to a Series among the Depositor, the Master Servicer, and the Trustee.

     "Trustee" means the trustee under a Trust Agreement, and its successors.

     "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Trust Agreement for a Series of Certificates including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Loans.

     "UCC" means the Uniform Commercial Code.

     "VA" means the Veterans Administration.

     "VA Loans" means housing loans partially guaranteed by the VA.

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======================================================

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby nor an offer of such securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that information herein is correct as of any time subsequent to their respective dates.

                          ---------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                             PAGE
                                             ----
Summary..................................... S- 5
Risk Factors................................ S-13
Description of the Certificates............. S-14
Description of the Mortgage Pools........... S-28
Additional Information...................... S-41
The Master Servicer......................... S-41
The Servicers............................... S-42
Servicing of the Mortgage Loans............. S-44
Trust Agreement............................. S-46
Yield, Prepayment and Weighted Average
  Life...................................... S-47
Certain Federal Income Tax Considerations... S-57
Legal Investment Considerations............. S-59
Use of Proceeds............................. S-59
Underwriting................................ S-59
ERISA Considerations........................ S-59
Legal Matters............................... S-60
Ratings..................................... S-60
Glossary.................................... S-61

                                   PROSPECTUS

                                             PAGE
                                             ----
Prospectus Supplement.......................   2
Additional Information......................   2
Incorporation of Certain Documents by
  Reference.................................   2
Reports to Certificateholders...............   3
Summary of Terms of the Certificates........   3
Risk Factors................................  19
Description of the Certificates.............  22
Yield, Prepayment and Maturity
  Considerations............................  28
The Trust Funds.............................  32
Loan Underwriting Procedures and
  Standards.................................  45
Servicing of Loans..........................  49
Credit Support..............................  60
Description of Mortgage and Other
  Insurance.................................  63
The Trust Agreements........................  69
Certain Legal Aspects of Loans..............  79
Certain Federal Income Tax Considerations...  90
State Tax Considerations.................... 107
ERISA Considerations........................ 107
Legal Investment............................ 109
Legal Matters............................... 110
The Depositor............................... 110
Use of Proceeds............................. 110
Plan of Distribution........................ 111
Glossary.................................... 112

======================================================

======================================================

                                  $145,571,500
                                 (APPROXIMATE)

                                STRUCTURED ASSET
                             SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-2

                            NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION
                                MASTER SERVICER

                          ---------------------------

                             PROSPECTUS SUPPLEMENT

                                OCTOBER 28, 1997

                          ---------------------------

                                LEHMAN BROTHERS

======================================================